      As filed with the Securities and Exchange Commission on April 27, 1999

                                                      REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                      Bombardier Receivables Master Trust I
                      (Issuer with respect to Certificates)

                              --------------------
                    Bombardier Credit Receivables Corporation
                   (Originator of the Trust described herein)
             (Exact name of Registrant as specified in its charter)

           DELAWARE                              9999                     03-0340600
  (State or other jurisdiction       (Primary Standard Industrial      (I.R.S. Employer
of incorporation or organization)     Classification Code Number)      Identification Number)

                                  P.O. BOX 5544
                            BURLINGTON, VERMONT 05402
                                 (802) 655-2824
                   (Address, including zip code, and telephone
                  number, including area code, of Registrant's
                          principal executive offices)
                              --------------------
                               ANDREW BARANOWSKY
                                  P.O. BOX 5544
                            BURLINGTON, VERMONT 05402
                                 (802) 655-2824
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)
                              --------------------
                                   Copies to:

      Steven J. Molitor, Esq.                           Paul Weiffenbach, Esq.
    Morgan, Lewis & Bockius LLP                   Orrick, Herrington & Suteliffe LLP
           101 Park Avenue                               1150 18th Street, N.W.
      New York, New York  10178                         Washington, D.C.  20036

                              --------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is post-effective amendment filed pursuant to Rule 462(d) under that Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              --------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                              Proposed          Proposed
    Title of Each                             Maximum            Maximum          Amount of
 Class of Securities      Amount to be     Offering Price   Aggregate Offering   Registration
   to be Registered        Registered        Per Share*          Price*              Fee
-----------------------------------------------------------------------------------------------
Asset Backed Certificates..$1,000,000           100%           $1,000,000            $278
===============================================================================================

(*) Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933.

     WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

BOMBARDIER RECEIVABLES MASTER TRUST I
ISSUER

$________ FLOATING RATE CLASS A ASSET BACKED CERTIFICATES, SERIES 1999-1

$________ FLOATING RATE CLASS B ASSET BACKED CERTIFICATES, SERIES 1999-1

BOMBARDIER CREDIT RECEIVABLES CORPORATION
DEPOSITOR

BOMBARDIER CAPITAL INC.
SERVICER

                                -----------------

The certificates represent           Bombardier Receivables Master Trust I will issue two classes of certificates.
obligations of the trust only and    The certificates will represent interests in a pool of receivables due from dealers
do not represent interests in or     of consumer, recreational and commerical products under financing arrangements.
obligations of Bombardier
Credit Receivables Corporation,
Bombardier Capital Inc. or any
of their affiliates. The
certificates will not be insured
or guaranteed by any                                                        Class A        Class B        Total
governmental agency.
                                     Initial certificate principal balance  $_____          $_____         $______
INVESTING IN THE CERTIFICATES        Certificate rate(1)                    ______%         ______%
INVOLVES RISKS.  YOU SHOULD          Price to public (2)                    ______%         ______%        $______
CONSIDER CAREFULLY THE               Discounts and commissions              ______%         ______%        $______
INFORMATION UNDER THE CAPTION        Underwriting proceeds to depositor(3)  ______%         ______%        $______
"RISK FACTORS" BEGINNING ON          First interest payment date            ______, 1999    ______, 1999
PAGE __.                             Scheduled first principal payment date ______          ______
                                     Expected final principal payment date  ______          ______
                                     Series termination date                ______          ______

                                     (1)   The pass-through rates for the certificates on any distribution date will be the variable rates shown above, subject to an interest rate cap, as described in this prospectus under "Description of the Offered
                                           Certificates -- Distributions."

                                     (2)   Plus accrued interest, if any, at the applicable pass-through rate from
                                           ____________, 1999.

                                     (3)   Before deducting expenses payable by the Depositor, estimated to be
                                           $[__________].

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

J.P. MORGAN & CO.

                                                                   [UNDERWRITER]

                The date of this Prospectus is __________, 1999.

            IMPORTANT NOTICE ABOUT THE INFORMATION IN THIS PROSPECTUS

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. We are not offering these certificates in any state where the offer is not permitted. The information in this document may only be accurate on the date of this document.

This prospectus includes cross-references to captions in these materials where you can find further discussions about related topics. The following table of contents provides the pages on which these captions are located.

In this prospectus, the terms "we," "us" and "our" refer to Bombardier Credit Receivables Corporation.

                                                         TABLE OF CONTENTS

PROSPECTUS SUMMARY.......................................4                 Discount Option................................87
RISK FACTORS............................................10                 Defaulted Receivables and Recoveries...........87
THE DEPOSITOR AND THE TRUST.............................19                 Investor Charge-Offs...........................88
         The Depositor..................................19                 Optional Repurchase............................89
         The Trust......................................20                 Early Amortization Events......................89
USE OF PROCEEDS.........................................21                 Termination....................................93
THE FLOORPLAN AND ASSET-BASED FINANCING                                    Indemnification................................94
BUSINESS ...............................................21                 Collection and Other Servicing Procedures......95
         General  ......................................21                 Servicer Covenants.............................95
         Creation of the Receivables....................23                 Servicing Compensation and Payment of
         Credit Underwriting Process and Security.......24                           Expenses.............................96
         Payment Terms..................................27                 Certain Matters Regarding the Servicer.........97
         Billing and Collection Procedures..............27                 Servicer Default...............................97
         Revenue Experience.............................27                 Reports  ......................................99
         Relationship with Manufacturers, Importers                        Evidence as to Compliance.....................100
                  and Distributors......................28                 Amendments....................................100
         Monitoring.....................................30                 List of Certificateholders....................101
         Collection Activity............................31                 The Trustee...................................102
         Participation Arrangements.....................32        DESCRIPTION OF THE RECEIVABLES PURCHASE
THE ACCOUNTS............................................32        AGREEMENT..............................................102
         General  ......................................32                 Sale and Transfer of Receivables..............103
         Historical Size................................35                 Representations and Warranties................104
         Delinquency....................................36                 Certain Covenants.............................105
         Loss Experience................................37                 Termination...................................105
         Product Mix....................................38        MATERIAL LEGAL ASPECTS OF THE
         Aging Experience...............................40        RECEIVABLES............................................105
         Geographic Distribution........................41                 Transfer of Receivables and Certificates......105
BOMBARDIER CAPITAL INC..................................42                 Material Matters Relating to Bankruptcy.......108
MATURITY AND PRINCIPAL PAYMENT                                    MATERIAL FEDERAL INCOME TAX
CONSIDERATIONS .........................................43        CONSEQUENCES...........................................109
DESCRIPTION OF THE CERTIFICATES.........................45                 Characterization of the Certificates and
         General  ......................................45                          the Trust............................110
         Interest ......................................46                 Possible Characterization of the Trust as
         Principal......................................47                          a Partnership........................110
         Extension of Initial Principal Payment Date....49                 Possible Characterization of the Trust as
         Book-entry Registration........................50                          a Corporation........................111
         Definitive Certificates........................54                 Taxation of Interest Income to
         Retained Interest and Variable Funding                                     Certificateholders...................111
                   Certificate..........................55                 Sale or Exchange of Certificates..............112
         New Issuances..................................56                 Foreign Investors.............................112
         Supplemental Certificate.......................57                 Information Reporting and Backup
         Conveyance of Receivables and Collateral                                    Withholding.........................114
                   Security.............................58                 State and Local Taxation......................114
         Representations and Warranties.................59        UNDERWRITING...........................................114
         Eligible Accounts and Eligible Receivables.....62        LEGAL MATTERS..........................................116
         Ineligible Receivables.........................64        WHERE YOU CAN FIND MORE................................116
         Addition of Accounts...........................65        REPORTS TO CERTIFICATEHOLDERS..........................116
         Removal of Accounts and Assignment of
                  Receivables...........................67
         Credit Support for the Certificates............69
         Collection Account.............................70
         Excess Funding Account.........................71
         Allocation Percentages.........................72
         Distributions from the Collection Account;
                  Reserve Fund; Principal Account.......81

                               PROSPECTUS SUMMARY

   THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND DOES NOT CONTAIN ALL Of THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE SERIES 1999-1 CERTIFICATES, YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS.

THE TRUST

The trust was formed pursuant to a Pooling and Servicing Agreement, dated as of January 1, 1994, among Bombardier Credit Receivables Corporation, as depositor, Bombardier Capital Inc., as servicer and Bankers Trust Company, as trustee. The trust has issued four series of investor certificates each pursuant to a separate supplement. Three series are outstanding as of ___________.

THE OFFERED CERTIFICATES

The trust will issue a new series of certificates designated as the "Series 1999-1 Certificates." The new series will include the Class A Certificates and the Class B Certificates.

                             Class A          Class B
                           Certificates     Certificates
                           ------------     ------------
Initial principal
balance:                   _________        _________
Certificate rate:          LIBOR + __%(1)   LIBOR + __%(1)

Ratings
(S&P/Moody's):             AAA/Aaa          _________

First interest
  payment date:            __________       _________

Scheduled first
  principal payment
  date:                    __________       _________

Expected final
  principal payment
  date:                    __________       _________

(1) Generally, the certificate rate of the Series 1999-1 Certificates will be subject to a cap based upon the interest rates of the receivables in the trust less the servicing fee rate.

PRINCIPAL PARTIES

Issuer: Bombardier Receivables Master Trust I will issue the Series 1999-1 Certificates.

Depositor: Bombardier Credit Receivables Corporation which is a wholly-owned subsidiary of Bombardier Capital Inc. See "The Deposit and the Trust -- The Depositor" in this prospectus. Bombardier Credit Receivables Corporation's address is P.O. Box 5544, Burlington, Vermont 05402 and its telephone number is (802) 655-2824.

Servicer: Bombardier Capital Inc. will service the receivables on behalf of the trust. Bombardier Capital Inc.'s address is 1600 Mountain View Drive, Colchester, Vermont 05446 and its telephone number is (802) 654-8100.
See "Description of the Certificates--Collection and Other Servicing Procedures" and "Bombardier Capital Inc."

Trustee: Bankers Trust Company, a New York banking corporation acts as trustee for the trust. Bankers Trust Company's address is Four Albany Street, New York, New York 10006 and its telephone number is (212)-250-6652. See "Description of the Certificates -- The Trustee."

TRUST ASSETS

The assets of the trust include:

   receivables arising in accounts established pursuant to inventory security agreements or other agreements entered into with dealers to purchase or finance consumer, recreational and commercial product inventory which have been added to the trust and those which will be added in the future less receivables paid or charged-off and excluding:

   (i) receivables generated in removed accounts or ineligible accounts,

   (ii) receivables removed from the trust from time to time and

   (iii) any undivided interest in the receivables that has been transferred to a third party;

   all funds collected or to be collected with respect of the receivables;

   all funds on deposit in certain accounts of the trust, including the reserve fund, the excess funding account, the principal account and the collection account;

   any enhancement issued with respect to any other series (the Series 1999-1 Certificates do not benefit from such enhancement);

   an assignment of certain of our rights and remedies with respect to the receivables; and

   an assignment of security interests in certain products, contracts or other assets securing the receivables.

Interests in the trust will be evidenced by the Series 1999-1 Certificates, investor certificates of other series, the BCRC Certificate and the Variable Funding Certificate.

We may, at our option, also add accounts established in connection with the extension of credit to (i) dealers to finance working capital needs and (ii) manufacturers and distributors to finance the production, manufacturing and inventory of consumer, recreational and commercial products. See "The Floorplan and Asset-Based Financing Business," "Description of the Certificates--Addition of Accounts" and "--Removal of Accounts and Assignment of Receivables."

All new receivables arising under the accounts during the term of the trust will be transferred by us to the trust. Accordingly, the aggregate amount of receivables in the trust will fluctuate daily as new receivables are generated and as existing receivables are collected, charged off as uncollectible or otherwise adjusted.

PRIOR SERIES AND ISSUANCE OF NEW SERIES

The trust has issued four prior series of investor certificates, three of which are outstanding as of [___________]. We have summarized certain information concerning the outstanding prior series in Annex I to this prospectus. Annex I is hereby incorporated by reference into this prospectus. We may cause the trust to issue one or more new series of investor certificates. See "Description of the Certificates--New Issuances."

DISTRIBUTIONS ON THE SERIES 1999-1 CERTIFICATES

Distributions on your certificates will be made on the 15th day of each month beginning _______, 1999. If the 15th day is not a business day, distributions will occur on the next business day.

THE REVOLVING PERIOD, THE CONTROLLED ACCUMULATION PERIOD, THE INITIAL AMORTIZATION PERIOD AND THE EARLY AMORTIZATION PERIOD

The period your certificates are in will determine the method used for allocating collections on receivables and the timing of payments to you.

The Series 1999-1 Certificates will be in the revolving period from the issuance date to the beginning of the controlled accumulation period unless an "initial amortization period" or "early amortization period" occurs. The Series 1999-1 certificates will be in the controlled accumulation period from the accumulation period commencement date to the date which you have received all payments due to you, unless an "initial amortization period" or "early amortization period" occurs.

The initial amortization period will occur if the servicer elects not to extend the initial payment date. The first date on which the servicer can elect not to extend will be the _________ distribution date. See "Description of the Certificates--Extension of Initial Principal Payment Date."

The early amortization period will begin if certain specified triggering events occur with respect to the trust assets, the servicer or to us. Under certain limited circumstances an early amortization period may end and one of the other three periods will begin. See "Description of the Certificates--Early Amortization Events."

ALLOCATIONS OF COLLECTIONS OF RECEIVABLES AND DEFAULTED RECEIVABLES

The Series 1999-1 Certificates represent the right to receive varying percentages of non-principal collections and principal collections collected during each calendar month. Non-principal collections, principal collections and defaulted receivables for any calendar month will be allocated to the Series 1999-1 Certificates as more fully described under "Description of the Certificates-- Allocation Percentages." Non-principal collections, principal collections and defaulted receivables not allocated to the Series 1999-1 Certificates will be allocated to the other certificates issued by the trust.

Non-principal collections and defaulted receivables at all times and principal collections during the revolving period will be allocated to the Series 1999-1 Certificates based on the floating allocation percentage applicable to the related calendar month. Generally, the floating allocation percentage for any calender month is the percentage, which will never exceed 100%, obtained by dividing the principal amount of the Series 1999-1 Certificates as of each day in such calender month by the total amount of receivables in the trust as of each such day.

During the revolving period, subject to certain limitations, principal collections allocable to the Series 1999-1 Certificates will be allocated to other certificates issued by the trust in exchange for the allocation to the Series 1999-1 Certificates of an equal interest in the receivables that are new or that would otherwise be allocable to other certificates. See "Description of the Certificates--Allocation Percentages," "--Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest" and "--Distributions from the Collection Account; Reserve Fund; Principal Account."

During the controlled accumulation or any type of amortization period, principal collections generally will be allocated to the Series 1999-1 Certificates based on the percentage obtained by dividing the principal amount of the Series 1999-1 Certificates on the last day of the revolving period by the total amount of receivables in the trust. See "Description of the Certificates--Allocation Percentages--Principal Collections for all Series" and "--Distributions from the Collection Account; Reserve Fund--Principal Collections."

INTEREST PAYMENTS

You will receive interest monthly on each distribution date, commencing __________, 1999. The certificates will accrue interest beginning the preceding distribution date (or, in the case of the first distribution date, beginning ________, 1999) to but excluding such distribution date and will be calculated based on the actual number of days elapsed during the related interest period and a 360-day year.

The Class A certificate
rate will equal:                    LIBOR + ___%

The Class B certificate
rate will equal:                    LIBOR + ___%

The trustee will calculate LIBOR as described in "Description of the Certificates--Interest". Generally, the certificate rate for each class of certificates will be subject to a cap based upon the interest rates on the receivables less the servicing fee rate. [You will be reimbursed for any reduction due to this cap on subsequent distribution dates under certain circumstances if funds are available.] See "Description of the Certificates -- Distributions from the Collection Account; Reserve Fund; Principal Account."

Interest payments on the Series 1999-1 Certificates will be derived solely from non-principal collections for the related calendar month, any amount on deposit in the reserve fund, investment proceeds, if any, and, under certain circumstances, available retained collections which are collections on the Series 1999-1 retained interest which is represented by the BCRC Certificate. See "Description of the Certificates--Interest."

PRINCIPAL PAYMENTS

We expect the Class A Certificates to receive one principal distribution equal to the principal balance of the Class A Certificates on the _________ distribution date;

We expect the Class B Certificates to receive, after the Class A certificates are reduced to zero, a principal distribution on the _____________ distribution date.

The Series 1999-1 Certificates will receive principal earlier than expected if the servicer elects not to extend the initial principal payment date. The first date on which the servicer can elect not to extend is the __________ distribution date. See "Description of the Certificates--Extension of Initial Principal Payment Date."

The Series 1999-1 Certificates may also receive principal earlier than expected if certain events occur. See "Description of the Certificates--Early Amortization Events." The final principal distribution on the Series 1999-1 Certificates will be made not later than the ________ Distribution Date.

In addition, on the first distribution date following the monthly period in which an early amortization event occurs or, if applicable, beginning on the initial principal payment date, any amounts on deposit in the excess funding account will be distributed to certificateholders. See "Description of the Certificates--Distributions from the Collection Account; Reserve Fund; Principal Account."

EXCESS FUNDING ACCOUNT

If the receivables in the trust are less than the required amount on the dates described in this prospectus, a deposit to the excess funding account will be required. Amounts in the Excess Funding Account will be made available for payment on the Series 1999-1 Certificates as described under "Description of Certificates--Excess Funding Account."

PRINCIPAL ACCOUNT

During the controlled accumulation period, the servicer will allocate available principal collections, up to a specified amount, to the principal account. Amounts on deposit in the principal account will be withdrawn for distribution on the Series 1999-1 Certificates as described under "Description of the Certificates--Distributions from the Collection Account; Reserve Fund; Principal Account."

REALLOCATION OF EXCESS PRINCIPAL COLLECTIONS

Principal collections and other amounts that are allocated to the Series 1999-1 Certificates and are not needed to make payment to you, may be applied to cover principal distributions to certificateholders or enhancement providers of other series. Principal collections and certain other amounts allocable to other series during any amortization period to the extent they are not needed to make payment with respect to such other series, may be applied as principal distributions on your certificates. See "Description of the Certificates-- Allocation Percentages--Principal Collections for all Series."

CREDIT ENHANCEMENT

Retained Interest: A portion of the interest in the trust represented by the BCRC Certificate retained by us will be allocated to cover amounts payable with respect to the Series 1999-1 Certificates and the monthly servicing fee described below. See "Description of the Certificates--Retained Interest and Variable Funding Certificate" herein.

If the non-principal collections, investment proceeds, amounts in the reserve fund and certain other amounts allocable to the Series 1999-1 Certificates for any monthly period are not sufficient to cover:

   the interest payable on the Series 1999-1 Certificates on the next distribution date (plus any overdue interest and interest thereon);

   the net servicing fee for such distribution date;

   any allocations to the Series 1999-1 Certificates of defaults on the receivables for such distribution date; and

   certain amounts required to be paid by us with respect to adjustments to the balances of the receivables,

a portion of the collections on the retained interest represented by the BCRC Certificate will be applied to make up the deficiency.

It is expected that the retained interest available for the first distribution date will be no less than $___________. The amount available for subsequent distribution dates will fluctuate as described under "Description of the Certificates--Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest." Subject to certain limitations, the retained interest available to make payments on the Series 1999-1 Certificates may be increased at our option. See "Description of the Certificates--Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest."

Reserve Fund: A reserve fund will be established and maintained in the name of the trustee for the benefit of the Series 1999-1 Certificates. On the closing date, we will deposit in the reserve fund an amount equal to $_________. Any amounts on deposit in the reserve fund will be withdrawn to make payments of interest on the Series 1999-1 Certificates and for certain other purposes, and funds withdrawn from the reserve fund may be replenished, in the circumstances described under "Description of the Certificates--Distributions from the Collection Account; Reserve Fund; Principal Account."

Subordination: The Class A Certificates have the benefit of the subordination of the Class B Certificates to the extent described in this prospectus. Generally, the Class A Certificates will receive payments of interest prior to any payment of interest to the Class B Certificates on any distribution date. In addition, no principal payments will be made with respect to the Class B Certificates until the principal balance of the Class A Certificates is reduced to zero. See "Description of the Certificates."

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes the Series 1999-1 Certificates will generally be treated as debt instruments of the trust fund. By acceptance of a certificate you will agree to treat your certificate as debt for federal, state and local income tax purposes. See "Certain Federal Income Tax Consequences."

ERISA CONSIDERATIONS

Generally, you may not acquire Class A Certificates or Class B Certificates if you are purchasing with the assets of a retirement plan, individual retirement plan or other employee benefit plan. See "ERISA Considerations."

RATINGS

The Series 1999-1 Certificates will not be offered unless they receive the ratings indicated on page 4 of this prospectus.

A RATING IS NOT A RECOMMENDATION TO BUY, SELL OR HOLD SECURITIES AND EITHER RATING AGENCY CAN REVISE OR WITHDRAW ITS RATING AT ANY TIME. IN GENERAL RATINGS ADDRESS CREDIT RISK AND DO NOT ADDRESS THE LIKELIHOOD OF PREPAYMENT. See "Risk Factors -- Reduction in the Certificate Rating of Your Certificates Could Have an Adverse Effect on the Value of the Your Certificates."

                                  RISK FACTORS

THE CERTIFICATES MAY LACK LIQUIDITY

         The underwriters intend to make a market for the purchase and sale of the certificates but have no obligation to do so. There is no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at desirable prices.

         The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity could have a severely adverse effect on the prices at which your certificates can be sold.

THERE COULD BE DELAYS OR ACCELERATIONS OF DISTRIBUTIONS ON YOUR CERTIFICATES IF THE TRANSFER OF RECEIVABLES TO THE TRUST IS NOT CONSIDERED A SALE IN THE EVENT OF BANKRUPTCY; THERE COULD BE DELAYS OR REDUCTIONS IN PAYMENTS TO THE TRUST RELATING TO RECEIVABLES IN THE EVENT OF BANKRUPTCY

         Bombardier Capital Inc. and Bombardier Credit Receivables Corporation will treat the transfer of the receivables to the trust to be a sale. However, in the event that Bombardier Capital Inc. or we or one of our affiliates becomes bankrupt, a trustee in bankruptcy may argue that the trust assets were not sold but were only pledged to secure a loan to Bombardier Capital Inc. If that argument is made, you could experience delays or reductions in payments on your certificates. If that argument is successful, the trustee in bankruptcy could elect to sell the receivables and pay down the certificates early. Thus you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment. In addition if the servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the trustee from appointing a successor servicer. Any related delays in servicing could result in increased delinquencies or losses on the receivables.

         Furthermore, in some cases Bombardier Credit Receivables Corporation will sell to the trust receivables in which Bombardier Capital Inc. has not yet funded its obligation to the related manufacturer, importer or distributor. If Bombardier Capital Inc. were to become bankrupt, Bombardier Capital Inc. might be unable to fund such receivables. In these circumstances a manufacturer, importer or distributor might be able to delay or prevent receipt by the trust of payments otherwise owing to the trust with respect to such receivables.
See "The Floorplan and Asset-Based Financing Business -- Creation of the Receivables."

THE LIFE OF YOUR CERTIFICATES IS UNCERTAIN

         If certain events relating to the bankruptcy of Bombardier Capital Inc. or Bombardier Credit Receivables Corporation were to occur, then an early amortization event would occur and additional receivables would no longer be transferred to the trust. If no early amortization event other than our bankruptcy or insolvency exists, then the bankruptcy trustee or Bombardier Credit Receivables Corporation, as debtor in possession may have the power to prevent the early sale, liquidation or disposition of the receivables and the commencement of the early amortization period and may be able to require that new receivables be transferred to the trust. In addition, the trustee, receiver or conservator for us may have the power to cause the early sale of the receivables and the early payment of the certificates or to prohibit the continued transfer of receivables to the trust. See "Certain Legal Aspects of the Receivables--Transfer of Receivables and Certificates" and "--Certain Matters Relating to Bankruptcy."

         Domestic inventory receivables are generally payable by dealers either upon the sale by the dealer of the product or, in certain cases, in accordance with a payment schedule set forth in the related inventory security agreement or other floorplan financing agreement that at the time of creation perfected the security interest in the eligible products. The timing of the sale of the eligible products by dealers is uncertain. Asset-based receivables are expected to be payable as described under "The Floorplan and Asset-Based Financing Business--Payment Terms." There is no assurance that there will be additional receivables created under the accounts or that any particular pattern of repayments will occur. The payment of principal on the certificates is dependent on obligor repayments and the certificates may not be fully amortized on ___________. See "Description of the Certificates--Termination."

         In addition, a significant decline in the amount of receivables generated could cause an early amortization event and thus cause you to receive principal payments earlier than you expect. In certain circumstances, we will be required to designate additional eligible accounts relating to receivables of the same type as those which are then in the trust. Upon transfer of receivables arising under such additional eligible accounts from Bombardier Capital Inc. to us, we will convey the receivables arising under such additional eligible accounts to the trust. If such additional eligible accounts do not exist or the receivables arising in such additional eligible accounts otherwise are not transferred by us when required, an early amortization event will occur and result in the commencement of an early amortization period, although in certain circumstances the resulting early amortization period may terminate and the revolving period recommence. See "Maturity and Principal Payment Considerations" and see also "Description of the Certificates--Early Amortization Events" for a discussion of other events which might lead to the occurrence of an Early Amortization Period.

STATE AND FEDERAL LAW MAY LIMIT THE ABILITIES OF THE SERVICER TO REALIZE ON RECEIVABLES

         Application of federal and state bankruptcy and debtor relief laws could affect your interest in the receivables if such laws result in any receivables being reduced or written off as uncollectible or result in delays in payments due on such receivables. See "Description of the Certificates-- Defaulted Receivables and Recoveries."

         Bombardier Capital Inc. represents and warrants and we represent and warrant that each eligible domestic inventory receivable originated pursuant to an inventory security agreement or other floorplan financing agreement is at the time of creation secured by a first priority perfected security interest in the related product.

         Generally, under applicable state laws, a security interest in consumer, recreational and commercial goods which secure domestic inventory receivables may be perfected by the filing of Uniform Commercial Code financing statements. Bombardier Capital Inc. takes all actions necessary under applicable state laws to perfect such security interest in the related eligible products. However, at the time such product is sold by the obligor under the receivable, the security interest in the product will terminate. Therefore, with respect to domestic inventory receivables originated pursuant to an inventory security agreement or other floorplan financing agreement, if a dealer fails to remit amounts owed with respect to products that have been sold, the related domestic inventory receivables will no longer be secured by those products.

         If asset-based receivables are added to the trust, the obligations represented thereby will at the time of transfer to the trust be secured by a first priority perfected security interest in goods, accounts, work in process, raw materials, component parts or other assets of the related obligor. In the event that asset-based receivables are secured by assets that are subsequently sold by such obligor, the same issues discussed above with respect to domestic inventory receivables may exist with respect to the asset-based receivables.

ADDITIONAL ACCOUNTS MAY HAVE CHARACTERISTICS DIFFERENT FROM THE CURRENT ACCOUNTS; BOMBARDIER CAPITAL INC. HAS LIMITED EXPERIENCE WITH ASSET-BASED RECEIVABLES

         We expect, and in some cases will be obligated, to designate additional accounts, the receivables in which will be conveyed to the trust. Although such additional accounts must be eligible, they may include accounts with criteria different from those which were applied to the accounts previously added to the trust. Such additional accounts may also provide financing for types of products different from those currently included in the trust and subject to certain conditions, asset-based receivables may be added to trust. Consequently, there can be no assurance that accounts designated in the future will relate to the same types of products or will be of the same credit quality as previously designated accounts or that new product types, or other forms of security, if any, that may secure the receivables in new accounts will provide security that is as favorable as that provided by the eligible products securing the receivables currently included in the trust.

         The historical experience of the domestic inventory receivables portfolio is presented under "The Floorplan and Asset-Based Financing Business" and "The Accounts." Because Bombardier Capital Inc. only has limited underwriting and servicing experience, and very limited delinquency, default and loss experience, with respect to its asset-based receivables portfolio, no historical information with respect to the asset-based receivables portfolio or the related accounts is provided in this prospectus. Bombardier Capital Inc. expects to create a number of accounts that will be transferred to the trust in the future. The actual historical experience with respect to these additional accounts that will be held by the trust may be different from the accounts currently held by the trust. There can be no assurance that the historical experience of the portfolio of domestic inventory receivables and asset-based receivables included in the trust in the future will be similar to the receivables currently included in the trust.

SOCIAL, ECONOMIC AND OTHER FACTORS MAY HAVE AN ADVERSE EFFECT ON THE COLLECTION OF AND GENERATION OF NEW RECEIVABLES

         Payment of the domestic inventory receivables is largely dependent upon the retail sale of the related products. Generation of new domestic inventory receivables and of asset-based receivables is dependent upon the general level of sales of eligible products or expected need for eligible products. The level of sales of eligible products and the manufacturing and acquisition of eligible products may change as the result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and customer perception of economic conditions generally.

         The use of incentive programs (e.g., manufacturers' rebate programs) may affect sales. If any of the manufacturers, importers, or distributors of the eligible products were temporarily or permanently no longer in their respective businesses, the rate of sales of eligible products generating domestic inventory receivables and asset-based receivables could decrease, adversely affecting payment rates with respect to the domestic inventory receivables and asset-based receivables and the generation of new domestic inventory receivables and of asset-based receivables. Moreover, if any of the manufacturers, importers or distributors were temporarily or permanently no longer manufacturing, importing or distributing the related eligible products, the loss experience with respect to the related domestic inventory receivables could be adversely affected. Similar issues relate to the asset-based receivables.

         In addition, Bombardier Capital Inc. competes with various other financing sources, including, without limitation, independent finance companies, captive finance companies of manufacturers, banks, investment companies and leasing companies, who are in the business of providing floorplan financing arrangements to dealers.

THE TRUST IS DEPENDENT UPON BOMBARDIER CREDIT RECEIVABLE CORPORATION AND BOMBARDIER CAPITAL INC.

         Neither Bombardier Credit Receivables Corporation nor Bombardier Capital Inc. or any affiliate thereof is obligated to make any payments in respect of the certificates or the receivables, other than the obligation of Bombardier Credit Receivables Corporation or Bombardier Capital Inc. to purchase certain receivables from the trust due to the failure to comply with certain covenants or the breach by us or Bombardier Capital Inc. of certain representations and warranties, as described below and under "Description of the Certificates--Representations and Warranties" and "--Servicer Covenants," and other than certain affiliate support agreements relating to certain receivables described under "The Floorplan and Asset-Based Financing Business--Relationship with Manufacturers, Importers and Distributors". However, the trust is completely dependent upon Bombardier Capital Inc. for the generation of new receivables. The ability of Bombardier Capital Inc. to generate receivables is in turn dependent to a large extent on the sales of eligible products. There can therefore be no assurance that we will continue to generate receivables at the same rate as in prior years. In addition, if Bombardier Capital Inc. were to cease acting as servicer, delays in processing payments on the receivables and information in respect thereof could occur and result in delays in payments to you.

YOUR CERTIFICATES HAVE LIMITED CREDIT ENHANCEMENT

         Credit enhancement of the certificates will be provided by the subordination of the retained interest to the extent as described herein as well as from amounts on deposit in the reserve fund. The Class A certificates will also have the benefit of the subordination of the Class B certificates. The amount of such credit enhancement is limited and will be reduced from time to time as described herein. See "Description of the Certificates--Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest."

SUBORDINATION OF CLASS B CERTIFICATES WILL CAUSE THE CLASS B CERTIFICATES TO BEAR LOSSES PRIOR TO THE CLASS A CERTIFICATES

         The distribution of principal on the Class B certificates will be made subsequent to the distribution in full of principal on the Class A certificates. Investor charge-offs will result in reductions of amounts available to distribute principal on the Class B certificates before any such reductions will be incurred in respect of the Class A certificates.

ANY AMOUNTS ON DEPOSIT IN THE EXCESS FUNDING ACCOUNT WILL EARN INTEREST AT A RATE LOWER THAN THAT OF THE RECEIVABLES

         Funds, if any, deposited in the excess funding account will be subject to certain investment restrictions and, as a result, will likely earn a rate of return lower than the interest rates borne by a comparable amount of receivables. Accordingly, during any period during which funds are on deposit in the excess funding account, such funds will reduce the amount of non-principal collections available to make payments to you.

EXISTENCE OF OTHER SERIES OF CERTIFICATES MAY LIMIT YOUR ABILITY TO TAKE CERTAIN ACTIONS WITH RESPECT TO THE TRUST AND OTHER CONSIDERATIONS WITH A MASTER TRUST

         Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate unpaid principal amount of all outstanding certificates of all outstanding series will be required to permit or to take certain actions, including amending the agreement which created the trust in certain circumstances and directing a reassignment of the entire portfolio of the receivables. In addition, following the occurrence of an insolvency event with respect to us or an early amortization event as a result of our violating our covenant not to create any lien on any receivable, the holders of investor certificates evidencing more than 50% of the aggregate unpaid principal amount of each series or, for series with two or more classes, of each class will be required, together with the holder of the Variable Funding Certificate, to direct the trustee not to sell or otherwise liquidate the receivables; provided, however, that if such sale, disposition or liquidation is being made solely on account of our violation of our covenant not to create any lien on any receivable, the trustee will effect such sale only if the net proceeds would be sufficient to pay accrued interest and the outstanding principal balance of each series.

         The trust, as a master trust, has previously issued four series of investor certificates three of which remain outstanding. The trust may issue additional series of investor certificates. Each series may be represented by different classes within the series.

         A supplement delivered in connection with the issuance of other series will specify certain principal terms applicable to such series. Such principal terms may include provisions creating different or additional security or other credit enhancement, different classes of investor certificates subordinated classes of investor certificates, different methods of allocating collections from the trust and any other amendment or supplement to the agreement which created the trust which is made applicable only to such series.

         There can be no assurance, however, that previously issued series or the issuance of any other series from time to time hereafter might not have an impact on the timing or amount of payments received by you. See "Description of the Certificates--New Issuances." Furthermore, excess principal collections may be available for reallocation to the certificates during any early amortization period, initial amortization period or controlled accumulation period from other series which may shorten the maturity of your certificates. The issuance of an additional series does not require your consent.

THE INTEREST RATE OF YOUR CERTIFICATES WILL BE SUBJECT TO A CAP

         The domestic inventory receivables generally bear interest at the prime rate as published from time to time in the Wall Street Journal plus a margin ranging, as of _________, 1999, from [0]% to [8.5]%. The certificate rates on the Series 1999-1 Certificates will not exceed the weighted average of the interest rates borne by the receivables less 2%, or if Bombardier Capital Inc. is not the servicer, 3%. Subject to certain conditions, Bombardier Capital Inc. may reduce the interest rates applicable to any of the receivables. Furthermore, as of _________, 1999, approximately ____% (by principal balance) of all domestic inventory receivables did not bear interest. A reduction in interest rates on any receivables, or the inclusion of non-interest bearing receivables in the trust, could have the effect of reducing or possibly eliminating the positive spread, if any, between the cap described above and the Class A certificate rate or the Class B certificate rate based upon LIBOR, with a corresponding risk of a reduction in yield to you.

REDUCTION IN THE CERTIFICATE RATING OF YOUR CERTIFICATES COULD HAVE AN ADVERSE EFFECT ON THE VALUE OF YOUR CERTIFICATES

         It is a condition to the issuance of the certificates that the Class A certificates be rated "AAA" (or the equivalent) and that the Class B certificates be rated at least "A" (or the equivalent) by at least one nationally recognized rating agency. A rating is based primarily on the credit underlying the receivables and the level of subordination of the retained interest and amounts on deposit in the reserve fund and, in the case of the Class A Certificates, the subordination of the distribution of principal and interest on the Class B Certificates to the prior distribution of principal and interest of the Class A certificates.

         The rating addresses the likelihood of the ultimate payment of principal and timely payment of interest on the certificates. A rating agency does not evaluate, and a rating of the certificates does not address the likelihood that any amounts not paid to you because of the interest rate cap on the certificates will be paid or the likelihood of payment in full of the outstanding principal balance of the certificates on their expected final payment dates. A rating is not a recommendation to buy, sell or hold securities, inasmuch as such rating does not comment as to the market price or suitability for a particular investor.

         There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances so warrant. Any such suspension, reduction or withdrawal in the ratings assigned to the certificates would probably reduce the market value of the certificates and may affect your ability to sell them.

BOOK-ENTRY REGISTRATION WILL LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS DIRECTLY; THE LACK OF PHYSICAL CERTIFICATES MAY CAUSE DELAYS IN PAYMENT AND DIFFICULTIES IN PLEDGING

         Your certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for The Depository Trust Company and will not be registered in your name or your nominee. Because of this you will not be recognized by the trustee as a "Certificateholder". Unless definitive certificates are issued, you will only be able to exercise your rights indirectly through The Depository Trust Company, Cedel Bank, societe anonyme, Euroclear System and their participating organizations. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

         You may hold certificates only in book-entry form through The Depository Trust Company, the Euroclear System or Cedel Bank, societe anonyme. Your ability to pledge a certificate to a person that does not participate in those systems may be limited because of the lack of a physical certificate. In addition certificate payments will not be made directly to you. Instead, the trustee or its paying agent will send all distributions to The Depository Trust Company, which will then credit those distributions to the participating organizations. Those organizations must in turn credit accounts you have either directly or indirectly through indirect participants for you to receive your payments. This may cause you to experience some delay in receiving payments on the your certificates.

GEOGRAPHIC CONCENTRATION MAY CREATE ADDITIONAL RISKS

         We expect approximately ___%, ___%, ___%, ___%, ___% and ___% of the obligors under the receivables (by aggregate principal balance as of the cut-off date) to be located in the States of ________, _________, _________, _________,
_________ and ________, respectively. Consequently, losses on the receivables and resultant payments on the offered certificates may, both generally and particularly, be affected significantly by deterioration of economic conditions in such states.

YEAR 2000 READINESS DISCLOSURE: YOU COULD BE ADVERSELY AFFECTED IN ABSENCE OF YEAR 2000 COMPLIANCE

         Bombardier Capital Inc. has made efforts to identify, modify or replace computer systems which are not year 2000 compliant and to address other related issues associated with the change of the millennium, although there is no assurance these efforts will be fully successful. In the event that computer problems arise out of a failure to identify, modify or replace appropriate systems on time, or in the event that the computer systems of Bombardier Capital Inc., the trustee or certain external suppliers are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the receivables could materially and adversely affect the holders of the certificates.

         With respect to the year 2000 problem, the Depository Trust Company has informed members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions, including principal and interest payments, to certificate holders, book-entry deliveries, and settlement of trades within the Depository Trust Company, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Depository Trust Company's plan includes a testing phase, which is expected to be completed within appropriate time frames. Bombardier has not independently verified the information provided to it by the Depository Trust Company.

         However, the Depository Trust Company's ability to perform properly its services is also dependent upon other parties, including but not limited to, its participating organizations, through which you will hold your certificates, as well as the computer systems of third party service providers. Depository Trust Company has informed the financial community that it is contacting and will continue to contact third party vendors from whom the Depository Trust Company acquires services to:

               impress upon them the importance of such services being year 2000 compliant; and

               determine the extent of their efforts for year 2000 remediation, and, as appropriate, testing, of their services.

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


In addition, the Depository Trust Company has stated that it is in the process of developing such contingency plans as it deems appropriate.

         If problems associated with the year 2000 problem were to occur with respect to the Depository Trust Company and the services described above, payments to you could be delayed or otherwise adversely affected.

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


                           THE DEPOSITOR AND THE TRUST

THE DEPOSITOR

         Bombardier Credit Receivables Corporation (the "DEPOSITOR" or "BCRC"), a wholly-owned subsidiary of Bombardier Capital Inc., ("BCI") and an indirect wholly-owned subsidiary of Bombardier Corporation Inc., was incorporated on November 9, 1993. The Depositor was organized for limited purposes, which include purchasing receivables, beneficial ownership interests and participation interests in receivables, debt obligations secured by receivables and other forms of indebtedness and transferring such receivables, interests, debt obligations and indebtedness to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes (including, without limitation, entering into and performing its obligations under the Pooling and Servicing Agreement and the Receivables Purchase Agreement).

         The Depositor's mailing address is P.O. Box 5544, Burlington, Vermont 05402. The Depositor's telephone number is (802) 655-2824.

         The Depositor has taken steps intended to assure that the voluntary or involuntary application with respect to Bombardier Corporation or BCI for relief under the Bankruptcy Code or other bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally (collectively, "INSOLVENCY LAWS") will not result in the substantive consolidation of the assets and liabilities of the Depositor with those of Bombardier Corporation or BCI. These steps include the creation of the Depositor as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Depositor's business, as described above, and a restriction on the Depositor's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). The Depositor's certificate of incorporation includes a provision that requires it to have among its directors at least two directors who qualify under the certificate of incorporation as independent directors. However, there can be no assurance that the activities of the Depositor would not result in a court concluding that the assets and liabilities of the Depositor should be substantively consolidated with those of Bombardier Corporation or BCI in a proceeding under any Insolvency Law.

         In addition, tax and certain other statutory liabilities, such as liabilities to the Pension Benefit Guaranty Corporation relating to the underfunding of pension plans of Bombardier Inc. or any of its subsidiaries including Bombardier Corporation and BCI, can be asserted against the Depositor. To the extent that any such liabilities arise after the transfer of Receivables to the Bombardier Receivables Master Trust I (the "TRUST"), the Trust's interest in the Receivables would be prior to the interest of the claimant with respect to any such liabilities. However, the existence of a claim against the Depositor could permit the claimant to subject the Depositor to an involuntary proceeding under the Bankruptcy Code or other Insolvency Law.

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


THE TRUST

         The Trust was formed under and is administered in accordance with the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Depositor conveys to the Trust, without recourse, the receivables arising under the Accounts (the "RECEIVABLES"). The Depositor has previously sold investor certificates representing interests in the assets of the Trust, and from time to time, the Depositor may offer other series of investor certificates representing interests in the assets of the Trust (each, including the Certificates offered by this prospectus, a "SERIES"). To date, the Trust has issued the Series 1994-1 Certificates, the Series 1996-1 Certificates, the Series 1997-1 Certificates and the Series 1997-2 Certificates. The Series 1994-1 Certificates are no longer outstanding. The property of the Trust consists of the Receivables existing in the Accounts on January 1, 1994 (the "INITIAL CUT-OFF DATE") the Receivables existing in the Additional Accounts added since the issuance of the Series 1994-1 Certificates as set forth in Annex II hereto and all Receivables generated in the Accounts from time to time thereafter during the term of the Trust. The property of the Trust will also include Receivables generated in Accounts added to the Trust from time to time hereafter. In each case the Receivables are reduced by Receivables paid or charged-off and exclude (i) Receivables generated in Removed Accounts or Ineligible Accounts after the applicable Removal Commencement Date, (ii) Receivables removed from the Trust from time to time after the Initial Cut-Off Date, and (iii) Participation Interests in the Receivables that have been transferred to third parties as described under "The Floorplan and Asset-Based Financing Business--Participation Arrangements" and "Description of the Certificates--Removal of Accounts and Assignment of Receivables." The property of the Trust includes an assignment of substantially all of BCRC's rights and remedies under the Receivables Purchase Agreement, all funds collected or to be collected in respect of such Receivables included as property of the Trust, all funds on deposit in certain accounts of the Trust, including funds on deposit in the Excess Funding Account, the Principal Account, the Collection Account and the Reserve Fund, an assignment of security interests in certain products, contracts or other assets securing such Receivables relating to such Receivables included as property of the Trust (the "COLLATERAL SECURITY"), and any letter of credit, surety bond, cash collateral account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, subordination, interest rate swap agreement or other similar arrangement (each, an "ENHANCEMENT") issued for the benefit of any other Series. See "Description of the Certificates--Addition of Accounts." See "Description of the Receivables Purchase Agreement" for a summary of certain terms of the Receivables Purchase Agreement.

         The property of the Trust may in the future include Enhancements for the benefit of investor certificateholders of other Series. The
Certificateholders will not have any interest in any Enhancement provided for the benefit of the investor certificateholders of other Series.

         The Trust was formed for the transactions relating to the issuance of certificates such as the Series 1994-1 Certificates, the Series 1996-1 Certificates, the Series 1997-1 Certificates, the

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


Series 1997-2 Certificates, the Series 1999-1 Certificates and similar transactions, as contemplated by the Pooling and Servicing Agreement, and prior to formation had no assets or obligations. The Trust has not engaged and will not engage in any business activity, other than as described herein, but rather will only acquire and hold the Receivables and the other assets of the Trust and proceeds therefrom, issue the Floating Rate Class A Asset Backed Certificates, Series 1999-1 (the "CLASS A CERTIFICATES"), the Floating Rate Class B Asset Backed Certificates, Series 1999-1 (the "CLASS B CERTIFICATES," and together with the Class A Certificates, the "CERTIFICATES"), other Series of investor certificates, the BCRC Certificate and the Variable Funding Certificate, issue additional Series and make payments thereon and related activities. As a consequence, the Trust is not expected to have any need for, or source of, capital resources other than the assets of the Trust.

See also "Description of the Certificates--The Trustee."

                                 USE OF PROCEEDS

         The net proceeds from the sale of the Certificates will be paid to the Depositor, which will use such proceeds, except the portion used to fund the Reserve Fund, to repay amounts owing to BCI under the Note or to purchase Receivables from BCI and to provide for amortization of a portion of the principal amount of the Series 1996-1 Certificates or the Series 1997-2 Certificates. BCI will use the related proceeds to reduce commercial paper borrowings and for general corporate purposes.

                THE FLOORPLAN AND ASSET-BASED FINANCING BUSINESS

GENERAL

         The following discussion includes descriptions of the Domestic Inventory Receivables and the Asset-Based Receivables. Currently, however, the receivables in the Trust (the "POOL") consists solely of Domestic Inventory Receivables. The Pool may, in the future, include Asset-Based Receivables as provided herein. The descriptions below of practices and procedures apply to current practices and procedures; these practices and procedures may change over time.

         Without limiting the foregoing, BCI expects to provide financing to additional dealers, and directly to manufacturers and distributors. In addition, BCI expects that the financing needs of Obligors will change over time, whether as a result of seasonality or other changes in such Obligors' businesses. In certain cases, designated Accounts and the Receivables arising thereunder transferred to the Trust have been acquired by BCI (or an affiliate of BCI) from another lender and Accounts and the Receivables arising thereunder may in the future be acquired from other lenders. Accordingly, the types of credit arrangements designated as Accounts and the Receivables arising thereunder that are transferred to the Trust, the products or other assets financed by those Receivables and the security, if any, provided in connection with such arrangements, are expected to change over time, and the relative proportions of the various

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


types of credit arrangements and collateral may change over time. Consequently, there can be no assurance that Additional Accounts designated in the future will relate to the same types of products or will be of the same credit quality as previously designated Accounts or that the Receivables in the new Accounts will be supported by the same security that is currently provided for the Domestic Inventory Receivables. The (a) designation of Additional Accounts and (b) addition of Asset-Based Receivables are subject to satisfaction of certain conditions described herein under "Description of the Certificates--Addition of Accounts."

         Currently, the Receivables sold to BCRC consist solely of extensions of credit and advances (referred to as inventory, wholesale or floorplan financing) made by BCI, an affiliate of BCI or another lender and acquired by BCI or one of its affiliates to dealers (as of __________, 1999, approximately ____ Eligible Obligors) of consumer, recreational and commercial products ("DOMESTIC INVENTORY RECEIVABLES"). The Receivables may, at the options of BCI and BCRC (but subject to certain conditions), also consist of extensions of credit and advances by BCI (or an affiliate) (or made by another lender and acquired by BCI or one of its affiliates) to (i) dealers to finance such dealers' working capital needs and
(ii) manufacturers and distributors to finance such manufacturers' and distributors' production, manufacturing and inventory of consumer, recreational and commercial products ("ASSET-BASED RECEIVABLES") (such dealers, manufacturers and distributors, together with the dealers referred to in the preceding sentence, the "OBLIGORS"). BCI is under no obligation to cause Asset-Based Receivables to be included in the Trust. No selection procedures believed by BCI to be adverse to the holders of the Certificates were or will be used in selecting the Receivables to be sold or contributed to BCRC. The accounts (whether or not they would be "Eligible Accounts") with respect to Domestic Inventory Receivables are referred to in this section and in the historical information provided under the sections "The Accounts" and "Maturity and Principal Payment Considerations" as the "BCI DOMESTIC INVENTORY PORTFOLIO." The BCI Domestic Inventory Portfolio does not include extensions of credit with respect to rental cars. [BCI has agreed to not add rental car related receivables to the Trust.] The Domestic Inventory Receivables are secured by the products financed for such dealers and occasionally by mortgages, assignments of certificates of deposit or letters of credit. The Asset-Based Receivables would be generally expected to be secured by finished goods inventory, accounts receivable arising from the sale of such inventory, certain work-in-process, raw materials and component parts, as well as other assets of the borrower.

         With respect to Domestic Inventory Receivables, BCI generally provides dealers with inventory financing by paying to manufacturers, importers or distributors the wholesale cost of inventory items purchased by such dealers. These dealers are located in the United States and the Domestic Inventory Receivables are denominated in U.S. dollars.

         In most instances a manufacturer, importer or distributor may make a number of financing sources other than BCI available to its dealers. BCI has, however, in the past entered into, and may in the future enter into, captive financing arrangements with manufacturers, importers or distributors whereby BCI is made the primary source of financing for such manufacturer's, importer's or distributor's dealers. In some cases, BCI has in the past offered

(and BCI may in the future offer) attractive financing rates in order to obtain captive financing arrangements with certain manufacturers, importers or distributors.

         Asset-Based Receivables that may be sold to the Trust would be generally expected to arise from asset-based revolving credit facilities provided to dealers, manufacturers and distributors and would be denominated in U.S. dollars.

         As of _________, 1999, no single Obligor represented more than __% of the BCI Domestic Inventory Portfolio.

         BCI primarily provides secured financing to dealers located principally in the United States for the purchase of recreational, consumer and commercial products from specified manufacturers and distributors. The principal products for which BCI currently provides inventory financing (also referred to as wholesale or floorplan financing) include (i) recreational products manufactured by Bombardier (such as Ski-Doo snowmobiles, Sea-Doo personal watercraft, sport boats, neighborhood vehicles and all-terrain vehicles and related parts and accessories), (ii) marine products (boats, motors and trailers) which are not Bombardier products, (iii) manufactured housing, (iv) recreational vehicles, trailers and campers and specialty vehicles and (v) other recreational products not manufactured by Bombardier Inc. [The Company is in the process of developing financing opportunities including those involving consumer electronics and appliances, heating, air-conditioning and ventilation equipment, machine tools and keyboard musical instruments.] As of [January 31, 1999], BCI was providing inventory financing to approximately [3,731] dealers located throughout the United States for products sold by approximately [603] manufacturers and distributors. BCI expects to expand the type of products for which it provides domestic inventory financing in the future. As of ________, 1999, approximately ___% (based on outstanding receivables) or ___% (based on financing volume for the ___ month period ended _________, 1999) of the Domestic Inventory Receivables were attributable to products manufactured by Bombardier Inc. or its subsidiaries.

         The products for which BCI expects to provide dealer, manufacturer or distributor financing (which gives rise to Asset-Based Receivables) are expected to be varied. Generally Asset-Based Receivables would be expected to involve BCI providing extensions of credit and advances to dealers to finance their working capital needs and to manufacturers and distributors to finance such manufacturers' and distributors' production and inventory of consumer, recreational and commercial products. The types of products covered by Domestic Inventory Receivables and Asset-Based Receivables may change over time.

         BCI services the Domestic Inventory Receivables, and expects to service the Asset-Based Receivables, through its executive offices in Colchester, Vermont and through various regional offices or subsidiaries.

CREATION OF THE RECEIVABLES

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


         Domestic Inventory Receivables. BCI typically finances 100% of the wholesale invoice price of new inventory financed by U.S. dealers through BCI. Receivables in respect of the inventory are generally originated concurrently with the shipment of such inventory to the financed dealers. BCI generally will advance funds directly to the manufacturer, importer or distributor on behalf of the dealer. In some cases, although BCI will have incurred the obligation to make an advance, BCI will negotiate a delay in funding the advance for a period ranging, in most cases, from a few days up to [15] days for Eligible Products not manufactured by affiliates of BCI [, and ranging in some instances up to 30 days for Eligible Products manufactured by affiliates of BCI,] after the date of the invoices. Any such receivable that is funded on a delayed basis will not be an Ineligible Receivable because of such receivable's being funded on a delayed basis. Such receivable if otherwise eligible will be transferred to the Trust and included in the Pool Balance even though such receivable is not funded by BCI until a later date. BCI and the manufacturer may also agree that BCI may discount the invoice price of the inventory ordered by the dealer. Under such an arrangement, the manufacturer will deem itself paid in full upon receipt of such discounted amount. In most cases, the products with respect to which BCI provides domestic inventory financing are new products. However, in limited circumstances, BCI provides financing of used or trade-in inventory acquired by dealers for whom BCI provides inventory financing.

         Once a dealer has commenced the floorplanning of a manufacturer's, importer's or distributor's inventory through BCI, BCI, if requested, will generally finance all purchases of inventory by such dealer from such manufacturer, importer or distributor, up to the credit limits established from time to time for such dealer. BCI may limit or cancel this arrangement if a dealer fails to perform its obligations under its inventory security agreement or other floorplan financing agreement with BCI, if the relevant manufacturer, importer or distributor fails to perform its obligations under its repurchase agreement, if the aggregate outstanding amount of receivables with respect to any one manufacturer, importer or distributor reaches BCI's predetermined limit or if the dealer (or manufacturer, importer or distributor) is experiencing financial difficulties.

         Asset-Based Receivables. BCI expects to offer extensions of credit and advances to dealers to finance such dealers' working capital needs and to manufacturers and distributors to enable such manufacturers and distributors to finance production, manufacturing and inventory of consumer, recreational and commercial products. Asset-Based Receivables would typically be expected to involve a revolving line of credit, for a contractually committed period of time, pursuant to which the borrower may receive extensions of credit, subject to availability of adequate collateral. The amount of Asset-Based Receivables arising under an Account at any time would be determined primarily by the financing needs of the borrower.

CREDIT UNDERWRITING PROCESS AND SECURITY

         Domestic Inventory Receivables. BCI's credit underwriting process generally begins by obtaining the endorsement of its program by a manufacturer, importer or distributor. The manufacturer, importer or distributor of the goods financed by BCI also generally agrees to provide certain protections to BCI through a repurchase agreement. Under the repurchase agreement, the manufacturer, importer or distributor generally agrees for a specified period of time (in most cases one to two years after the dealer purchases the goods financed) to repurchase any of its goods that were financed by BCI and which have been repossessed by BCI after a dealer defaults, subject to certain conditions which are contained in the agreements (for further discussion of repurchase agreements, see "-- Relationship with Manufacturers, Importers and Distributors" below). Thereafter, BCI will, with the assistance of such manufacturer, importer or distributor, generally prepare and distribute promotional material for the purpose of encouraging all eligible and credit worthy dealers of such manufacturer, importer or distributor to participate in the program. In certain cases, the manufacturer, importer or distributor is the primary promoter of the program offered by BCI.

         A list of dealers together with the recommended credit line limits for such dealers is generally obtained from the manufacturer, importer or distributor. The dealers are then normally contacted by either BCI's telemarketing department or personnel from BCI's field force. If a dealer is interested in the program, an application for financing is completed. After receipt of such application, BCI currently investigates the dealer by reviewing, among other things, the dealer's financial statements, trade references, past actual performance and anticipated future performance and personal credit history. Upon approval, credit limits are established for approved dealers and the dealer executes an inventory security agreement or other floorplan financing agreement in favor of BCI. Credit limits are generally subject to different levels of management approval generally based on the amount of the proposed credit limit.

         Domestic inventory financing originated by BCI is typically documented by an inventory security agreement or other floorplan financing agreement providing for a security interest in favor of BCI in all inventory of the dealer the purchase of which was financed or floorplanned by BCI. The agreements generally also set forth the dealer's obligations with respect to repayment, the maintenance and security (including insurance) of the inventory, remedies of BCI upon a default by such dealer and other matters relating to the dealer's inventory and business and BCI's rights. The inventory security agreements and other floorplan financing agreements generally require the dealer to maintain insurance (for the benefit of BCI) with respect to the inventory being financed by BCI. Although BCI's right to the proceeds of such insurance will not be transferred by BCI to BCRC (or by BCRC to the Trust), BCI has agreed under the Pooling and Servicing Agreement to treat such insurance proceeds received by BCI as collections on the related Domestic Inventory Receivables.

         BCI generally holds a security interest in each item financed until it is sold by the dealer. The inventory security agreements and other floorplan financing agreements generally also require the dealer to take (or assist BCI in taking) all actions as may be necessary for BCI to perfect its security interest in the financed products. Usually the dealer is required to repay the financed amount upon sale of the inventory, or within a specified period of time. In certain cases a dealer may be permitted to extend its obligations for unsold inventory for limited periods of time. In cases where the dealer is required to repay the financed amount pursuant to a payment schedule, the inventory being financed may be sold before the scheduled payment date of the related receivable. As a result, BCI would no longer hold a security interest in the sold inventory.

         BCI may also acquire Domestic Inventory Receivables underwritten by third-party lenders, and although such receivables may not arise in an account pursuant to an inventory security agreement or other floorplan financing agreement established by BCI, such account will satisfy BCI's customary underwriting standards.

         BCI generally maintains an active and ongoing relationship with the dealers to whom it provides floorplan financing and generally reevaluates individual dealers' credit limits (i) prior to increasing such credit limit,
(ii) on an annual basis and (iii) if a dealer is experiencing financial difficulties or is not complying with its obligations under its inventory security agreement or other floorplan financing agreement with BCI. BCI reserves the right to deny any new or increased credit requests. At times, based upon BCI's relationship with the manufacturer, importer or distributor and, in the case of a manufacturer, importer or distributor who has entered into a repurchase agreement, the past practice of such manufacturer, importer or distributor in performing its obligations under such repurchase agreement (discussed under "--Relationship with Manufacturers, Importers and Distributors" below), BCI may establish a dealer line of credit that would otherwise not be granted on the strength of dealer credit alone.

         Asset-Based Receivables. BCI's credit underwriting process with respect to Asset-Based Receivables is expected to give consideration to a variety of factors, including, among others, the financial condition of the borrowing entity, its credit history and relationship with current and previous lenders and its historical performance and trends. Upon satisfaction of certain credit criteria, terms and conditions, an account would be approved for a revolving line of credit, the size of which would be based on a variety of factors including the need of the borrower.

         Upon approval of the credit, an evaluation of the borrowing base of the borrower would be performed and advance rates would be established based on the type of collateral. For purposes of evaluating items such as finished goods inventory, work-in-process, raw materials, component parts and real estate, an independent appraisal may be obtained and used in connection with establishing advance rates. With respect to accounts receivable, eligibility criteria, typically excluding items past due in excess of, or aged over, a specific number of days from invoice date, would be established, and concentration limits would be set with respect to the individual items within the receivables base. Next, an advance rate on eligible receivables would be determined based on a review of historical and projected data, giving consideration to factors such as credit loss experience, dilution, contingent sales and aged items. The intended result of the above analyses would be to set eligibility criteria and advance rates such that, upon any necessary collateral liquidation, BCI would fully recover any principal dollars advanced on the revolving line of credit.

         The adequacy of the borrowing base would be monitored periodically. In addition, the financial condition of the borrower would be monitored in connection with financial covenants set forth in the loan agreements, and the borrower would be subject to audit by BCI.

PAYMENT TERMS

         Domestic Inventory Receivables. BCI is generally entitled to receive repayment in full of the related loan upon sale of the inventory for which floorplan financing has been provided. This payment system is commonly known as the Pay-as-Sold Program. Interest is generally payable monthly. See "--Billing and Collection Procedures" below. A scheduled payment program is made available in limited instances to certain manufacturer's, importer's and distributor's eligible dealers pursuant to which such dealers may schedule the repayment of financed inventory over several months (generally 90 to 180 days), whether sold or not. The sum of all payments under the scheduled payment program will equal the advance to the dealer, which advance in most cases will be the full price of the financed product (rather than the discounted price which is paid to the manufacturer, importer or distributor in scheduled payment situations), plus in certain instances interest on the amount advanced to the dealer. In certain cases where there is a scheduled payment program, there is no interest collected on such Domestic Inventory Receivable, since the advances were made at a discount from the face amount of the receivables. See "Description of the Certificates--Discount Option." The first payment is generally due 30 days from the invoice date and subsequent payments are generally due each 30 days thereafter.

         Asset-Based Receivables. Obligors would be generally obligated to pay interest on outstanding borrowings pursuant to a schedule, which normally would be expected to be monthly or quarterly. Principal payments and draws would also generally be settled on a periodic basic (which may be weekly, monthly or quarterly) or, if earlier, when and to the extent principal outstanding balances exceed eligible collateral at negotiated advance rates (i.e., the maximum percentage of the borrowing base, or portion thereof, that the borrowed amount can represent).

BILLING AND COLLECTION PROCEDURES

         Domestic Inventory Receivables. A statement setting forth billing and related account information is prepared by BCI and generally mailed or otherwise transmitted to each dealer on a monthly basis. Each dealer's statement is generally generated and distributed on the second or third day following BCI's month-end cut-off date. Interest and other non-principal charges are usually required to be paid by the fifteenth day of each month and in all cases prior to the month-end cut-off date for the month in which such amounts are generally billed. Both interest and other non-principal charges are generally billed in arrears. Generally, dealers remit payments to bank lock boxes. In cases where a manufacturer, importer or distributor is responsible for a payment (such as interest payments in certain situations), billing goes to such manufacturer, importer or distributor.

REVENUE EXPERIENCE

         Domestic Inventory Receivables. BCI generally charges dealers interest at a floating rate determined by BCI on each business day. BCI is currently determining the rate to be the "prime rate" designated in the "Wall Street Journal," plus a spread generally ranging from 0% to 8.5% per annum based on risk and/or other factors including the manufacturer's, importer's or distributor's support of the dealer. The interest rate for any given period is the average daily prime rate plus the applicable spread and is applied to the average balances outstanding during the applicable period. The average spread over the average prime rate charged to dealers for the Domestic Inventory Receivables and the average prime rate for the fiscal years ended January 31, 1999, 1998, 1997, 1996 and 1995 is set forth in the chart below.

                          AVERAGE SPREAD AND PRIME RATE

Year Ended
January 31             1999      1998      1997       1996       1995
Average Spread
over Prime Rate

Average Prime
Rate

Spread plus
Prime Rate

         There is seasonality in the level of outstanding Domestic Inventory Receivables and in repayments of principal. See "Maturity and Principal Payment Considerations." Dealer inventory financed by Domestic Inventory Receivables typically increases during the fall and winter months reaching a peak during the late winter or early spring, at which point the outstanding Domestic Inventory Receivables then begin liquidating during the spring and summer. In large part, this seasonality is attributable to the Domestic Inventory Receivables related to marine products and Bombardier products.

RELATIONSHIP WITH MANUFACTURERS, IMPORTERS AND DISTRIBUTORS

         Domestic Inventory Receivables. BCI's primary marketing focus is the manufacturer, importer or distributor of the financed product. Affiliates of BCI (which manufacture Ski-Doo snowmobiles, Sea-Doo personal watercraft sport boats, neighborhood vehicles and all-terrain vehicles, and related parts and accessories) manufacture products which are financed directly by BCI. Such affiliate manufactured products resulted in Domestic Inventory Receivables representing in the aggregate, as of _________, 1999, approximately ___% of BCI's Domestic Inventory Receivables portfolio. With the exception of four independent manufacturers who accounted, as of _________, 1999, for approximately ___%, ___%, ___% and ___%, respectively, of BCI's Domestic Inventory Receivables portfolio, no other manufacturer, importer, or distributor currently accounts for more than 2% of BCI's Domestic Inventory Receivables portfolio.

         In most instances, rates, terms and procedures are agreed upon at the manufacturer, importer or distributor level, although for large dealers specific arrangements may be made with the individual dealer.

         In certain situations, the manufacturer, importer or distributor will pay all or a portion of the interest that would otherwise be payable for some period by a dealer with respect to a Domestic Inventory Receivable; in such cases, the manufacturer, importer or distributor makes such payment to BCI and the dealer has a corresponding interest moratorium.

         In the past, most financing to dealers has involved a commitment by the manufacturer, importer or distributor to repurchase the financed products if BCI repossesses such products after a dealer defaults. In some cases, these repurchase obligations lapse when an unsold product reaches a certain age. The repurchase price to be paid to BCI is generally equal to (i) the unpaid loan balance with respect to the repossessed goods plus (ii) certain costs of repossession less (iii) in certain circumstances, a scheduled amount determined according to the age of the repossessed goods. In certain cases, manufacturers, importers and distributors are also subject to recourse agreements which obligate the manufacturer, importer or distributor to repurchase the receivables in the event of a dealer default. The obligations of the manufacturer, importer or distributor do not relieve the dealers of any of their obligations to BCI. However, in certain cases, the manufacturer, importer or distributor who makes a payment with respect to a Domestic Inventory Receivable due from a dealer may become subrogated to the related claims by BCI against the dealer and may require a transfer of BCI's corresponding claims against the dealer to the extent of the payment.

         The terms of such repurchase commitments may vary, both by industry and by manufacturer, importer or distributor. In certain circumstances, the manufacturer's, importer's or distributor's repurchase obligation may be limited to a specified percentage of the amount financed. In addition, current trends in the domestic inventory financing business indicate that repurchase commitments may not always be available from manufacturers, importers and distributors or may be replaced with a commitment by the manufacturer or distributor to remarket the goods financed in the case of a dealer default.

         To the extent repurchase agreements and other agreements are entered into with manufacturers, importers or distributors relating to the dealers who are being financed by Domestic Inventory Receivables, such agreements will, pursuant to the Receivables Purchase Agreement, be assigned by BCI to BCRC, but not by BCRC to the Trust. BCI agrees under the Pooling and Servicing Agreement to use reasonable efforts to collect under such agreements (on behalf of BCRC) with manufacturers, importers and distributors with respect to the Domestic Inventory Receivables, and BCRC and BCI agree to treat such amounts as collections on the related Receivables and to deposit all such collections into the Trust.

         Asset-Based Receivables. Asset-Based Receivables are not expected to be supported by any commitment from a manufacturer, importer or distributor to repurchase any financed products.

MONITORING

         Domestic Inventory Receivables. Once the dealer credit line is established, the relevant manufacturer, importer or distributor may, after obtaining BCI's approval for each shipment, ship products to the dealer and receive payment therefor (as a loan to the dealer) from BCI so long as such dealer's BCI financed inventory level remains within the limits of that dealer's credit line. Provided the relevant account is in good standing, performing under its inventory security agreement or other floorplan financing agreement and the credit line has not been withdrawn, approval will normally be given.

         In order to ensure compliance with the Pay-As-Sold Program, BCI periodically conducts audit inspections of dealers. In most cases, inventory is typically inspected from three to six times per year based upon the performance of the related dealer and the size of outstanding receivables with respect to such dealer. Audits may be conducted as infrequently as once per year. The audits are intended to ensure that the dealers are paying for floorplanned products as they are sold. The inspections are performed by BCI field representatives or outside inspection service personnel who have been specially trained to audit the inventory of dealers. The field representatives or outside inspection service personnel performing the audit will generally do the following: (i) check the actual inventory; (ii) inspect products for signs of use or excessive wear and tear; (iii) spot check dealer sales orders with respect to manufactured housing related receivables and spot check contract pendings with respect to other receivables; (iv) complete condition reports on product that is materially worn or damaged; (v) inspect the dealer's place of business and report unusual conditions; (vi) attempt collection for principal as needed; and (vii) obtain the dealer's signature certifying the audit. Should discrepancies in a dealer's inventory and payment schedule or other problems be discovered by the auditing representative, BCI's management is promptly apprised of the situation.

         Asset-Based Receivables. Once BCI establishes a credit line with a borrower, BCI expects to monitor the adequacy of the borrowing base on a periodic basis and expects to perform periodic audits. In addition, BCI expects to monitor the financial condition of the borrower periodically in connection with loan covenants set forth in the loan agreements, and the borrower would be subject to audit by BCI.

         Outsourcing. BCI has delegated certain of its servicing and administrative duties to third parties and BCI may from time to time in the future delegate all or a portion of its servicing and administrative duties with respect to the Receivables to third parties, provided that no such delegation shall relieve BCI of its responsibility as Servicer with respect to such duties.

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


COLLECTION ACTIVITY

         Domestic Inventory Receivables. BCI is responsible for all normal collection activity with respect to Domestic Inventory Receivables. When it has been determined that any further collection activity will require repossession, any remaining inventory is generally repossessed by BCI in conjunction with the applicable manufacturer, importer or distributor. In such instances, if the manufacturer, importer or distributor has entered into a repurchase agreement, such manufacturer, importer or distributor is generally obligated under such repurchase agreement to pay BCI (i) the unpaid principal amount of the Receivables with respect to the repossessed product plus (ii) certain costs of repossession and (iii) in certain circumstances, less a scheduled amount determined according to the age of the repossessed products. The dealer, however, remains obligated to pay BCI for any unpaid interest, other non-principal collections and any amounts not otherwise collected from the manufacturer, importer or distributor. Any payments collected by the Servicer from a manufacturer, importer or distributor under any recourse obligation with respect to a defaulting dealer will be treated under the Pooling and Servicing Agreement as collections in respect of the related Receivables. Any legal action against a dealer is generally initiated by BCI as Servicer of the Receivables.

         All payments on such receivables are due when the related inventory is sold or when payment is otherwise scheduled to be made and a default will exist if payment is not made when due. BCI has in the past entered into (and may in the future agree to) an extended payment term arrangement with a defaulted dealer. When a dealer is on a scheduled payment program and a payment is missed or cannot be made, the usual course of action by BCI involves an inspection of the dealer's inventory. Based on such inspection, a decision is generally made either to extend the payment due date or to institute other collection measures.

         Asset-Based Receivables. Upon default by the borrower under an Asset-Based Receivable credit arrangement, which, among other conditions, may arise as a result of the borrower's failure to comply with certain covenants or failure to maintain an adequate borrowing base to support outstanding balances, BCI would be expected to continue its ongoing assessment of the borrower's financial condition and determine its best course of action for purposes of obtaining repayment, including the possibility of immediate liquidation of all collateral.

         Charge-Off Policy. BCI's historical charge-off policy regarding accounts included in the BCI Domestic Inventory Portfolio has been generally to pursue all collection activities prudently before charging-off the account. The accounts are charged-off in accordance with BCI's policies in effect from time to time.

PARTICIPATION ARRANGEMENTS

         From time to time BCI may permit other financing sources to participate in certain of its financing arrangements with Obligors and in such cases, BCI will provide for such participation by granting to or transferring to such other financing sources an undivided interest in the receivables, related collateral security and other rights associated therewith (a "PARTICIPATION INTEREST"). The documentation for the underlying line of credit will remain in the name of BCI, as lender and BCI will be the Servicer under such arrangement. In a separate contractual arrangement with BCI, the holder of the Participation Interest will agree to provide a portion of the funding for such financing to BCI and will have the right to receive a portion of the payments received on account of principal, interest and other fees and charges due from the Obligor and with respect to the related collateral security and other rights associated therewith. BCI may advise an Obligor that the size of its line of credit is conditioned upon participants in the financing. In other circumstances, there will be no such condition and BCI may be obligated to maintain the full amount of the line of credit notwithstanding its expectation that a portion of it will be participated. Subject to the Rating Agency Condition being satisfied with respect to the form of the documentation pursuant to which Participation Interests are to be granted, the receivables, related collateral security and other associated rights to be sold by BCI to the Depositor, and in turn by the Depositor to the Trust, may be subject to Participation Interests granted pursuant to such documentation.

         The Depositor is permitted to cause the Trust to transfer an undivided interest in certain Receivables, related Collateral Security and other associated rights included in the Trust's assets to the Depositor, which may thereafter transfer such interest in the form of a Participation Interest subject to the Rating Agency Condition being satisfied with respect to the form of the documentation pursuant to which such Participation Interests are to be granted. The Depositor has caused interests in certain receivables to be transferred to it from the Trust and the Depositor has transferred such interests to BCI.

                                  THE ACCOUNTS

GENERAL

         The following discussion includes descriptions of the Domestic Inventory Receivables and the Asset-Based Receivables. Currently, however, the Accounts consist solely of Eligible Accounts in the BCI Domestic Inventory Portfolio as provided herein. BCI and BCRC have the option, subject to certain conditions, to include accounts containing Asset-Based Receivables.

         The Receivables arise in the Accounts. The Accounts consist of accounts in the BCI Domestic Inventory Portfolio (and may in the future also consist of all or a portion of the accounts in BCI's Asset-Based Receivables portfolio) that were, in either case, Eligible Accounts at the time of such selection. In order to be an Eligible Account, each Account must meet certain criteria provided in the Pooling and Servicing Agreement. See "Description of the Certificates--Representations and Warranties" and "--Eligible Accounts and Eligible Receivables." All Eligible Accounts sold or contributed to BCRC by BCI pursuant to the Receivables Purchase Agreement will be deposited by BCRC into the Trust pursuant to the Pooling and Servicing Agreement. No selection procedures believed by BCI to be adverse to the holders of the Series have been or will be used by BCI in selecting the Accounts to be transferred to BCRC.

         The "POOL BALANCE" means the aggregate principal balances of the Receivables that are Eligible Receivables. As long as an Account is an Eligible Account, the Receivables in such Account (which will be part of the Trust's assets) may be performing or non-performing Receivables and may be Eligible Receivables or Ineligible Receivables; however, only Eligible Receivables will be considered in determining the Pool Balance (and therefore in determining various amounts or percentages which are based on the Pool Balance).

         The Accounts pursuant to which the Domestic Inventory Receivables have been or will be generated by BCI or an affiliate of BCI are evidenced by inventory security agreements or other floorplan financing agreements entered into by dealers with BCI to finance the purchase by the dealers of inventory. The accounts pursuant to which the Asset-Based Receivables will be generated (which accounts may in the future also be included in the Pool as Accounts) are expected to be revolving credit arrangements entered into with BCI or affiliates of BCI by dealers to finance working capital needs and by manufacturers and distributors to finance such manufacturers' and distributors' production, manufacturing and inventory of consumer, recreational and commercial products. The terms of such revolving credit arrangements would be generally negotiated between BCI (or an affiliate of BCI) and its borrower and, therefore, no general form of financing agreement exists with respect to the Asset-Based Receivables.

         Pursuant to the Pooling and Servicing Agreement, BCRC has the right (subject to certain conditions), and in some circumstances is obligated, to designate from time to time additional qualifying accounts to be included as Accounts and to convey to the Trust the Receivables of such Additional Accounts, including Receivables thereafter created. These accounts must meet the eligibility criteria to qualify as Eligible Accounts as of the date such accounts are designated as Additional Accounts. Pursuant to the Receivables Purchase Agreement, BCI will from time to time sell or contribute the Receivables then existing, with certain exceptions, or thereafter created under the Accounts and under any such Additional Accounts to BCRC, which will transfer such Receivables to the Trust pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates--Addition of Accounts" and "-- Representations and Warranties." Eligible Receivables in the BCI Domestic Inventory Portfolio or Asset-Based Receivables portfolio may consist of performing Receivables which were previously non-performing.

         Subject to certain conditions specified in the Pooling and Servicing Agreement, BCRC has the right to remove Accounts and Receivables from the Trust. See "Description of the Certificates--Removal of Accounts and Assignment of Receivables." Throughout the term of the

Trust, the Accounts from which the Receivables arise will be the Accounts designated by BCRC on the Initial Cut-Off Date plus any Additional Accounts, minus any Accounts removed from the Trust.

         Pursuant to the Pooling and Servicing Agreement, the Servicer (expected to be BCI) or any subservicer (which may include a BCI affiliate) may, subject to certain conditions, change the terms relating to the Accounts and the Receivables. See "Description of the Certificates--Collection and Other Servicing Procedures."

         Certain information with respect to the accounts in the BCI Domestic Inventory Portfolio as of ________, 1999 is set forth below:

                          CREDIT LIMITS OF THE ACCOUNTS

Accounts with Credit Limits      Principal Amount of       % of Receivables in
Ranging From:                        Receivables                the Trust
---------------------------      -------------------       -------------------
$_________ to $_________             $__________                  ___%
$_________ to $_________             $__________                  ___%
$_________ to $_________             $__________                  ___%
                     ---------------------------------------------------------
              Totals                 $__________                  100%
              ================================================================

                            YEAR ACCOUNTS ESTABLISHED

       Year Account            Principal Amount of            % of Receivables
       Established:                Receivables                    in Trust
       ------------            -------------------            ----------------
          1999                     $__________                       ___%
          1998                     $__________                       ___%
          1997                     $__________                       ___%
          1996                     $__________                       ___%
    1995 or earlier                $__________                       ___%
                    ----------------------------------------------------------
             Totals                $__________                       100%
                    ==========================================================


         As of ___________, 1999;

          There were approximately ____ Eligible Accounts which had been designated to the Trust.

           Receivables in such Accounts had an aggregate principal balance of approximately $________.

           The average aggregate credit limit per Account was approximately $__________.

           The average principal balance of Receivables per Account was approximately $__________.

           The aggregate principal balance of Receivables as a percentage of the aggregate credit limits of such Eligible Accounts was approximately ____.

         [With respect to Eligible Accounts in the Trust, the weighted average spread over the prime rate charged to dealers for the period _________, 1999 through ___________, 1999 was approximately ____%.]

         All of the historical information (including tables and numbers) contained in this Prospectus regarding BCI or any Receivables or Accounts also includes receivables and accounts held by BCI Finance Inc. (formerly BCI Recovery Inc.). BCI Finance Inc., which was incorporated in 1991, is a wholly-owned subsidiary of BCI. In October 1991 and June 1993, pools of then non-performing receivables held by BCI were sold to BCI Finance Inc. In January 1993, an additional pool of non-performing receivables held by BCI was transferred to BCI Finance Inc. in exchange for receivables held by BCI Finance Inc. which had become performing receivables.

         BCI and BCRC may designate Additional Accounts from time to time and transfer the Receivables arising therein to the Trust. As a result, the actual composition of the Receivables by business line represented by the Trust's assets is expected to change over time. In addition, due to the variability and uncertainty with respect to the rates at which Receivables in the Trust are created, paid or otherwise reduced, the information set forth below may vary significantly over time.

HISTORICAL SIZE

         The Eligible Accounts comprise only a portion of the entire receivables in the BCI Domestic Inventory Portfolio, which portfolio would also include accounts which would not qualify as Eligible Accounts. As a result, the historical information with respect to Eligible Accounts may be different than the historical information set forth below.

         The following table sets forth information on the aggregate year-end outstanding principal balances, average number of dealers financed, average month-end outstanding principal balance on receivables and average volume per dealer for each of the periods shown.

                                SIZE OF PORTFOLIO

                                                             Year Ended January 31,
                                              ---------------------------------------------------
                                                  1999      1998      1997      1996      1995
                                              ---------------------------------------------------
                                                          (U.S. Dollars in Thousands)
Outstanding Principal Balance...............                                   759,700   652,800
Average Number of Dealers...................                                     3,377     3,945
Average Month-End Principal
Balances Per Dealer.........................                                    184.90    131.80
Average Financing Volume Per
Dealer......................................                                    527.70    404.70

DELINQUENCY

         The following table shows delinquency information for the BCI Domestic Inventory Portfolio as of the dates shown.

                             DELINQUENCY EXPERIENCE

                                                             Year Ended January 31,
                                              ---------------------------------------------------
                                                  1999      1998      1997      1996      1995
                                              ---------------------------------------------------
                                                          (U.S. Dollars in Thousands)
Aggregate Principal Balance.................                                   $759.7    $652.8
Delinquent Amount (1).......................                                    $ 4.8     $ 9.6
Delinquent Amount/
Aggregate Principal Balance.................                                     0.6%      1.5%
Allowance for Credit Losses on
Losses on BCI's Books.......................                                    $ 9.7     $ 12.8
Allowance/Aggregate
Principal Balance...........................                                     1.3%       2.0%

------------------

(1) Consists of the total principal and past due charges on receivables which were (i) unpaid when due as a result of retail sale of the underlying product (i.e., sold out of trust) or (ii) unpaid when due under a scheduled payment program and with respect to which BCI determined that the payment was undercollateralized after the due date. The percentage of outstanding Domestic Inventory Receivables which were on a scheduled payment program as of the above dates was generally less than 4% by principal balance.

See the last two paragraphs under "General" above.

LOSS EXPERIENCE

         The following tables set forth BCI's average principal receivables balance and loss experience for each of the periods shown with respect to the receivables in the BCI Domestic Inventory Portfolio. The Eligible Accounts will comprise only a portion of the entire receivables in the BCI Domestic Inventory Portfolio, which also includes accounts that would be ineligible. In addition, the Eligible Accounts may also in the future comprise all or a portion of the receivables in the Asset-Based Receivables portfolio for which there is currently no historical loss experience information available. As a result, actual loss experience with respect to the Eligible Accounts may be different. There can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below.

                                 LOSS EXPERIENCE

                                                               January 31,
                                            ---------------------------------------------
                                               1999(1)    1998    1997    1996    1995
                                            ---------------------------------------------
Average Principal Receivables
Balance(2)................................                               $624.4   $520.1
Net Losses(3).............................       (1)                     $  7.1   $  0.7
Net Losses/Liquidations...................       (1)                       0.42%    0.04%
Net Losses/Average Principal
Receivables Balance(4)....................       (1)                       1.13%    0.13%

------------------

(1)  [Reflects changes to BCI's charge-off policy.]

(2) Average Principal Receivables Balance is the average of the month-end outstanding principal balances for the twelve months ending on the last day of the period.

(3) Net losses in any period are gross losses less recoveries for such period. Recoveries include recoveries from collateral security in addition to the products.

(4) Net losses in any period reflect losses recorded in such period on BCI's books and records.

See the last two paragraphs under "General" above.

PRODUCT MIX

         The level of BCI's domestic inventory financing has increased over the last four years. The following table details BCI's domestic inventory financing activity by outstanding aggregate receivables and by volume based on current product categories for the BCI Domestic Inventory Portfolio. The increase in financing is not across all industry sectors. While the information reflected in these tables includes receivables arising under accounts that would not qualify as Eligible Accounts, the relative product mix for receivables arising under accounts that would qualify as Eligible Accounts would be similar to the product mix reflected in these tables.

                                       OUTSTANDING RECEIVABLES

                                                                January 31,
                                       -------------------------------------------------------------
             Product                      1999         1998        1997        1996         1995
---------------------------------      -------------------------------------------------------------
                                                   (U.S. Dollars in Millions/% of Total)
Recreational Products............
Marine Products (other
than Bombardier Products)........
Manufactured Housing ............
Recreational Vehicles............
Other............................

                                       -------------------------------------------------------------
Totals...........................
                                       =============================================================

                                          FINANCING VOLUME


                                                                January 31,
                                       -------------------------------------------------------------
             Product                      1999         1998        1997        1996         1995
---------------------------------      -------------------------------------------------------------
                                                    (U.S. Dollars in Millions)
Recreational Products............
Marine Products (other
than Bombardier Products)........
Manufactured Housing ............
Recreational Vehicles............
Other............................

                                       -------------------------------------------------------------
Totals...........................
                                       =============================================================


         Bombardier Recreational Products

         As a manufacturer, Bombardier Inc. is one of the BCI's most significant customers. Bombardier recreational products financed by BCI include Ski-Doo snowmobiles, Sea-Doo personal watercraft, sport boats, neighborhood vehicles and all-terrain vehicles, and related parts and accessories.

         Marine Products (not including Bombardier products)

         As of January 31, 1999, BCI provided inventory finance to approximately [1,400] dealers for purchases of the products of approximately [274] marine manufacturers and distributors. The marine products financed by BCI are primarily boats under 30 feet in length, outboard motors and trailers, including packages consisting of all three products.

         Manufactured Housing

         Manufactured housing products for which BCI provides inventory financing consist of single wide (14 feet) and double wide (28 feet) manufactured housing units. As of January 31, 1999, BCI was financing approximately [592] dealers of manufactured homes. In January 1999, BCI significantly expanded its manufactured housing inventory receivables through a portfolio purchase from NationsCredit Manufactured Housing Corporation in the principal amount of approximately US$[175] million.

         Recreational Vehicles

         The recreational vehicles financed by BCI are primarily motorized on-the-road recreational vehicles, pull-behind travel trailers and campers. The specialty vehicles financed by BCI include horse trailers, cargo trailers, buses and certain trucks. BCI has also recently begun financing fleet purchases by rental car dealers and has instituted a program to finance fleet purchases of previously rented vehicles by certain used car dealers.

         Other

         BCI also provides inventory financing for motorcycles and hot tubs and is currently developing other inventory financing opportunities.

         See the last two paragraphs under "General" above.

AGING EXPERIENCE

         The following table provides the age distribution of product inventory for all dealers in the BCI Domestic Inventory Portfolio as a percentage of total principal outstanding at the date indicated. Because the Eligible Accounts will comprise only a portion of the entire BCI Domestic Inventory Portfolio, which also includes accounts that would be ineligible, actual age distribution with respect to the Eligible Accounts may be different.

                            PRODUCT AGE DISTRIBUTION

                                                  January 31,
                             --------------------------------------------------
              Days              1999      1998      1997      1996       1995
------------------------------------------------------------------------------
1-120........................                                61.44%     64.79%
121-180......................                                13.92%     14.25%
181-270......................                                 9.37%      8.95%
Over 270.....................                                15.54%     12.01%

See the last two paragraphs under "General" above.

GEOGRAPHIC DISTRIBUTION

         The following table provides the geographic distribution of dealers on the basis of the principal amount of receivables outstanding and the number of dealers generating such receivables with respect to the BCI Domestic Inventory Portfolio. This table includes dealers who have either month-end outstanding principal balances as of April 25, 1999 or who had a positive average daily principal balance for the month ended April 25, 1999. While some of the receivables included in this table arose under accounts that would not qualify as Eligible Accounts, the relative geographic distribution of receivables arising under accounts that would qualify as Eligible Accounts would be similar to the distribution reflected in this table.

                           GEOGRAPHIC DISTRIBUTION (1)

                                 Receivables        Percentage of      Total      Percentage of
                              Outstanding-(U.S.      Receivables      Number        Number of
          State             Dollars in Thousands)    Outstanding    of Accounts     Accounts
-------------------------   ---------------------   -------------   -----------   --------------
[State]..................
[State]..................
[State]..................
[State]..................
[State]..................

---------------------------

(1) No other state represents more than 5% of the outstanding Domestic Inventory Receivables. The remaining states each represent less than ___% of the outstanding Domestic Inventory Receivables.

See the last two paragraphs under "General" above.

                             BOMBARDIER CAPITAL INC.

         BCI is a financial services company incorporated in Massachusetts in 1974 and is a wholly-owned subsidiary of Bombardier Capital Holdings Inc., a Delaware corporation ("BCHI") located in Jacksonville, Florida. BCHI is wholly-owned by Bombardier Corporation, an Idaho corporation, which in turn is wholly-owned by Bombardier Corporation (Delaware), a Delaware corporation. Bombardier Corporation (Delaware) is wholly-owned by Bombardier Inc., a Canadian corporation. BCI's executive office is located at 1600 Mountain View Drive, Colchester, Vermont 05446. The telephone number of the executive office is (802) 654-8100.

         BCI's business operations are carried on through five divisions. As at January 31, 1999, the Inventory Finance Division and the Commercial & Industrial Finance Division accounted for approximately [66.2]% of the managed assets of BCI. The Consumer Finance Division, the Mortgage Division and the Technology Management & Finance Division were created in 1997.

         The Inventory Finance Division, which has been in operation since the inception of BCI, provides secured purchase money inventory financing to dealers selling recreational, commercial and consumer products. The Commercial & Industrial Finance Division has been in operation since 1991 and provides domestic and international lending, leasing and asset management services in connection with a range of business aircraft and other commercial and industrial products and provides factoring of accounts receivable and other financial services to affiliated Bombardier companies. BCI has entered new market segments by launching its own consumer retail and manufactured housing financing operations through its Consumer Finance Division and Mortgage Division. In addition, BCI has begun providing commercial leasing services relating to computer and telecommunications hardware and software and related equipment through its Technology Management and Finance Division. BCI operates in highly competitive markets.

         As of January 31, 1997, January 31, 1998 and January 31, 1999, BCI's total assets under management (primarily financing assets) were approximately $[934] million, $[1,289] million and $_____ million, respectively, and shareholders' equity was approximately $[139] million, $[159] million and $_____ million, respectively. For the fiscal years ended 1997, 1998 and 1999, total BCI revenues were approximately $[110] million, $[171] million and $_____ million, respectively.

         Bombardier Inc. is a Canadian corporation which, directly and through its subsidiaries, is engaged in design, development, manufacture and marketing in the aerospace, recreational products and transportation equipment industries. In addition, Bombardier Inc. and its subsidiaries offer support, maintenance and training services, as well as operations management in the public and private sectors. Through various subsidiaries, Bombardier Inc. is engaged in financial services and one division of Bombardier Inc. is involved in the development of real estate interests earmarked for new uses. Bombardier Inc. and its subsidiaries operate plants in

Canada, Mexico, the United States, Austria, Belgium, the Czech Republic, Finland, France, Germany, Switzerland and the United Kingdom.

         Bombardier Inc.'s equity securities are publicly traded on The Montreal Exchange and The Toronto Stock Exchange, on the Brussels stock exchange in Belgium and on the Frankfurt Stock Exchange in Germany. Bombardier Inc. is a reporting issuer under the securities laws of various provinces in Canada (including Quebec and Ontario) and therefore makes various public filings with the securities commissions of those provinces, as well as filings with the exchanges on which its securities are traded. Bombardier does not have securities registered in the United States.

         "Sea-Doo", "Ski-Doo" and various other words, numbers and configurations used in this Prospectus are trademarks and/or trade names of various products of Bombardier Inc. and/or its affiliates and are registered and/or otherwise protected under applicable law.

         The registered office of Bombardier Inc. is at 800 Rene-Levesque Boulevard West, Montreal, Quebec, Canada H3B 1Y8.

                  MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

         Principal payments with respect to the Certificates will not commence until the Scheduled Payment Date, unless an Early Amortization Event has occurred or unless BCI elects not to extend the Initial Principal Payment Date. Principal with respect to the Class B Certificates will not be distributable until all principal with respect to the Class A Certificates has been distributed (although distribution to the Class B Certificates may occur on the same day as the final principal payment to the holders of the Class A Certificates). It is expected that the final principal payment with respect to the Class A Certificates will be made on the Class A Expected Final Payment Date and that a single principal payment in respect of the Class B Certificates will be made on the Class B Expected Payment Date, but the principal of the Class A or the Class B Certificates may be paid earlier or, depending on the actual payment rate on the Receivables, later, as described herein.

         The majority of Domestic Inventory Receivables are payable upon the retail sale of the related Eligible Product and therefore, the timing of such payments is uncertain.

         In addition, there is no assurance that BCI will generate additional Receivables under the Accounts or that any particular pattern of payments will occur. In the event of a decline in the rate at which additional Receivables are generated during the Revolving Period, BCRC may be unable to convey new Receivables to the Trust (under existing Accounts designated for the Trust) at the level anticipated or may be unable to contribute Receivables in new Accounts when otherwise required to do so under the Pooling and Servicing Agreement. (The obligation to designate additional Accounts under certain circumstances applies to Accounts of the same type or types as are then included in the Pool; therefore, if the Pool includes only Accounts containing

Domestic Inventory Receivables, only Domestic Inventory Receivables would be required to be added to the Pool unless BCI and BCRC, at their options, and subject to certain conditions, decide to designate accounts containing Asset-Based Receivables.) Such failure on the part of BCRC would constitute an Early Amortization Event, causing principal payments on the Certificates to commence earlier than would otherwise have been the case.

         Further, during the Controlled Accumulation Period or any Initial Amortization Period or Early Amortization Period, a decline in the rate at which additional Receivables are generated may have the effect of reducing the rate of principal distributions on the Certificates, thus extending the maturity of the Certificates and increasing their exposure to losses in the Pool. Alternatively, the issuance of other Series may result in the allocation of Excess Principal Collections from such other Series to the Certificates during any Initial Amortization Period or Early Amortization Period, which may shorten the maturity of the Certificates. See "Description of the Certificates--Interest" and "--Principal" and "The Floorplan and Asset-Based Financing Business."

         Following the exhaustion of coverage provided by the Available Subordinated Amount, the yield to maturity on the Certificates will be more sensitive to the rate and timing of Defaulted Receivables. For a description of Investor Charge-Offs, see "Description of the Certificates--Investor Charge-Offs."

         Domestic Inventory Receivables arise through financing arrangements related to Eligible Products. "ELIGIBLE PRODUCTS" means any consumer, recreational and commercial products, including, but not limited to, marine equipment (boats, motors and trailers), snowmobiles, snow-grooming equipment, personal watercraft, recreational vehicles, manufactured housing, motorcycles, lawn and garden equipment, horse trailers, personal computers and consumer electronics and appliances and spares and parts relating to such products.

         The amount of new Receivables generated in any month and monthly payment rates on the Receivables may vary because of seasonal variations in sales and inventory levels of Eligible Products, retail incentive programs provided by the manufacturers, importers and distributors of the Eligible Products and various economic factors affecting Eligible Product sales generally. The following table sets forth the highest and lowest monthly payment rates for the Domestic Inventory Receivables portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown, in each case calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the period and the denominator of which is the average aggregate principal balance for such period. There can be no assurance that the rate of Principal Collections will be similar to the historical experience set forth below. Because the Eligible Accounts will comprise only a portion of the entire BCI Domestic Inventory Portfolio, actual monthly payment rates with respect to the Eligible Accounts may be different.

                         MONTHLY PRINCIPAL PAYMENT RATES

                                                            Year Ended January 31,
                                            ---------------------------------------------------
                                                 1999     1998     1997       1996       1995
                                            --------------------------------------------------
Highest Month.............................                                    35.9%      37.3%
Lowest Month..............................                                    11.1%      14.4%
Average of the Months
in the Period.............................                                    22.9%      24.4%

See the last paragraph under "The Accounts--General."

         Because BCI may cause an Initial Amortization Period to commence on any Initial Principal Payment Date and because the occurrence of an Early Amortization Event would initiate an Early Amortization Period, the final distribution of principal on the Certificates may be made, in the case of the Class A Certificates, prior to the Class A Expected Final Payment Date and, in the case of the Class B Certificates, prior to the Class B Expected Payment Date. See "Description of the Certificates--Early Amortization Events" and "--Extension of Initial Principal Payment Date."

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of January 1, 1994, filed as an exhibit to the Registration Statement of which this Prospectus is a part, as supplemented by the respective supplements relating to prior Series of investor certificates and to the Certificates and the Variable Funding Certificate and as amended by Amendment Number 1 dated as of January 1, 1997 ("AMENDMENT NUMBER 1") (as so supplemented and amended and as further supplemented and amended from time to time, the "Pooling and Servicing Agreement"), among BCRC, as depositor, BCI, as servicer (in such capacity, the "SERVICER") and Bankers Trust Company, as trustee (the "TRUSTEE"). The Pooling and Servicing Agreement provides that it is governed by New York law. The following discussion represents a summary of certain terms of the Pooling and Servicing Agreement and does not purport to provide a complete description. For further information, owners and prospective owners of Certificates are advised to examine the Pooling and Servicing Agreement, including Amendment Number 1, copies of which (without certain exhibits or schedules) will be made available by the Trustee upon written request.

         The Certificates will evidence undivided beneficial ownership interests in the Receivables representing the right to receive from the Trust, upon certain terms as further described herein, funds up to (but not in excess of) the amounts required to make payments of interest on and principal of the Certificates pursuant to the Pooling and Servicing Agreement. The initial principal balance of the Class A Certificates is $_________ and the initial principal balance of the Class B Certificates is $_________. The Certificates will initially be represented by two or more certificates registered in the name of the nominee of The Depository Trust Company ("DTC") (together with any successor depository selected by the Depositor, the "DEPOSITORY"), except as set forth below. The Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("CEDE"). Accordingly, Cede is expected to be the holder of record of the Certificates. No Certificate Owner will be entitled to receive a certificate representing such person's beneficial interest in the Certificates, unless and until Definitive Certificates are issued under the limited circumstances described herein. All references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Certificates. See "Book-Entry Registration" and "Definitive Certificates" below.

INTEREST

         Interest on the principal balance of the Class A Certificates will accrue at a per annum rate (the "CLASS A CERTIFICATE RATE") equal to the lesser of (i) the sum of (A) LIBOR (as defined in the third following paragraph) and
(B) ___% and (ii) the Net Receivables Rate (as defined in the second following paragraph) and will be payable to the holders of the Class A Certificates on each Distribution Date, commencing [DATE], 1999. Interest on the principal balance of the Class B Certificates will accrue at a per annum rate (the "CLASS B CERTIFICATE RATE") equal to the lesser of (i) the sum of (A) LIBOR (as defined in the third following paragraph) and (B) ____% and (ii) the Net Receivables Rate (as defined in the second following paragraph) and will be payable to the holders of the Class B Certificates on each Distribution Date, commencing [DATE], 1999. "CERTIFICATE RATE" means the Class A Certificate Rate or the Class B Certificate Rate, as the context requires. Interest due on a Distribution Date will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the date of the issuance of the certificates (the "CLOSING DATE") to but excluding such Distribution Date (each such period, an "INTEREST PERIOD"). Interest due for any Distribution Date will be calculated on the basis of the actual number of days elapsed during the related Interest Period and a 360-day year. Interest due but not paid on any Distribution Date will be due on the next Distribution Date together with, to the extent lawfully payable, interest on such amount at the applicable Certificate Rate. Interest payments on the Certificates will be derived solely from (i) Investor Non-Principal Collections for the preceding calendar month (the "Collection Period"), (ii) the amount, if any, then on deposit in the Reserve Fund, (iii) any Investment Proceeds and (iv) Series 1999-1 Available Retained Collections to the extent of the Required Subordination Draw Amount. See "Allocation Percentages" and "Distribution from the Collection Account; Reserve Fund; Principal Account" below. Such amounts available to make interest payments on the Certificates will be distributed first in respect of the Class A Certificates and then to the Class B Certificates, in each case up to the accrued and unpaid interest thereon.

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


         "ADJUSTMENT DATE" shall mean the second London Business Day preceding the first day of the related Interest Period.

         ["NET RECEIVABLES RATE" shall mean, for any Adjustment Date, the weighted average of the interest rates borne by the Receivables included in the Pool for the preceding Collection Period less, if BCI is the Servicer, 2%, or, if BCI is not the Servicer, 3%.]

         "LIBOR" with respect to any Interest Period will be based on the offered rates for deposits in United States dollars having a maturity of one month (the "INDEX MATURITY") commencing on the related Adjustment Date which appears on the Telerate Page 3750 as of 11:00 A.M., London time, on such date of calculation. If such rate does not appear on Telerate Page 3750, LIBOR with respect to such Interest Period will be determined at approximately 11:00 A.M., London time, on such Adjustment Date on the basis of the rates at which deposits in United States dollars are offered by four major banks in the London interbank market (selected by the Calculation Agent) to prime banks in the London interbank market for a period equal to the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean (rounded up or down, as the case may be, to the nearest whole multiple of 0.0625% per annum; provided, however, that any amount falling in the middle shall be rounded up to the nearest whole multiple of 0.0625%) of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Interest Period will be the arithmetic mean (rounded upwards or downwards as aforesaid) of the rates quoted at approximately 11:00 A.M., New York City time, on such Adjustment Date by three major banks in New York, New York selected by the Calculation Agent for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be LIBOR in effect for the previous period.

         "TELERATE PAGE 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "LONDON BUSINESS DAY" means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

         "CALCULATION AGENT" means the Trustee or any other Calculation Agent selected by the Depositor which is reasonably acceptable to the Trustee.

PRINCIPAL


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


         In general, no principal payments will be made on the Certificates until the Distribution Date in _____________, unless (i) BCI elects not to extend the Initial Principal Payment Date or (ii) an Early Amortization Event, as described herein, occurs. If BCI elects not to extend the Initial Principal Payment Date, principal distributions on the Certificates will begin on such Initial Principal Payment Date, the earliest of which would be the __________ Distribution Date. If an Early Amortization Event occurs, principal distributions on the Certificates will begin on the Distribution Date following the end of the Collection Period in which such event occurs. During the Revolving Period (defined below), Principal Collections allocable to the Certificates, subject to certain limitations, will either (a) be deposited in the Excess Funding Account as described herein, (b) be allocated to one or more outstanding Series which are in amortization, early amortization or accumulation periods to cover principal payments due to the certificateholders of any such Series or which provide for excess funding accounts or similar arrangements or
(c) if no such Series is then amortizing or accumulating principal or otherwise provides for excess funding accounts or similar arrangements, either be paid (or made available) to the holder of the BCRC Certificate to maintain at a constant level the interest in the Trust represented by the Certificates, or held as Unallocated Principal Collections. See "Allocation Percentages--Principal Collections for all Series" and "Distributions from the Collection Account; Reserve Fund--Principal Collections" below.

         The "Revolving Period" will be the period beginning on the Series Cut-Off Date and ending on the earliest of (x) the Accumulation Period Commencement Date, (y) the date the Trustee mails notice to the Certificateholders that BCI has elected not to extend the Initial Principal Payment Date, and (z) the business day immediately preceding the day on which an Early Amortization Event occurs.

         "ACCUMULATION PERIOD COMMENCEMENT DATE" means the first day of the ___________ Monthly Period, if the Accumulation Period Length is six months, the first day of the _____ Monthly Period, if the Accumulation Period Length is five months, the first day of the _____ Monthly Period, if the Accumulation Period Length is four months, the first day of the ________ Monthly Period, if the Accumulation Period Length is three months, the first day of the _______ Monthly Period, if the Accumulation Period Length is two months and the first day of the ________ Monthly Period if the Accumulation Period Length is one month; provided, however, if the Accumulation Period Length has been determined to be less than six months and, after such determination, any outstanding Series enters into an early amortization period, the Accumulation Period Commencement Date shall be the earlier of (i) the date that such outstanding Series entered into its early amortization period and (ii) the Accumulation Period Commencement Date, as previously determined.

         During the Controlled Accumulation Period, the Initial Amortization Period or any Early Amortization Period, Principal Collections allocable to the Certificates plus certain other amounts comprising Available Investor Principal Collections will no longer be deposited in the Excess Funding Account or allocated to another outstanding Series or paid or made available to


                                       48



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


the holder of the BCRC Certificate, as described above, but rather (x) in the case of the Controlled Accumulation Period, will be deposited into the Principal Account until the amount on deposit equals the Controlled Deposit Amount, and
(y) in the case of the Initial Amortization Period or an Early Amortization Period, will be deposited (up to the amount of Monthly Principal for the related Distribution Date) into the Collection Account and distributed to the Certificateholders as Monthly Principal until either the outstanding principal balance of each class of the Certificates has been reduced to zero or the ____________ Distribution Date (the "SERIES 1999-1 TERMINATION DATE") has occurred.

         During the Controlled Accumulation Period, Principal Collections allocable to the Certificates will be deposited into the Principal Account, in an amount up to the Controlled Deposit Amount. During any Initial Amortization Period or Early Amortization Period, Principal Collections allocable to the Certificates will be distributed first to the Class A Certificates until the principal balance thereof is reduced to zero, and then to the Class B Certificates until the principal balance thereof is reduced to zero.

         It is expected that a single principal payment with respect to the Class A Certificates will be made on the Class A Expected Final Payment Date and that a single principal payment in respect of the entire principal balance of the Class B Certificates will be made on the Class B Expected Payment Date, but the principal of the Class A or the Class B Certificates may be paid earlier or, depending on the actual payment rate on the Receivables, later, as described under "Maturity and Principal Payment Considerations" herein. If an interest in the Receivables represented by each outstanding Series is required to be repurchased as described below under the last paragraph of "Representations and Warranties," principal payments on the Certificates will be made on the Distribution Date following such repurchase. See "Allocation Percentages-- Principal Collections for all Series" and "Distributions from the Collection Account; Reserve Fund--Principal Collections" below.

         Distributions on the Certificates will be made on each Distribution Date to the holder of Certificates in whose names the Certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the day preceding such Distribution Date (or, if Definitive Certificates are issued, on the last day of the preceding calendar month) (each a "RECORD DATE"). However, the final distribution on the Certificates will be made only upon presentation and surrender of the Certificates. Distributions will be made to DTC in immediately available funds.

EXTENSION OF INITIAL PRINCIPAL PAYMENT DATE

         Unless an Early Amortization Event occurs, principal with respect to the Class A Certificates is expected to be paid on the _________ Distribution Date and principal with respect to the Class B Certificates is expected to be paid, concurrently with the final distribution on the Class A Certificates, on the ___________ Distribution Date; provided, however, that the Certificateholders will receive payments of principal earlier if BCI elects not to extend the Initial Principal Payment Date. The period during which principal is distributed to the


                                       49



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


Certificateholders as a result of BCI's election not to extend the Initial Principal Payment Date is called the "INITIAL AMORTIZATION PERIOD." The first "INITIAL PRINCIPAL PAYMENT DATE" will be the __________, but will successively and automatically be extended to the next Distribution Date after the then-current Initial Principal Payment Date unless BCI elects not to so extend; provided further, however, that the Initial Principal Payment Date may not extend beyond the Class A Expected Final Payment Date. In the event that BCI elects not to extend the Initial Principal Payment Date, the Revolving Period or the Controlled Accumulation Period, as applicable, will end and the Available Investor Principal Collections for each Distribution Date commencing on the Initial Principal Payment Date will be paid (i) first, to the Class A Certificateholders until the earlier of the date on which the outstanding principal balance of the Class A Certificates has been reduced to zero or the Series 1999-1 Termination Date and (ii) second to the Class B Certificateholders until the earlier of the date on which the outstanding principal balance of the Class B Certificates has been reduced to zero or the Series 1999-1 Termination Date.

         BCI will cause the Trustee to provide a copy of BCI's notice not to extend the Initial Principal Payment Date to each Certificateholder, BCRC and the Rating Agencies. The Servicer will cause the Trustee to mail such notice no later than the fifth business day following the Distribution Date prior to the effective Initial Principal Payment Date on which principal payments will commence.

BOOK-ENTRY REGISTRATION

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). DTC was created to hold securities for its participating organizations ("PARTICIPANTS") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include the Underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

         Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which


                                       50



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


thereafter will be required to forward them to Indirect Participants or Certificate Owners. It is anticipated that the only Certificateholder (as such term is used in the Pooling and Servicing Agreement) will be Cede, as nominee of DTC, and that Certificate Owners will not be recognized by the Trustee as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will only be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement indirectly through DTC and its Participants, who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

         DTC has advised the Depositor that neither DTC nor Cede will consent or vote with respect to any action permitted to be taken by the Certificateholders under the Pooling and Servicing Agreement or any other agreement. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede's consenting or voting rights to those Participants to whose accounts the Certificates are credited on the record date (identified in a listing attached thereto).

         Cedelbank ("Cedelbank") was incorporated in 1970 as a limited company under Luxembourg law (a societe anonyme). Cedelbank is owned by a parent corporation, Cedel International, societe anonyme, the shareholders of which are banks, securities dealers and financial institutions. Cedel International currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than twenty percent of Cedel International's stock. Cedelbank is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks. Cedelbank holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Cedelbank provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Cedelbank has established an electronic bridge with Morgan Guaranty Trust as the Operator of the Euroclear System in Brussels to facilitate settlement of trades between Cedelbank and Euroclear. Cedelbank currently


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


accepts over 110,000 securities issues on its books. Cedelbank's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Cedelbank's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Cedelbank has approximately 2,000 customers located in over 80 countries, including all major European countries.

         The Euroclear System ("EUROCLEAR") was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to the Certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws


                                       52



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


and regulations. See "Certain Federal Income Tax Consequences." Cedelbank or the Euroclear Operator, as the case may be, will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedelbank customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of its Depositary (as defined below) to effect such actions on its behalf through DTC.

         Holders of Certificates may hold their Certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

         The Certificates will initially be registered in the name of Cede & Co., the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. ("CITIBANK") will act as depositary for Cedelbank and Morgan Guaranty Trust Company of New York ("MORGAN") will act as depositary for Euroclear (in such capacities, individually the "DEPOSITARY" and collectively the "DEPOSITARIES").

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedelbank customers on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank customers or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be


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


available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences--Foreign Investors."

         Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

         The Certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees ("DEFINITIVE CERTIFICATES"), rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trustee that it elects to terminate the book-entry system with respect to the Certificates through DTC or (iii) after the occurrence of a Servicer Default under the Pooling and Servicing Agreement, Certificate Owners representing not less than 50% of the aggregate unpaid principal amount of the Certificates or of a class of the Certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of such Certificate Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee is required through DTC to notify all Certificate Owners of the availability through DTC of Definitive Certificates for the Certificates. Upon surrender by DTC of the certificate or certificates held by it or its nominee representing such Certificates and instructions for registration, the Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates ("HOLDERS") as Certificateholders under the Pooling and Servicing Agreement.

         Distributions of principal of and interest on the Certificates will be made by the Trustee directly to holders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Distributions on each Distribution Date will be made to holders in whose names the Definitive Certificates were registered at the close of business on the preceding Record Date. Distributions will be made by wire transfer to the address of each holder as it appears on the register maintained by the Trustee. The final distribution on any Certificate (whether Definitive Certificates or the certificate or certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate on the final payment date at such office or agency as is specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of the final distribution.


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


         Definitive Certificates will be transferable or exchangeable at the offices of the Trustee, which shall initially be Bankers Trust Company. Unless otherwise provided in the related Supplement, no service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

RETAINED INTEREST AND VARIABLE FUNDING CERTIFICATE

         The Trust's assets will be allocated in part to the Certificates and any other Series of investor certificates that may be outstanding from time to time, with the remainder being allocated to BCRC as holder of the "BCRC Certificate" (evidencing the "Retained Interest") and to the holder (currently
BCRC) of the "Variable Funding Certificate" (evidencing the "Variable Funding Interest"). The Retained Interest will consist of (x) the portion thereof that will be in part subordinated from time to time to the Certificates and, in part, to the investor certificates in respect of each prior Series and to any additional Series (i.e., the Pool Available Subordinated Amount on such date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such date)) and (y) with respect to each Series on any date of determination, a percentage (which in the case of the Certificates will initially be __%) of the related adjusted invested amount (including the Adjusted Invested Amount) of each such Series, which will not be subordinated to the Certificates. The sum of (x) and (y) is referred to as the "RETAINED PARTICIPATION AMOUNT." As of the Closing Date, the amount under the foregoing clause (x) allocable to the Certificates will be no less than $_________ and the amount under the foregoing clause (y) allocable to the Certificates will be $_________.

         The Variable Funding Interest will consist of the excess, if any, of the Pool Balance over the Required Pool Balance (the "VARIABLE FUNDING AMOUNT") which generally will fluctuate and could be eliminated as the Pool Balance fluctuates relative to the Required Pool Balance. However, upon the occurrence of a Liquidation Event, the proportionate interest in the Pool Balance represented by the Variable Funding Certificate as of the date of such Liquidation Event will be fixed relative to the interests represented by the Certificates and the investor certificates of other Series for purposes of further allocations of Principal Collections from the Pool and the relative interest of the Variable Funding Certificate in further allocations of Non-Principal Collections will not be less than the relative interest thereof as of the Liquidation Event. See "Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest" below. On each business day on which Non-Principal Collections and Principal Collections are received by the Servicer, the holder of the Variable Funding Certificate will be entitled to receive a distribution equal to the product of (x) the Variable Funding Percentage and (y) all Non-Principal Collections and Principal Collections.

         Pursuant to the Pooling and Servicing Agreement, the BCRC Certificate and the Variable Funding Certificate have been issued to BCRC. BCRC holds the BCRC Certificate and has pledged its interest in the Variable Funding Certificate to BCI as security for the Note issued by BCRC to BCI as part of the consideration for the sale of the Receivables by BCI to BCRC.


                                       55



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


Amounts allocated to BCRC with respect to the Variable Funding Certificate or the BCRC Certificate may be available to BCRC to pay principal and interest on such Note. See "Description of the Receivables Purchase Agreement--Sale and Transfer of Receivables." Except after the occurrence of a Liquidation Event as described herein, the outstanding principal balance of the Variable Funding Certificate will fluctuate to reflect increases or decreases in the aggregate outstanding principal balance of the Receivables, including any increases due to the transfer of additional Receivables to the Trust. The holder of the Variable Funding Certificate will own an undivided interest in the Trust that will rank pari passu with the interest of all Series in the aggregate and the portion of the Retained Interest that is not subordinated to the Certificates or to the investor certificates of any other Series.

NEW ISSUANCES

         The Pooling and Servicing Agreement provides that, pursuant to one or more supplements thereto (each, a "SUPPLEMENT"), BCRC may cause the Trustee to issue one or more new Series (each, a "NEW ISSUANCE"). Under the Supplement, BCRC may specify, among other things, with respect to any Series: (a) its name or designation, (b) its initial principal amount (or method for calculating such amount) and the currency in which it is denominated, (c) its certificate rate (or the method for determining its certificate rate), (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating collections to certificateholders, (f) the issuer and terms of any form of Enhancement with respect thereto, (g) the terms on which the investor certificates of such Series may be exchanged for investor certificates of another Series, repurchased by the Depositor or remarketed to other investors,
(h) the Series termination date (i) the designation of any accounts established in connection with any Series (the "Series Accounts") and the terms governing the operation of any such Series Accounts, (j) the monthly servicing fee and the investors' servicing fee, (k) the number of classes of investor certificates of such Series and, if more than one class, the rights and priorities of each such class, (l) the extent to which the investor certificates of such Series will be issuable in temporary or permanent global form, (m) whether the investor certificates of such Series may be issued in bearer form and any limitations imposed thereon, (n) the priority of such Series with respect to any other Series, (o) whether such Series will be part of a group and (p) any other terms permitted by the related Supplement (all such terms, the "Principal Terms" of such Series). The Depositor may offer any Series under a prospectus or other disclosure document in transactions either registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") or exempt from registration thereunder, directly or through the Underwriters or one or more other underwriters or placement agents. There is no limit to the number of investor certificates that may be issued under the Pooling and Servicing Agreement.

         As stated above, the Pooling and Servicing Agreement provides that BCRC may specify the terms of a new Series such that each Series has a scheduled amortization period, controlled amortization period or accumulation period which may have a different length and begin on a different date than the scheduled amortization period or accumulation period for any other Series. Further, one or more Series may be in their early amortization periods, controlled amortization


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period or accumulation periods while other Series are not. Thus, certain Series may be amortizing or accumulating principal, while other Series are not amortizing or accumulating principal. Moreover, different Series may have the benefits of different forms of Enhancement issued by different entities. Under the Pooling and Servicing Agreement, the Trustee will hold each form of Enhancement only on behalf of the Series (or a particular class within a Series) to which it relates. The Pooling and Servicing Agreement also provides that the Depositor may specify different certificate rates and monthly servicing fees with respect to each Series (or a particular class within a Series). In addition, the Depositor has the option under the Pooling and Servicing Agreement to vary between Series (or classes within a Series) the terms upon which a Series (or classes within a Series) may be repurchased by the Depositor.

         Under the Pooling and Servicing Agreement and pursuant to a Supplement, a new Series may be issued only upon the satisfaction of certain specified conditions. BCRC may cause the issuance of a new Series by notifying the Trustee at least five business days in advance of the applicable issuance date (each, a "SERIES ISSUANCE DATE"). The notice shall state the designation of any Series and with respect to such Series: (a) its initial principal amount, (b) its currency and certificate rate, (c) the issuer of any Enhancement with respect to such Series and (d) the related Series Issuance Date. The Pooling and Servicing Agreement provides that the Trust will issue any Series only upon delivery to it of the following: (i) a Supplement in form satisfactory to the Trustee signed by BCRC and the Servicer and specifying the Principal Terms of such Series; (ii) any related Enhancement agreement executed by each of the parties thereto other than the Trustee; and (iii) an opinion of counsel to the effect that, for federal income and Vermont state income tax purposes, (x) such issuance will not adversely affect the characterization of the investor certificates of any outstanding Series or class as debt of BCRC, (y) such issuance will not cause or constitute a taxable event with respect to any certificateholder or the Trust and (z) the investor certificates of such new Series will be characterized as debt of BCRC (an opinion of counsel to the effect referred to in clauses (x) and (y) with respect to any action is referred to herein as a "TAX OPINION"). Such issuance is also subject to the conditions that (a) the Depositor shall have delivered to the Trustee and any Enhancement Provider a certificate of a vice president or more senior officer, dated the related Series Issuance Date, to the effect that the Depositor reasonably believes that such issuance will not cause an Early Amortization Event to occur, (b) after giving effect to such issuance, BCRC shall have an interest in the Pool represented by the BCRC Certificate and the Variable Funding Certificate equal in the aggregate to at least 2% of the aggregate amount of Receivables included in the Pool, in each case as of the Series Issuance Date and after giving effect to such issuance and (c) written notice of the proposed New Issuance shall have been given to each Rating Agency at least five Business Days before the Series Issuance Date and no Rating Agency shall have notified BCRC, BCI or the Trustee that such issuance will result in a reduction or withdrawal of the ratings of any outstanding Series or class of investor certificates. Upon satisfaction of all such conditions, the Trust will issue such Series.

SUPPLEMENTAL CERTIFICATE


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         The Pooling and Servicing Agreement provides that the BCRC Certificate shall, at all times, be beneficially owned by BCRC; however, under certain conditions, BCRC may surrender the BCRC Certificate to the Trustee in exchange for a newly issued BCRC Certificate and a second certificate (the "SUPPLEMENTAL CERTIFICATE"). The Supplemental Certificate is not required to be beneficially owned by BCRC and may be delivered to or at the direction of BCRC to any entity. The Pooling and Servicing Agreement requires that any Supplemental Certificate be created pursuant to a Supplement setting forth the terms of the Supplemental Certificate. It is a condition to delivery of the Supplemental Certificate that, following delivery of the Supplemental Certificate to another entity, BCRC shall, nevertheless, have an interest in the Pool (represented by the remaining BCRC Certificate and the Variable Funding Certificate) equal to at least 2% of the aggregate amount of Receivables included in the Pool. Additional conditions to the delivery of a Supplemental Certificate are (i) BCRC shall have given the Rating Agencies 10 days' prior notice and the Rating Agency Condition shall have been satisfied with respect to such exchange and (ii) a Tax Opinion shall be delivered to the Trustee. In addition, if the Supplement pursuant to which the Supplemental Certificate is issued amends any of the terms of the Pooling and Servicing Agreement, the Supplement shall be subject to the conditions described under the caption "Amendments" below.

         If any Supplemental Certificate is to be transferred or exchanged, it shall be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (i) and (ii) of the preceding paragraph.

         If a Supplemental Certificate is issued, all references herein to the BCRC Certificate and distributions made with respect to the BCRC Certificate shall include the Supplemental Certificate and distributions to be made with respect to the Supplemental Certificate and references to the holder of the BCRC Certificate or to BCRC as holder of the BCRC Certificate shall include BCRC and the holder of the Supplemental Certificate.

CONVEYANCE OF RECEIVABLES AND COLLATERAL SECURITY

         On the date of the issuance of the Series 1994-1 Certificates (the "INITIAL CLOSING DATE"), BCRC sold and assigned to the Trust all of BCRC's right, title and interest in and to the Receivables under the Eligible Accounts purchased from BCI and the related Collateral Security as of the Initial Cut-Off Date, all Receivables thereafter created in such Accounts and BCRC's interest in the related Collateral Security and the Receivables Purchase Agreement (other than repurchase agreements and other agreements with manufacturers, importers or distributors), and the proceeds of all of the foregoing. Since the Initial Closing Date, BCRC has six times added Additional Accounts to the Trust as shown in Annex II hereto.

         In connection with the sale of the Receivables then existing or thereafter arising under the Eligible Accounts sold or contributed to BCRC by BCI and the transfer of such Receivables by BCRC to the Trust, BCI has indicated in its computer records that such Receivables and the related Collateral Security have been transferred to BCRC and that BCRC has transferred its


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interest therein to the Trust. In addition, BCI provided to BCRC, and BCRC has provided to the Trustee, a computer file or microfiche or written list containing a true and complete list of all the Eligible Accounts and the outstanding balances of the Receivables therein as of the Initial CutOff Date and as of the Additional Cut-Off Dates, as applicable. BCI has retained and will not deliver to BCRC or to the Trustee any other records or agreements relating to such Receivables. Except as set forth above, the records and agreements relating to the Receivables in such Eligible Accounts have not and will not be segregated from those relating to other accounts and receivables of BCI, and the physical documentation relating to such Receivables will not be stamped or marked to reflect the transfer of such Receivables to the Trust. BCRC has filed one or more financing statements in accordance with Vermont state law to perfect the Trust's interest in such Receivables, the Collateral Security, the Receivables Purchase Agreement and the proceeds thereof. See "Risk Factors--State and Federal Law May Limit the Abilities of the Servicer to Realize on Receivables" and "Certain Legal Aspects of the Receivables."

         As described below under "Addition of Accounts," BCRC has the right (subject to certain limitations and conditions), and in some circumstances is obligated, to designate from time to time additional accounts to be included as Additional Accounts, to acquire from BCI under the Receivables Purchase Agreement the Receivables then existing or thereafter created in such Additional Accounts and to convey to the Trust the Receivables then existing or subsequently arising thereunder. Each such Additional Account must be an Eligible Account. In respect of any conveyance of Receivables in Additional Accounts, BCRC will follow the procedures set forth in the preceding paragraph, except that the computer file or microfiche or written list will show information for such Additional Accounts as of the date such Additional Accounts are identified and selected (the "ADDITIONAL CUT-OFF DATE").

REPRESENTATIONS AND WARRANTIES

         In certain situations, BCRC is required from time to time to add or remove or repurchase Receivables in certain designated Accounts to or from the Trust. In addition, under certain conditions BCRC has the right at its option to add or remove Receivables in certain designated Accounts to or from the Trust. The following paragraphs as well as those set forth under the captions "Addition of Accounts" and "Removal of Accounts and Assignment of Receivables" below summarize the circumstances under which such actions must or may be taken and the respective repurchase obligations of BCRC and BCI with respect to the Accounts and the Receivables.

         BCRC has made representations and warranties to the Trustee and will make such representations and warranties on the Closing Date relating to the Accounts, the Receivables and the Collateral Security to the effect, among other things, that (a) as of the Initial Cut-Off Date, the Initial Closing Date, the Closing Date and any future Series Issuance Date, each Account is an Eligible Account and, in the case of Additional Accounts, as of the Additional Cut-Off Date and the date the related Accounts are included as Accounts (an "ADDITION DATE") and on each Transfer Date, each Additional Account is an Eligible Account, (b) each Receivable and all


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Collateral Security conveyed to the Trust on the Initial Closing Date or, in the case of Additional Accounts, on the Addition Date, and on each Transfer Date have been conveyed to the Trust free and clear of any liens, except for liens created or permitted under the Pooling and Servicing Agreement and (c) with respect to each Receivable and all Collateral Security transferred to the Trust on the Initial Closing Date or, in the case of Additional Accounts, the Addition Date, and on each Transfer Date, all appropriate consents and governmental authorizations required to be obtained by BCRC in connection with the conveyance of each such Receivable or Collateral Security to the Trust have been duly obtained.

         If BCRC breaches any representation and warranty described in this paragraph and such breach remains uncured for 30 days or such longer period as may be agreed to by the Trustee, after the earlier to occur of the discovery of such breach or receipt of written notice of such breach by BCRC, and such breach has a materially adverse effect on the Certificateholders and the holders of investor certificates of each other outstanding Series or the interest represented by the Variable Funding Certificate, such Receivable or, in the case of a breach relating to an Account, all Receivables in the related Account will be retransferred from the Trust to BCRC on the terms and conditions set forth below (and in the case of an Account, such Account shall no longer be designated for inclusion in the Trust).

         "TRANSFER DATE" means each business day on which Receivables are created in the Eligible Accounts provided that such date is prior to the earlier of the Appointment Date and the Termination Date. An "APPOINTMENT DATE" occurs if a Liquidation Event occurs or if BCRC violates its covenant not to create or permit to exist any liens on the Receivables or the Collateral Security except to the extent permitted by the Pooling and Servicing Agreement and such violation becomes an Early Amortization Event.

         Each such Receivable shall be retransferred from the Trust to BCRC on or before the end of the Collection Period in which such retransfer obligation arises, with a corresponding reduction in the principal balance of such Receivable from the Pool Balance. Unless a Liquidation Event has occurred, in the event that such deduction would cause the Pool Balance to be less than the Required Pool Balance on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the related Distribution Date), on the date on which such retransfer to BCRC is to occur, BCRC will be obligated to make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Pool Balance would be less than the Required Pool Balance as a result of such deduction (the amount of any such deposit being referred to herein as a "TRANSFER DEPOSIT AMOUNT"), provided that if the Transfer Deposit Amount is not so deposited, the related Receivables will not be reassigned to BCRC and will remain part of the Trust. The reassignment of any such Receivable to BCRC and the payment of any related Transfer Deposit Amount will be the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to the Certificateholders or the Trustee on behalf of the Certificateholders.


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


         In the Pooling and Servicing Agreement, BCRC also makes representations and warranties to the Trustee to the effect, among other things, that as of the Initial Closing Date and each Series Issuance Date (including the Closing Date for the Certificates) (a) it is duly incorporated and in good standing and has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Pooling and Servicing Agreement (or in the case of Additional Accounts, the related assignment) constitutes a valid, binding and enforceable agreement of BCRC and (b) the Pooling and Servicing Agreement constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of BCRC in the Receivables and the Collateral Security, whether then existing or thereafter created, and the proceeds thereof, under the UCC as then in effect in the State of Vermont, which is effective on the Closing Date (or as of the Addition Date, if applicable).

         In the event that (i) any of the representations and warranties described in clause (a) of this paragraph has been breached, (ii) the representation and warranty with respect to the Pooling and Servicing Agreement in clause (b) of this paragraph has been breached and the Pooling and Servicing Agreement does not constitute the grant of a perfected security interest in the Receivables and the Collateral Security (and the proceeds thereof) under the UCC as then in effect in the State of Vermont or (iii) certain other representations and warranties set forth in the Pooling and Servicing Agreement are breached, and, in the case of clause (i), (ii) or (iii), such breach has a material adverse effect on the interests of the Certificateholders and the holders of investor certificates of each other outstanding Series or the holder of the Variable Funding Certificate, either the Trustee, the holder of the Variable Funding Certificate, or the holders of investor certificates of all outstanding Series (including the Certificates) evidencing not less than a majority of the aggregate unpaid principal amount of all outstanding Series of investor certificates, by written notice to BCRC and the Servicer (and to the Trustee and the issuer or provider of any Enhancement (an "ENHANCEMENT PROVIDER") if given by certificateholders), may, unless a Liquidation Event has occurred, direct the Depositor to repurchase the interest in the Receivables represented by each outstanding Series or the Variable Funding Certificate (or both) within 60 days of such notice, or within such longer period specified in such notice.

         Such repurchase will not be required to be made, however, if at the end of such applicable period, (x) each such representation and warranty shall be satisfied in all material respects or (y) in the case of clause (b) of this paragraph, the Pooling and Servicing Agreement then constitutes the grant of a security interest in the Receivables and the Collateral Security (and proceeds thereof) under the UCC as then in effect in the State of Vermont, and any material adverse effect on the interest in the Receivables represented by each outstanding Series or the Variable Funding Certificate (or both), as applicable caused thereby shall have been cured. The portion of the price for such repurchase in respect of the Certificates will be equal to the sum of (i) the aggregate principal balance of the Certificates on the Distribution Date on which the purchase is scheduled to be made and (ii) accrued and unpaid interest on the unpaid principal balance of the Certificates at the applicable Certificate Rate plus any Class A Carry-Over Amount or Class B Carry-Over Amount (together with interest on overdue Monthly Interest, to the extent lawfully payable). The deposit by or on behalf of BCRC with the Trustee of the repurchase price for all outstanding


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


Series or the Variable Funding Certificate (or both), in immediately available funds, will be considered a payment in full of such Series or the Variable Funding Certificate (or both). If notice is given as provided above, the obligation of BCRC to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the investor certificateholders or the holder of the Variable Funding Certificate or the Trustee on behalf of such certificateholders.

         "DETERMINATION DATE" means, with respect to any Distribution Date, the day that is two Business Days prior to such Distribution Date.

ELIGIBLE ACCOUNTS AND ELIGIBLE RECEIVABLES

         An "ELIGIBLE ACCOUNT" is defined to mean (i) each individual financing account established by BCI or established by an affiliate of BCI or by a third party (but which satisfies BCI's customary underwriting standards) and acquired by BCI (or an affiliate of BCI), with an Obligor with respect to Eligible Products pursuant to an inventory security agreement pursuant to a floorplan financing agreement other than an inventory security agreement, in the ordinary course of business, and (ii) each individual line of credit or financing agreement extended by BCI (or an affiliate of BCI) or by a third party (but which satisfies BCI's customary underwriting standards) and acquired by BCI or an affiliate of BCI to an Obligor for the purpose of financing working capital, manufacturing, production or inventories and secured by assets of such Obligor, which, in each case, as of the date of determination thereof (a) relates to an Obligor that is an "Eligible Obligor" and (b) is in existence and, after its establishment or acquisition by BCI or an affiliate of BCI, is maintained and serviced by BCI. BCI (or its affiliates) may assign (or grant participation rights in) such Account or any Receivable therein to any person without affecting such Account's status as an Eligible Account. See "Removal of Accounts and Assignment of Receivables" below and "The Floorplan and Asset-Based Financing Business--Participation Arrangements."

         Payments received on account of Receivables arising in Accounts in which a third-party has a Participation Interest are allocated to the Trust only to the extent of BCI's undivided interest in the related advance and the amount of such payments allocated to the undivided interest of the third party will not be included in the Trust. In addition, Receivables arising under Accounts included in the Pool shall, upon removal for assignment to a third party or removal for any other purpose, no longer be included in the Trust's assets. The definition of Eligible Account may be changed by amendment to the Pooling and Servicing Agreement without the consent of the Certificateholders if the Rating Agency Condition is satisfied.

         An "ELIGIBLE PRODUCT" is defined to mean any consumer, recreational and commercial products, including, but not limited to, marine equipment (boats, motors and trailers), snowmobiles, snow-grooming equipment, personal watercraft, recreational vehicles, manufactured housing, motorcycles, lawn and garden equipment, horse trailers, personal


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computers and consumer electronics and appliances and spares and parts relating to such products.

         An "ELIGIBLE OBLIGOR" is defined to mean (a) in the case of Domestic Inventory Receivables, a dealer that is located in the United States of America (including its territories and possessions), (b) in the case of Asset-Based Receivables, a dealer, distributor or manufacturer that is located in the United States of America (including its territories and possessions) and (c) which Obligor, in the case of Domestic Inventory Receivables and Asset-Based Receivables, has not been identified by the Servicer as being the subject of any voluntary or involuntary bankruptcy, insolvency, liquidation or receivership proceedings.

         An "ELIGIBLE RECEIVABLE" is defined to mean each Receivable: (a) which was originated by BCI, by an affiliate of BCI or acquired by BCI (or an affiliate of BCI) in each case in the ordinary course of business, (b) which arose under an Account that at the time such Receivable was transferred to the Trust was an Eligible Account, (c) which is owned by BCI at the time of sale or contribution by BCI to BCRC, (d) which represents the obligation of an Obligor to repay an advance made to or on behalf of such Obligor (or credit extended for such Obligor), in the case of Domestic Inventory Receivables, to finance an Eligible Product and, in the case of Asset-Based Receivables, to finance working capital or the production, manufacturing or inventory of Eligible Products, (e) which in the case of (i) Domestic Inventory Receivables, at the time of creation and (except with respect to Receivables that are payable in accordance with a repayment schedule regardless of whether the related Eligible Products have been sold and with respect to which the related Eligible Products have then been sold) at the time of transfer to the Trust, is secured by a first priority perfected security interest in the Eligible Product relating thereto and, (ii) Asset-Based Receivables included in the Trust, the obligations with respect thereto at the time of transfer to the Trust are secured by a first priority perfected security interest in goods, accounts, work in process, raw materials, component parts or other rights or assets of the Obligor; (f) which is not unenforceable as a result of any violation of requirements of law applicable thereto and the related inventory security agreement or other floorplan financing agreement in the case of Domestic Inventory Receivables or the related loan agreement in the case of Asset-Based Receivables is not unenforceable as a result of any violation of requirements of law applicable to any party thereto, (g) with respect to which all consents and governmental authorizations required to be obtained by BCI (or an affiliate of BCI) or BCRC in connection with the creation of such Receivable or the transfer thereof to BCRC and the Trust or the performance by BCI (or an affiliate of BCI) of the inventory security agreement or the other floorplan financing agreement in the case of Domestic Inventory Receivables or the related loan agreement in the case of Asset-Based Receivables pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect, (h) as to which at all times following the transfer of such Receivable to the Trust, the Trust will have good and marketable title thereto free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted pursuant to the Pooling and Servicing Agreement and other than tax and certain other statutory liens (including liens in favor of the Pension Benefit Guaranty Corporation) which may arise thereafter and which relate to affiliates of BCRC, (i) which has


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been the subject of a valid transfer and assignment from the Depositor to the
Trust of all the Depositor's right, title and interest therein (including, with certain exceptions, any proceeds thereof), (j) which will at all times be the legal and assignable payment obligation of the Obligor relating thereto, enforceable against such Obligor in accordance with its terms (as such terms may be modified or revised from time to time with the consent of the Servicer), except as such enforceability may be limited by the Bankruptcy Code or other applicable Insolvency Laws, (k) which at the time of transfer to the Trust is enforceable against the Obligor to the extent of the full principal amount of such Receivable, except as such enforceability may be limited by the Bankruptcy Code or other applicable Insolvency Laws, (l) as to which, at the time of transfer of such Receivable to the Trust, BCI (or an affiliate of BCI) and BCRC have satisfied all their respective obligations under the Pooling and Servicing Agreement with respect to such Receivable required to be satisfied at such time,
(m) as to which, at the time of transfer of such Receivable to the Trust, neither BCI (or any affiliate of BCI) nor BCRC has taken any action (or failed to take any action required of it under the Receivables Purchase Agreement or the Pooling and Servicing Agreement) which would impair the rights of the Trust or the certificateholders therein and (n) which constitutes either an "account" or "chattel paper" as defined in Article 9 of the UCC as then in effect in the State of Vermont;

[provided, however, that "Eligible Receivables" do not include any Domestic Inventory Receivables that have not been paid in full within 491 days following the origination thereof subject to the limitation that with respect to each four month period commencing June 1, October 1, and February 1, of each year (each, an "Origination Period"), no more than 10% of the aggregate principal balance of Domestic Inventory Receivables originated and transferred to the Trust during the four month period commencing 16 months prior to each Origination Period will be excluded from Eligible Receivables pursuant to this proviso.] The foregoing definition of "Eligible Receivables" may be changed by amendment to the Pooling and Servicing Agreement without the consent of the Certificateholders if the Rating Agency Condition for such amendment is satisfied.

         It is not required or anticipated that BCRC or the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of BCI or for any other purpose. In addition, it is not anticipated or required that BCRC or the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties, the observation of its obligations under the Pooling and Servicing Agreement or for any other purpose.

INELIGIBLE RECEIVABLES

         Any Receivable that is not an Eligible Receivable is an "INELIGIBLE RECEIVABLE." Although Ineligible Receivables existing or arising in Eligible Accounts will from time to time


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


be transferred to the Trust, the Pool Balance will for all purposes be calculated solely on the basis of the aggregate principal balance of Receivables that are Eligible Receivables.

ADDITION OF ACCOUNTS

         Subject to the conditions described below, BCRC has the right to designate from time to time additional Eligible Accounts (the Receivables in which Accounts would be transferred to BCRC by BCI under the Receivables Purchase Agreement) to be included in the Pool as Accounts. In addition, unless a Liquidation Event has occurred, BCRC is required to designate and to add to the Pool the Receivables of additional Eligible Accounts if, as of the date for which such calculation is made, either (i) the Pool Balance is less than the Required Pool Balance (as defined below) or (ii) the aggregate interest in the Pool represented by the BCRC Certificate and the Variable Funding Certificate held by BCRC is less than 2% of the aggregate amount of Receivables included in the Pool. In either case referred to in the preceding sentence, unless a Liquidation Event has occurred with respect to BCI or BCRC, BCRC under the Receivables Purchase Agreement will be required to purchase or acquire from BCI (but BCI will have no obligation to sell to BCRC), within 10 business days after the event described in (i) or (ii) has occurred, the Receivables arising in such Additional Accounts to the extent necessary to cure the above deficiency.

         Any provision under the Pooling and Servicing Agreement (and the Receivables Purchase Agreement) requiring BCRC to designate Additional Accounts to the Pool means accounts of the same type, i.e., Accounts giving rise to Domestic Inventory Receivables or if Asset-Based Receivables have already been added to the Pool, then Accounts giving rise to either Domestic Inventory Receivables or Asset-Based Receivables. However, at the options of BCRC and BCI and subject to certain conditions (including satisfaction of the Rating Agency Condition referred to below), Asset-Based Receivables may be added in satisfaction of such a requirement even if the only Accounts then in the Trust are Accounts containing Domestic Inventory Receivables. Additional accounts referred to in this paragraph are "ADDITIONAL ACCOUNTS" and the term "ACCOUNTS" as used herein shall include Additional Accounts.

         Any designation of Additional Accounts referred to in the preceding paragraph is subject to the following conditions, among others: (i) each such Additional Account must be an Eligible Account and with respect to Additional Accounts designated at the option of BCRC, the Rating Agency Condition shall have been satisfied; provided, that the Rating Agency Condition need not be satisfied if the Automatic Addition Condition (described below) has been satisfied; (ii) the addition of the Receivables arising in such Additional Accounts shall not, in the reasonable belief of BCRC, cause an Early Amortization Event to occur; (iii) BCRC shall not select such Additional Accounts in a manner that it believes is adverse to the interests of the certificateholders or any Enhancement Provider; and (iv) unless the Accounts are being added pursuant to the Automatic Addition Condition, BCRC shall deliver certain legal opinions to the Trustee and any Enhancement Providers.


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         Each Additional Account must be an Eligible Account at the time of its addition and, unless all necessary conditions (including, without limitation, if not already included in the Pool, satisfaction of the Rating Agency Condition with respect to the inclusion of Asset-Based Receivables) have been met, such Additional Accounts may not include Asset-Based Receivables. However, since Additional Accounts (as well as Receivables in general arising under Accounts subsequent to May 1, 1999 (the "SERIES CUT-OFF DATE") or arising under Additional Accounts) may have been originated or acquired by BCI or its affiliates at a later date using credit criteria, or having other characteristics, different from those which were applicable to the Accounts and the Receivables therein transferred to the Trust prior to the Closing Date, they may not be of the same credit quality as such Accounts and such Receivables.

         The "AUTOMATIC ADDITION CONDITION" means, with respect to the designation of Additional Accounts that (i) such Accounts do not contain Asset-Based Receivables unless Asset-Based Receivables have been previously added to the Trust after having met the Rating Agency Condition, (ii) during the calendar quarter in which such addition occurs, the number of new Accounts which have been added (after taking into account such addition) will not exceed 5% of the number of all Accounts at the end of the preceding calendar quarter and the aggregate dollar amount of Principal Receivables in such new Accounts added pursuant to the Automatic Addition Condition during such calendar quarter shall not exceed 5% of the Pool Balance at the end of the preceding calendar quarter, and (iii) during the 12 consecutive calendar months ending with the calendar month in which the addition is made and including such addition, the number of such new Accounts does not exceed 20% of the number of all Accounts at the beginning of such 12-month period and the aggregate dollar amount of Principal Receivables in such new Accounts added pursuant to the Automatic Addition Condition during such 12-month period shall not exceed 20% of the Pool Balance at the beginning of such 12-month period.

         When determining the amount of Accounts and Principal Receivables which have been added to the Trust for purposes of the tests set forth in (ii) and
(iii) of this paragraph, only those Accounts which have been added pursuant to the Automatic Addition Condition will be taken into consideration. Additions made under other provisions of the Pooling and Servicing Agreement will not be included. If Accounts have been added pursuant to the Automatic Addition Condition certain legal opinions related to such Accounts are to be delivered to the Trustee every six months to the extent that the addition of such Accounts have not been covered by legal opinions previously delivered to the Trustee.

         "RATING AGENCY CONDITION" means, with respect to any action, if the terms of the Pooling and Servicing Agreement or the Series 1999-1 Supplement among BCI, the Depositor and the Trustee (the "SERIES 1999-1 SUPPLEMENT") set forth a specific time in advance of the effectiveness of the action that notice must be given to the Rating Agencies, notice shall have been given in accordance with such requirement or if no advance notice is required or no specific time is stated for such notice, the Rating Agencies have received written notice of the proposed action at least 10 days prior to the proposed effective date of such action and either (i) as of the proposed effective date of the action, no Rating Agency shall have notified the Depositor, the


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Servicer or the Trustee in writing that such action will result in a reduction or withdrawal of any rating of any outstanding Series or class with respect to which it is a Rating Agency, or (ii) each such Rating Agency shall have confirmed in writing to the Depositor, the Servicer or the Trustee that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or class with respect to which it is a Rating Agency.

         "REQUIRED POOL BALANCE" for any date means an amount calculated as of the end of any business day equal to (x) the sum of the amounts for each Series obtained by multiplying the required investor percentages (including the Required Investor Percentage) by the respective adjusted invested amounts (including the Adjusted Invested Amount) plus (y) the Pool Available Subordinated Amount as of the end of such Business Day; minus (z) any amount on deposit in any reserve fund on such date, except that, for Series 1997-1 and Series 1999-1, the amount for this clause (z) will be equal to the positive difference, if any, between the amount on deposit in the Reserve Fund and the Reserve Fund Required Amount.

         The "SERIES 1999-1 REQUIRED BALANCE" with respect to any date is the sum of (x) the Required Investor Percentage of the Adjusted Invested Amount and
(y) the Available Subordinated Amount.

         "REQUIRED INVESTOR PERCENTAGE" will mean, with respect to the Certificates, 104%; provided, however, that BCRC may, reduce or otherwise adjust the Required Investor Percentage without the consent of the Certificateholders so long as the Rating Agency Condition has been satisfied.

REMOVAL OF ACCOUNTS AND ASSIGNMENT OF RECEIVABLES

         BCRC shall have the right at any time to cease transferring newly originated Receivables in certain designated Accounts (the "REMOVED ACCOUNTS") to the Trust. To cease transferring any newly originated Receivables in such Removed Account, BCRC (or the Servicer on its behalf) shall, among other things,
(a) on or before the fifth business day prior to the date on which the transfer of such Receivables will cease (the "REMOVAL COMMENCEMENT DATE"), furnish to the Trustee, any Enhancement Provider and each Rating Agency a written notice (the "REMOVAL NOTICE") specifying the Removal Commencement Date; (b) on or before the fifth business day after the Removal Commencement Date, BCRC shall have furnished to the Trustee a computer file, microfiche list or other list of the Removed Accounts, specifying for each Removed Account its number, the aggregate amount outstanding in such Removed Account and the aggregate amount of Receivables therein as of the day immediately preceding the Removal Commencement Date; (c) represent and warrant that the removal of such Removed Accounts will not, in the reasonable belief of BCRC, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Pool Balance; (d) represent and warrant that no selection procedures believed by BCRC to be adverse to the holders of certificates of any Series were utilized in selecting the Removed Accounts; (e) represent and warrant that the removal of such Removed Accounts will not result in a reduction or withdrawal of the ratings of the


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Certificates or any other outstanding Series or class of investor certificates by any Rating Agency; and (f) on or before the related Removal Commencement Date, deliver to the Trustee and any Enhancement Provider an officers' certificate confirming the items set forth in clauses (c), (d) and (e) above.

         Under certain conditions, the Pooling and Servicing Agreement may be amended without the consent of the Certificateholders or any Rating Agency to permit BCRC to also remove existing Receivables in Removed Accounts (including all amounts then held or thereafter received in respect of such Receivables). See "Amendments."

         On the fifth business day after any date on which an Account becomes an Ineligible Account (the "REMOVAL COMMENCEMENT DATE"), BCRC will commence the removal of the Receivables of such Ineligible Account from the Trust by (a) furnishing to the Trustee, any Enhancement Provider and the Rating Agencies a Removal Notice specifying the Removal Commencement Date and the Ineligible Accounts to be removed; (b) on or before the fifth business day after the Removal Commencement Date, furnishing to the Trustee a computer file, microfiche list or other list of the Ineligible Accounts, specifying for each Ineligible Account its number and the aggregate amount and outstanding principal balance of Receivables therein as of the date immediately preceding the Removal Commencement Date and (c) from and after such Removal Commencement Date, ceasing to transfer to the Trust any Receivables arising in the Ineligible Accounts.

         With respect to the removal of Accounts pursuant to either of the two immediately preceding paragraphs, whether such removal occurs at the option of BCRC prior to the time that BCRC is permitted to remove existing Receivables in Removed Accounts or upon a required removal of an Ineligible Account, (a) from and after the applicable Removal Commencement Date, all Principal Collections in respect of each Removed Account or Ineligible Account will be allocated first to the oldest outstanding principal balance of such Account, until the Determination Date on which the outstanding principal balance of Receivables (the "DESIGNATED BALANCE") in such Account is reduced to zero (with respect to any such Account, the "REMOVAL TERMINATION DATE"); and (b) on each business day from and after such Removal Commencement Date until the related Removal Termination Date, BCRC will allocate (x) to the Trust (to be further allocated pursuant to the Pooling and Servicing Agreement), Non-Principal Collections in respect of such Accounts based on the ratio of (1) the amount of Principal Receivables in such Accounts on such business day that were previously sold to the Trust to (2) the total amount of Principal Receivables in such Account on such business day and (y) to the Depositor the remainder of the Non-Principal Collections in respect of such Accounts on such business day.

         Upon satisfaction of the above conditions on the related Removal Termination Date, such Removed Accounts or Ineligible Accounts shall be deemed to have been removed from the Trust and BCRC shall be permitted to sell, transfer, assign, set over and otherwise convey, without recourse, representation or warranty, all the right, title and interest in and to the Receivables


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remaining and thereafter arising in the Removed Accounts or Ineligible Accounts, all amounts received or to be received with respect thereto and all proceeds thereof.

         BCRC may at any time remove specific Receivables from the Trust, including all amounts then held or thereafter received in respect of such Receivables, without removing any other Receivables in the related Account then existing or thereafter arising, and shall have the right to remove the related Collateral Security and other rights associated with such Receivables, provided the Receivables are removed from the Trust in connection with an assignment of such Receivables to a third party in return for payment for such Receivables. As a condition to the assignment and removal of such Receivables, the payment therefor shall be in an amount at least equal to the principal amount of such Receivables plus accrued interest to the removal date. All of such payments shall be included as collections. BCRC has agreed pursuant to the Pooling and Servicing Agreement that any such removal will take place only if, in the reasonable belief of BCRC, no Early Amortization Event will occur as a result of such removal.

         BCRC also has the right to cause the Trustee to remove from the Trust and reassign to BCRC Domestic Inventory Receivables originated and transferred to the Trust during the four month period commencing 16 months prior to such Origination Period that continue to be unpaid in full 450 or more days following the origination thereof, provided that the aggregate amount of such Domestic Inventory Receivables that may be so removed and reassigned shall not exceed 10% of the aggregate principal balance of Domestic Inventory Receivables originated and transferred to the Trust during such four month period commencing 16 months prior to such Origination Period. BCRC shall effect such removal and reassignment by depositing in the Collection Account for application as collections on the Receivables an amount equal to the principal amount of such Receivables plus accrued interest to the date of such reassignment. The Trust will be under no obligation to hold any such Receivables for the purpose of allowing BCRC to cause a reassignment of such Receivables.

         In addition to the provisions described above, the Pooling and Servicing Agreement provides that in connection with the granting of Participation Interests in Receivables in the Trust, BCRC has the right to remove from the Trust the undivided interest which is to be granted to a third party. If an interest in a Receivable is removed, the Collateral Security or interest in the Collateral Security attributable to such interest may also be removed. The requirements for removing an undivided interest include the requirement that BCRC or the Servicer on BCRC's behalf, represent and warrant that such removal will not, in the reasonable belief of BCRC, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Pool Balance. See "The Floorplan and Asset-Based Financing Business--Participation Arrangements."

CREDIT SUPPORT FOR THE CERTIFICATES


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         The following sections summarize the structure for allocating collections made on the Receivables and certain other amounts among the Classes of Certificates, the other Series, the Variable Funding Certificate and the BCRC Certificate.

COLLECTION ACCOUNT

         The Servicer has established and is required to maintain, or cause to be established and maintained, an Eligible Deposit Account for the benefit of certificateholders in the name of the Trustee (the "COLLECTION ACCOUNT"). "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States or any one of the states thereof (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "ELIGIBLE INSTITUTION" means (a) the corporate trust department of the Trustee or (b) a depository institution or trust company organized under the laws of the United States or any one of the states thereof (or a domestic branch of a foreign bank) which at all times (i) has either (x) a long-term unsecured debt rating acceptable to each such Rating Agency or (y) a certificate of deposit rating acceptable to each such Rating Agency and (ii) is a member of the FDIC.

         Funds in the Collection Account generally will be invested in (i) obligations of or fully guaranteed by the United States, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person or entity other than such depository institution or trust company) of which at the time of the Trust's investment or contractual commitment to invest therein has a credit rating from any individual Rating Agency in the highest investment category granted thereby, (iii) commercial paper at the time of the Trust's investment of contractual commitment to invest therein having a credit rating from any individual Rating Agency in the highest investment category granted thereby, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) investments in money market funds which have the highest rating from, or have otherwise been approved in writing by, any individual Rating Agency, (vii) certain repurchase obligations entered into with depositor institutions or trust companies with respect to securities which are direct obligations of or obligations guaranteed by the United States or any agency or instrumentality thereof which is backed by the full faith and credit of the United States, and (viii) other investments acceptable to any individual Rating Agency as being consistent with the then-current rating of the Certificates (collectively, "ELIGIBLE INVESTMENTS").


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         Any earnings (net of losses and investment expenses) on funds in the
Collection Account will be credited to the Collection Account. The Servicer will have the revocable power to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out the Trustee's or the Servicer's duties under the Pooling and Servicing Agreement.

EXCESS FUNDING ACCOUNT

         The Servicer has established and is required to maintain, or, cause to be established and maintained, an Eligible Deposit Account for the benefit of the Certificateholders in the name of the Trustee (the "EXCESS FUNDING ACCOUNT"). The Excess Funding Account is intended to preserve for the benefit of the Certificateholders certain Principal Collections otherwise payable in respect of other Series or the BCRC Certificate during the Revolving Period and the Controlled Accumulation Period. The Excess Funding Account is held for the benefit of the Certificateholders in the name of the Trustee.

         On each Business Day during the Revolving Period and the Controlled Accumulation Period, if the Pool Balance at the end of the preceding Business Day was less than the Required Pool Balance also calculated as of the end of such preceding Business Day, the Servicer will cause Principal Collections allocable to the Certificates (during a Controlled Accumulation Period, after depositing into the Principal Account an amount equal to the Controlled Deposit Amount for the related Distribution Date) to be deposited by the Servicer in the Excess Funding Account in an amount equal to the Excess Funded Amount (such amount having been also calculated as of the end of the preceding Business Day), minus the amount then held in the Excess Funding Account.

         The "EXCESS FUNDED AMOUNT" shall be calculated for each Business Day and shall be an amount equal to the product of (a) the excess, if any, of (i) the Required Pool Balance as of the end of the preceding day over (ii) the Pool Balance as of the end of such preceding day and (b) a fraction the numerator of which is the Series 1999-1 Required Balance and the denominator of which is the aggregate of the required balances for all Series (including the Series 1999-1 Required Balance) providing for excess funding accounts or similar arrangements. On each Business Day during the Revolving Period or the Controlled Accumulation Period, funds on deposit in the Excess Funding Account (including without limitation the Excess Funded Amount) will be withdrawn and paid (or made available) to the holder of the BCRC Certificate or allocated to one or more Series which are in amortization, early amortization or accumulation periods to the extent that as of the end of the preceding day, the excess referred to the preceding sentence (i.e., the amount under clause (a) (i) over the amount under clause (a) (ii)) has been reduced or no longer exists.

         Funds on deposit in the Excess Funding Account will be invested at the direction of the Servicer in Eligible Investments. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and applied as described herein.


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ALLOCATION PERCENTAGES

         This section sets forth the procedure for calculating the Certificates' allocable share of certain distributions and other payments made with respect to the Receivables. Amounts not allocated to the Certificates as described below will be allocated to other Series, the Variable Funding Certificate or the BCRC Certificate.

         Allocation to the Certificates. The Servicer will allocate amounts to the Certificates for each Collection Period as follows:

         (i) Non-Principal Collections and the Defaulted Amount will be allocated to the Certificates based on the Floating Allocation Percentage;

         (ii) during the Revolving Period, Principal Collections will be allocated to the Certificates based on the Floating Allocation Percentage;

         (iii) during the Controlled Accumulation Period, any Initial Amortization Period and any Early Amortization Period, Principal Collections will be allocated to the Certificates based on the Principal Allocation Percentage; and

         (iv) Miscellaneous Payments will be allocated to the Certificates on the basis of the Series 1999-1 Investor Allocation Percentage;

provided, however, that with respect to the allocation of Principal Collections among Series and the Variable Funding Certificate for any Collection Period, if the sum of (i) the sum of the floating allocation percentages (including the Floating Allocation Percentage, if applicable) for each Series in its revolving period, (ii) the sum of the principal allocation percentages (including the Principal Allocation Percentage, if applicable) for each Series in its amortization, accumulation or early amortization period and (iii) the Variable Funding Percentage exceeds 100%, then Principal Collections for such Collection Period will be allocated among the Series and the Variable Funding Certificate pro rata on the basis of such allocation percentages after the pro rata reduction of such percentages so that the sum thereof equals 100% for such period; provided further, that with respect to the allocation of Non-Principal Collections among Series and the Variable Funding Certificate for any Collection Period, if the sum of (i) the sum of the floating allocation percentages (including the Floating Allocation Percentage) for each Series and (ii) the Variable Funding Percentage exceeds 100%, then Non-Principal Collections for such Collection Period will be allocated among the Series and the Variable Funding Certificate on the basis of such allocation percentages after the pro rata reduction of such percentages so that the sum thereof equals 100% for such period.

         "FLOATING ALLOCATION PERCENTAGE" means the percentage (which shall never exceed 100%) obtained for each day in a Collection Period, by dividing the Invested Amount as of the


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close of business on the preceding day by the Pool Balance as of the close of business on such preceding day; provided, however, that, with respect to the Collection Period in which the Certificates are issued, the Floating Allocation Percentage shall mean the percentage obtained by dividing the Invested Amount of the Certificates by the Pool Balance on the Series Cut-Off Date (giving pro forma effect as of the Series Cut-Off Date to the issuance of the Certificates).

         "PRINCIPAL ALLOCATION PERCENTAGE" means the percentage (which shall never exceed 100%) obtained by dividing the Invested Amount as of the last day of the Revolving Period by the Pool Balance as of each day in such Collection Period.

         "INVESTED AMOUNT" means for any date an amount equal to (a) the Adjusted Invested Amount of the Certificates, minus (b) the amount, without duplication, of principal payments (except principal payments made from the Excess Funding Account and any transfers from the Excess Funding Account to the Collection Account) made on the Certificates prior to such date minus (c) the excess, if any, of the aggregate amount of Investor Charge-Offs for all Distribution Dates preceding such date over the aggregate amount of any reimbursements of Investor Charge-Offs for all Distribution Dates preceding such date.

         "INITIAL PRINCIPAL AMOUNT" means the aggregate initial principal amount of the Certificates, which is $____.

         "ADJUSTED INVESTED AMOUNT" means the Initial Principal Amount of the Certificates plus (x) the amount of any withdrawals from the Excess Funding Account in connection with an increase in Receivables in the Trust since the Closing Date minus (y) the amount of any additions to the Excess Funding Account in connection with a reduction in the Receivables in the Trust since the Closing Date.

         "MISCELLANEOUS PAYMENTS" for any Collection Period means the sum of (a) Adjustment Payments and Transfer Deposit Amounts on deposit in the Collection Account on the related Distribution Date received with respect to such Collection Period and (b) Unallocated Principal Collections available to be treated as Miscellaneous Payments as of the Distribution Date following such Collection Period as described below under "Principal Collections for all Series."

         "POOL AVAILABLE SUBORDINATED AMOUNT" means for any date the sum of the Available Subordinated Amount and the aggregate available subordinated amounts for all other outstanding Series.

         "POOL INVESTED AMOUNT" means for any date the sum of the Invested Amount and the invested amounts for all other outstanding Series.

         "SERIES 1999-1 INVESTOR ALLOCATION PERCENTAGE" means, for any Collection Period, the percentage obtained by dividing the Invested Amount as of the last business day preceding such Collection Period by the Pool Invested Amount on such day.


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         Principal Collections for all Series. Principal Collections allocable to the Certificates for any Collection Period during the Revolving Period will first be allocated to the Excess Funding Account to the extent described above under "--Excess Funding Account." Principal Collections allocable to the Certificates for any Collection Period with respect to the Controlled Accumulation Period will first be allocated to make deposits up to the Controlled Deposit Amount in the Principal Account. Principal Collections allocable to the Certificates for any Collection Period with respect to any Initial Amortization Period or any Early Amortization Period will first be allocated to make required payments of Monthly Principal on the Certificates. See "Distributions from the Collection Account; Reserve Fund--Principal Collections" below. Principal Collections allocable to the Certificates for any Collection Period during the Controlled Accumulation Period remaining after the allocation to provide for the deposit of the Controlled Deposit Amount into the Principal Account will then be allocated to the Excess Funding Account to the extent described above under "Excess Funding Account." Thereafter, the Servicer will determine the amount of Available Investor Principal Collections remaining after such required payments are made and the amount of any similar excess for any other Series (collectively, "EXCESS PRINCIPAL COLLECTIONS"). The Servicer will allocate Excess Principal Collections to cover any principal distributions on any Series which are either scheduled or permitted and which have not been covered out of Principal Collections and certain other amounts allocated to such Series ("PRINCIPAL SHORTFALLS").

         Excess Principal Collections will generally not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Excess Principal Collections for any Collection Period, Excess Principal Collections will be allocated pro rata among the applicable Series entitled to receive monthly principal (and giving effect to any requirements to apply such distributions sequentially among classes of the same Series) based on the relative amounts of Principal Shortfalls. To the extent that Excess Principal Collections exceed Principal Shortfalls, the balance will be paid (or made available) to the holder of the BCRC Certificate only if the Pool Balance for the related Distribution Date (determined after giving effect to any Receivables transferred to the Trust on such date) exceeds the Required Pool Balance for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date). Any amount not paid to the holder of the BCRC Certificate because the Pool Balance does not exceed the Required Pool Balance will be held unallocated ("UNALLOCATED PRINCIPAL COLLECTIONS") in the Collection Account until the Pool Balance exceeds the Required Pool Balance, at which time such amount will be paid to the holder of the BCRC Certificate, or until an early amortization event occurs or an accumulation or scheduled amortization period commences for any Series, after which event or commencement such amount will be treated as a Miscellaneous Payment.

ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT; LIMITED SUBORDINATION OF THE RETAINED INTEREST

         Except as otherwise provided in the following paragraphs, the Servicer, no later than two business days after the date of receipt of any collections on the Receivables, will deposit such


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collections (net of the Variable Funding Percentage of such collections and the
Excess Retained Percentage of such collections) into the Collection Account.

         Notwithstanding the foregoing, for so long as (i) BCI remains the Servicer under the Pooling and Servicing Agreement, (ii) no Servicer Default has occurred and is continuing and (iii) (x) BCI is a subsidiary of Bombardier Corporation (which shall own at least 80% of the voting common stock of BCI) and BCI has and maintains a short-term debt rating of at least A-1 by Standard & Poor's and P-1 by Moody's, (y) BCI arranges for and maintains a letter of credit or other form of Enhancement in respect of the Servicer's obligation to make deposits of collections on the Receivables in the Collection Account that is acceptable in form and substance to each Rating Agency or (z) BCI otherwise obtains the Rating Agency confirmations described below, then, subject to any limitations in the confirmations referred to below, BCI need not deposit collections into the Collection Account on the days indicated in the preceding paragraph but may use for its own benefit all such collections until the business day immediately preceding the related Distribution Date, at which time BCI will make such deposits in a single deposit into the Collection Account in an amount equal to the net amount of such deposits and withdrawals which would have been made had the conditions described in this paragraph not applied; provided, however, that prior to ceasing daily deposits as described above, BCI shall have delivered to the Trustee written confirmation from each of the Rating Agencies that the failure by BCI to make daily deposits will not result in a reduction or withdrawal of the ratings of the Certificates or any other outstanding Series or class of investor certificates.

         In addition to and notwithstanding the foregoing, with respect to any Collection Period, the Servicer will only be required to deposit collections into the Collection Account up to the aggregate amount of collections required to be deposited into all Series Accounts or, without duplication, distributed on the related Distribution Date to all investor certificateholders and to each Enhancement Provider pursuant to the terms of any Supplement or Enhancement agreement, and if, at any time prior to such Distribution Date, the amount of collections deposited in the Collection Account exceeds the amount required to be deposited, the Servicer will be permitted to withdraw such excess from the Collection Account.

         The requirements of the preceding paragraphs are subject to the following exceptions. On any date on which collections are received, the Servicer may distribute (or make available) directly (a) to the holder of the Variable Funding Certificate, an amount equal to the Variable Funding Percentage of such collections and (b) to the holder of BCRC Certificate, the Excess Retained Percentage of such collections. On any date on which collections are received during the Revolving Period, the Controlled Accumulation Period or any Initial Amortization Period, the Servicer will allocate to Series 1999-1 an amount equal to the sum of (1) the product of (x) the Floating Allocation Percentage for such date and (y) the aggregate amount of Non-Principal Collections on such date and (2) the Series 1999-1 Available Retained Collections for such date (such amount for any such date, the "DAILY ALLOCATION"), and of that allocation, the Servicer will deposit and retain in the Collection Account an amount equal to the lesser of (a) the Daily Allocation on such date and (b) the difference between (I) the sum of the amounts required to be


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distributed on the related Distribution Date pursuant to clauses (i) through
(viii) under "Distributions from the Collection Account; Reserve Fund-- Non-Principal Collections" below (provided that if BCI is the Servicer, such amounts shall not include the Monthly Servicing Fee) and (II) the sum of the Daily Allocations previously deposited in the Collection Account for the current Collection Period, and the remainder of such Daily Allocation will be retained by the Servicer for application as described herein. During the Early Amortization Period, the entire Daily Allocation for each date will be deposited and retained in the Collection Account.

         On each Determination Date with respect to the Revolving Period, the Controlled Accumulation Period or any Initial Amortization Period, the Servicer will deposit in the Collection Account an amount equal to the excess, if any, of any Daily Allocation retained by the Servicer and not deposited in the Collection Account during the related Collection Period over the amounts required to be distributed on the related Distribution Date pursuant to clauses
(i) through (viii) under "Distributions from the Collection Account; Reserve Fund--Non-Principal Collections" below, provided that if BCI is the Servicer, BCI may make such deposit net of the Monthly Servicing Fee and the amounts payable from Series 1999-1 Available Retained Collections on the related Distribution Date as described under "Distributions from the Collection Account; Reserve Fund; Principal Account" below.

         "AVAILABLE RETAINED COLLECTIONS" for any date on which the Servicer receives collections (each, a "DEPOSIT DATE") means the sum of (a) the Available Retained Non-Principal Collections for such date and (b) the Available Retained Principal Collections for such date; provided, however, that the Available Retained Collections will be zero for any Collection Period with respect to which the Available Subordinated Amount is zero for the Distribution Date occurring in such Collection Period.

         "AVAILABLE RETAINED NON-PRINCIPAL COLLECTIONS" for any Deposit Date means an amount equal to the product of (a) the excess of (i) the Retained Percentage for the related such Deposit Date over (ii) the Excess Retained Percentage for such Deposit Date multiplied by (b) Non-Principal Collections for such date.

         "AVAILABLE RETAINED PRINCIPAL COLLECTIONS" for any Deposit Date means an amount equal to the product of (a) the excess of (i) the Retained Percentage for such Deposit Date over (ii) the Excess Retained Percentage for such Deposit Date and (b) Principal Collections for such date.

         "SERIES 1999-1 AVAILABLE RETAINED COLLECTIONS" means, for any Deposit Date, an amount equal to the product of (a) the Available Retained Collections for such day and (b) a fraction, the numerator of which is the Available Subordinated Amount and the denominator of which is the Pool Available Subordinated Amount, in each case on such day.

         "EXCESS RETAINED PERCENTAGE" for any date of determination, (x) the Retained Percentage for such date minus (y) the percentage equivalent of a fraction, the numerator of


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


which is equal to the Pool Available Subordinated Amount as of the end of the immediately preceding day and the denominator of which is the Pool Balance as of the end of the immediately preceding day.

         "RETAINED PERCENTAGE" for any date of determination, means 100% minus
(a) when used with respect to Non-Principal Collections, the sum of (i) the aggregate of the floating allocation percentages for each outstanding Series (including the Certificates) and (ii) the Variable Funding Percentage for such date of determination and (b) when used with respect to Principal Collections, the sum of (i) the aggregate of the floating allocation percentages for each outstanding Series (including the Certificates, if applicable) in its revolving period, (ii) the aggregate of the principal allocation percentages for each outstanding Series (including the Certificates, if applicable) in its amortization, accumulation or early amortization period and (iii) the Variable Funding Percentage for such date of determination, but in each case the Retained Percentage shall not be less than 0%.

         "VARIABLE FUNDING PERCENTAGE" for any date of determination, means a percentage (which percentage shall never be less than 0% nor more than 100%) equal to the Variable Funding Amount as of such day divided by the Pool Balance as of the close of business on the day preceding such day; provided, however, that for purposes of allocating Principal Collections following the occurrence of a Liquidation Event, the Variable Funding Percentage will be calculated on the basis of the Variable Funding Amount as of the last day immediately preceding the date of such Liquidation Event; provided, further, that following a Liquidation Event, the relative interest of the Variable Funding Certificate in further allocations of Non-Principal Collections will not be less than the relative interest thereof as of the Liquidation Event.

         Limited Subordination of Retained Interest. A portion of the Retained Participation Amount up to the Available Subordinated Amount will be available to fund payment of principal and interest on the Certificates in the event that the proportionate interests of the Certificates in collections received with respect to the Receivables during any particular Collection Period are less than the required distributions thereon. The following paragraphs describe the extent to which collections otherwise allocable to the BCRC Certificate will be available to satisfy shortfalls with respect to the payment of principal and interest on the Certificates.

         Deficiency Amount. For each Distribution Date, the Servicer will determine for the Certificates the amount (the "DEFICIENCY AMOUNT"), if any, by which (a) the sum of (i) Monthly Interest for such Distribution Date, (ii) Monthly Interest accrued but not paid with respect to prior Distribution Dates (and interest thereon), (iii) the Net Servicing Fee for such Distribution Date,
(iv) the Investor Default Amount for such Distribution Date, and (v) the Series 1999-1 Investor Allocation Percentage of any Adjustment Payment for such Distribution Date that has not been deposited in the Collection Account as required under the Pooling and Servicing Agreement, exceeds (b) the sum of (i) Investor Non-Principal Collections and Investment Proceeds for such Distribution Date and (ii) the amount of funds in the Reserve Fund on such Distribution Date available to fund the amount by which the amount in clause (a) exceeds the


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amount in clause (b) (i) as described below under "Distributions from the
Collection Account; Reserve Fund--Non-Principal Collections." The lesser of the Deficiency Amount and the Available Subordinated Amount is the "Required Subordination Draw Amount."

         "CLASS A MONTHLY INTEREST" for any Distribution Date means an amount equal to the product of (x) the actual number of days elapsed in the related Interest Period divided by 360 days and (y) the product of (i) the Class A Certificate Rate and (ii) the outstanding principal balance of the Class A Certificates as of the close of business on the preceding Distribution Date (or for the first Distribution Date, the Closing Date) after giving effect to any payments of principal on the Class A Certificates on such preceding Distribution Date.

         "CLASS B MONTHLY INTEREST" for any Distribution Date means an amount equal to the product of (x) the actual number of days elapsed in the related Interest Period divided by 360 days and (y) the product of (i) the Class B Certificate Rate and (ii) the outstanding principal balance of Class B Certificates as of the close of business on the preceding Distribution Date (or for the first Distribution Date, the Closing Date) after giving effect to any payments of principal on the Class B Certificates on such preceding Distribution Date.

         "MONTHLY INTEREST" for any Distribution Date means the sum of the Class A Monthly Interest and the Class B Monthly Interest with respect to such Distribution Date.

         Required Subordinated Amount. The "REQUIRED SUBORDINATED AMOUNT" means, as of any date of determination, the sum of (i) the product of (A) the Subordinated Percentage and (B) the Invested Amount and (ii) the Incremental Subordinated Amount for the immediately preceding Distribution Date or, if such date of determination is a Distribution Date, for such date; provided, however, that for any date prior to the end of the Revolving Period, the Required Subordinated Amount shall in no event be less than an amount equal to the sum of
(x) [3.75]% of the Initial Principal Amount of the Certificates and (y) the Incremental Subordinated Amount for the immediately preceding Distribution Date or, if such date of determination is a Distribution Date, for such date; provided further, that upon the commencement of the Initial Amortization Period or the Controlled Accumulation Period or if an Early Amortization Event occurs, the Required Subordinated Amount for each date of determination thereafter will equal the Required Subordinated Amount as of the close of business on the day preceding the first day of the Initial Amortization Period or the Controlled Accumulation Period or the day on which such Early Amortization Event occurs.

         Available Subordinated Amount. The "AVAILABLE SUBORDINATED AMOUNT" for any date of determination after the first Distribution Date means an amount equal to the sum of: (i) the lesser of: (a) the Available Subordinated Amount for the preceding Distribution Date, minus, with certain limitations, the Required Subordination Draw Amount for the preceding Distribution Date or, if such date of determination is a Distribution Date, such Distribution Date, minus the amount of any deposits in the Reserve Fund from Series 1999-1 Available Retained Collections for the purpose of reimbursing funds withdrawn from the Reserve Fund applied to cover any


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


portion of the Investor Default Amount on the preceding Distribution Date or, if such date of determination is a Distribution Date, such Distribution Date, minus an amount equal to the Defaulted Amount for the immediately preceding Collection Period multiplied by a fraction, the numerator of which is the Available Subordinated Amount as of the last day of the preceding Collection Period (or in the case of the first Distribution Date, the Required Subordinated Amount as of the Closing Date) and the denominator of which is the Pool Balance as of the last day of the preceding Collection Period (or in the case of the first Distribution Date, the Pool Balance as of the Closing Date), plus the aggregate amount of Excess Servicing paid to the holder of the BCRC Certificate on the previous Distribution Date as described below under "Distributions from the Collection Account; Reserve Fund--Excess Servicing," minus the Incremental Subordinated Amount for the second preceding Distribution Date or if such date of determination is a Distribution Date, the preceding Distribution Date, plus the Incremental Subordinated Amount for the immediately preceding Distribution Date, or if such date of determination is a Distribution Date, such Distribution Date plus the Subordinated Percentage multiplied by the aggregate amount of any increases in the Invested Amount resulting from any withdrawals from the Excess Funding Account since the preceding Distribution Date; and (b) the Required Subordinated Amount for such date of determination; and (ii) the amount of any optional increase in the Available Subordinated Amount exercised by BCRC as described below in the final paragraph of this section "Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest--Available Subordinated Amount." The Available Subordinated Amount for any date of determination during the period from the Closing Date through the first Distribution Date is equal to the Required Subordinated Amount as of such date of determination, which will equal at least $_________ on the Closing Date.

         The "SUBORDINATED PERCENTAGE" will equal the percentage equivalent of a fraction, the numerator of which is [5.5]% and the denominator of which will be the excess of 100% over [5.5]%.

         The "INCREMENTAL SUBORDINATED AMOUNt" on any Distribution Date will equal the product of (a) a fraction, the numerator of which is the sum of the Invested Amount on the last day of the immediately preceding Collection Period (or with respect to the first Distribution Date, the Invested Amount on the Closing Date) and the Available Subordinated Amount for such Distribution Date (calculated without subtracting or adding the Incremental Subordinated Amount for such Distribution Date as described in clause (a) of the definition of Available Subordinated Amount or clause (ii) of the definition of Required Subordinated Amount), and the denominator of which is the Pool Balance on such last day and (b) the Overconcentration Amount on such Distribution Date.

         "OBLIGOR OVERCONCENTRATIONS" on any Distribution Date means, with respect to any Account, the excess of (x) the aggregate principal amount of Eligible Receivables in such Account on the last day of the Collection Period immediately preceding such Distribution Date over (y) [2]% of the Pool Balance with respect to Specified Obligors and [1.5]% of the Pool Balance with respect to all other Obligors, in each case on the last day of such immediately


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preceding Collection Period. As used in this definition, "SPECIFIED OBLIGORS"
means any Obligor with respect to the six largest Accounts in the Trust calculated on the basis of the amount of Principal Receivables in such Account. The percentages set forth in this description of Obligor Overconcentrations and the manner of determining the Specified Obligors may be adjusted from time to time without the consent of the Certificateholders if the Rating Agency Condition is satisfied.

         "MANUFACTURER OVERCONCENTRATIONS" on any Distribution Date means the excess of (x) the aggregate amount of Eligible Receivables created in connection with the financing of products manufactured by any single manufacturing entity (other than the Designated Manufacturer described below in the definition of Designated Manufacturer Overconcentrations) which Eligible Receivables are in the Pool on the last day of the Collection Period immediately preceding such Distribution Date over (y) [15]% of the Pool Balance on the last day of such immediately preceding Collection Period; provided, however, that the percentage specified in clause (y) may be adjusted from time to time without the consent of the Certificateholders, if the Rating Agency Condition is satisfied.

         "DESIGNATED MANUFACTURER OVERCONCENTRATIONS" on any Distribution Date means the excess of (x) the aggregate amount of Eligible Receivables created in connection with the financing of products manufactured by the Designated Manufacturer which Eligible Receivables are in the Pool on the last day of the Collection Period immediately preceding such Distribution Date over (y) [50]% of the Pool Balance on the last day of such immediately preceding Collection Period where the "Designated Manufacturer" is collectively Bombardier Inc. and its subsidiaries; provided, however, that the percentage specified in clause (y) and the entities included as Designated Manufacturer may be adjusted from time to time without the consent of the Certificateholders, if the Rating Agency Condition is satisfied.

         "INDUSTRY OVERCONCENTRATIONS" on any Distribution Date means the excess of (x) the aggregate amount of Eligible Receivables created in connection with the financing of products manufactured by manufacturing entities that are part of the same industry (i.e., producing the same principal product, provided that products manufactured by Bombardier Inc. and its affiliates will not be included in the calculation of Industry Overconcentration) which Eligible Receivables are in the Pool on the last day of the Collection Period immediately preceding such Distribution Date over (y) an amount equal to __% of the Pool Balance on the last day of such immediately preceding Collection Period; provided, however, that with respect to each industry specified below, the percentage in clause (y) of this definition shall be deemed to equal the percentage set forth opposite such industry:

                             Industry                    Percentage
                             --------                    ----------
          Marine Products.............................       __%
          Recreational Vehicles.......................       __%
          Lawn and Garden.............................       __%
          Consumer Electronics and Appliances.........       __%


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


         Some or all of the percentages specified in this description of Industry Overconcentrations may be adjusted from time to time without the consent of the Certificateholders, if the Rating Agency Condition is satisfied.

         "OVERCONCENTRATION AMOUNT" on any Distribution Date means the sum of (without duplication) the Obligor Overconcentrations, the Manufacturer Overconcentrations, the Designated Manufacturer Overconcentrations and the Industry Overconcentrations on such Distribution Date.

         If the Available Subordinated Amount for any Distribution Date is less than the Required Subordinated Amount for such Distribution Date, an Early Amortization Event will occur. The holder of the BCRC Certificate could elect to increase the Available Subordinated Amount (but the aggregate amount of such increases may not exceed an amount equal to 1% of the Initial Principal Amount of the Certificates) at the time such an Early Amortization Event would otherwise occur, thus preventing or delaying the occurrence of such Early Amortization Event.

DISTRIBUTIONS FROM THE COLLECTION ACCOUNT; RESERVE FUND; PRINCIPAL ACCOUNT

         Distributions on the Certificates will be made monthly on the 15th day of each month, or if such day is not a business day, on the next succeeding business day (each, a "DISTRIBUTION DATE"), commencing [[month] 15, 1999].

         Non-Principal Collections. On each Distribution Date, the Trustee will apply Investor Non-Principal Collections and Investment Proceeds for such Distribution Date to make the following distributions in the following order of priority:

         (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not distributed on a prior Distribution Date (plus, but only to the extent permitted under applicable law, interest at the Class A Certificate Rate on Class A Monthly Interest previously due but not distributed), shall be distributed on the Class A Certificates;

         (ii) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not distributed on a prior Distribution Date (plus, but only to the extent permitted under applicable law, interest at the Class B Certificate Rate on Class B Monthly Interest previously due but not distributed) shall be distributed on the Class B Certificates;

         (iii) an amount equal to the Net Servicing Fee for such Distribution Date shall be distributed to the Servicer (unless such amount has been deducted from amounts that would otherwise be deposited to the Collection Account as described above under "Allocation of


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Collections; Deposits in Collection Account; Limited Subordination of the
Retained Interest" or waived as described under "Servicing Compensation and Payment of Expenses" below);

         (iv) an amount equal to the Reserve Fund Deposit Amount, if any, for such Distribution Date shall be deposited in the Reserve Fund;

         (v) an amount equal to the Investor Default Amount, if any, for such Distribution Date shall be treated as a portion of Available Investor Principal Collections for such Distribution Date and shall be allocated by the Trustee in the manner described under "Principal Collections" below;

         (vi) an amount equal to the remainder of the Monthly Servicing Fee for such Distribution Date, if any, due but not paid the Servicer shall be paid to the Servicer (unless such amount has been deducted from amounts that would otherwise be deposited to the Collection Account as described above under "Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest" or waived as described under "Servicing Compensation and Payment of Expenses" below);

         (vii) any Class A Carry-Over Amount for such Distribution Date, plus the amount of any Class A Carry-Over Amount previously due but not distributed on a previous Distribution Date, shall be distributed to the Class A Certificateholders;

         (viii) any Class B Carry-Over Amount for such Distribution Date, plus the amount of any Class B Carry-Over Amount previously due but not distributed on a previous Distribution Date, shall be distributed to the Class B Certificateholders; and

         (ix) the balance, if any, shall constitute Excess Servicing and shall be allocated by the Trustee in the manner described under "Excess Servicing" below.

         If such Investor Non-Principal Collections and Investment Proceeds are not sufficient to make the distributions required by clauses (i), (ii), (iii) and (v), the Trustee shall withdraw funds from the Reserve Fund and apply such funds to complete, to the extent available, the distributions pursuant to such clauses (i), (ii), (iii) and (v) in the numerical order thereof.

         If there is a Deficiency Amount for such Distribution Date, the Servicer will apply or cause the Trustee to apply the aggregate amount of Series 1999-1 Available Retained Collections for the related Collection Period on such Distribution Date, but only up to the Required Subordination Draw Amount, to make the distributions required by clauses (i), (ii), (iii) and (v) above that have not been made through the application of funds from the Reserve Fund as described in the preceding paragraph. Any such Series 1999-1 Available Retained Collections remaining after the application thereof pursuant to the preceding sentence shall be treated as a portion of the Available Investor Principal Collections, but only up to the amount of unpaid Adjustment Payments allocated to the Certificates. The holder of the BCRC Certificate may elect


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to increase the Available Subordinated Amount, up to a maximum aggregate increase equal to 1% of the Initial Principal Amount of the Certificates, in order to avoid the occurrence of an Early Amortization Event.

         "NON-PRINCIPAL COLLECTIONS" means collections of interest and other non-principal charges (including amounts recovered with respect to Defaulted Receivables and insurance proceeds) with respect to the Receivables.

         "INVESTOR NON-PRINCIPAL COLLECTIONS" for any Distribution Date means the portion of Non-Principal Collections for the related Collection Period allocated to the Certificates as described above under "Allocation Percentages--Allocation to the Certificates" and "Allocation of Collections; Deposits in Collection Account; Limited Subordination of the Retained Interest."

         "INVESTMENT PROCEEDS" for any Distribution Date means an amount equal to the sum of (a) all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Fund, the Excess Funding Account and the Principal Account and (b) the Series 1999-1 Investor Allocation Percentage of net investment earnings credited to the Collection Account on the second Business Day prior to the Distribution Date with respect to funds held in the Collection Account.

         "EXCESS SERVICING" for any Distribution Date means the amount described in clause (ix) above.

         Reserve Fund. An Eligible Deposit Account will be established and maintained in the name of the Trustee for the benefit of the Certificateholders (the "RESERVE FUND"). BCRC will make an initial deposit into the Reserve Fund on the Closing Date in an amount equal to $________. The "RESERVE FUND REQUIRED AMOUNT" means an amount which on any Distribution Date will equal [0.50]% of the outstanding principal balance of the Certificates on such Distribution Date (after giving effect to any reduction thereof on such Distribution Date). If, after giving effect to the allocations, distributions and deposits in the Reserve Fund described herein under the caption "Non-Principal Collections," the amount in the Reserve Fund is less than the Reserve Fund Required Amount for such Distribution Date, the Trustee shall deposit any remaining Series 1999-1 Available Retained Collections (to the extent of the Available Subordinated Amount) for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to the Reserve Fund Required Amount. The "RESERVE FUND DEPOSIT AMOUNT" means, with respect to any Distribution Date, the amount, if any, by which the Reserve Fund Required Amount for such Distribution Date exceeds the amount on deposit in the Reserve Fund after giving effect to any withdrawal therefrom on such Distribution Date. Funds in the Reserve Fund will be invested in the same manner in which funds in the Collection Account may be invested. On each Distribution Date, the Servicer will credit to the Collection Account any investment earnings (net of losses and investment expenses) with respect to the Reserve Fund. After the payment in full of the aggregate principal balance of the Certificates,


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any funds remaining on deposit in the Reserve Fund will be paid to the holder of the BCRC Certificate.

         If, for any Distribution Date with respect to an Early Amortization Period, after giving effect to the allocations, distributions and deposits described in the preceding paragraph, the amount in the Reserve Fund is less than the Excess Reserve Fund Required Amount as of such Distribution Date, the Trustee shall deposit the remaining Series 1999-1 Available Retained Collections (to the extent of the Available Subordinated Amount) for the related Collection Period into the Reserve Fund until the amount in the Reserve Fund is equal to such Excess Reserve Fund Required Amount. The "EXCESS RESERVE FUND REQUIRED AMOUNT" for any Distribution Date with respect to an Early Amortization Period, means an amount equal to the greater of (a) 5% of the Initial Principal Amount of the Certificates and (b) the excess of (i) the Required Pool Balance (after giving effect to any changes thereto on such Distribution Date) over (ii) the Pool Balance (after giving effect to changes thereto on such Distribution Date); provided that the Excess Reserve Fund Required Amount shall in no event exceed the Available Subordinated Amount for such Distribution Date.

         Excess Servicing. On each Distribution Date, the Trustee will allocate Excess Servicing with respect to the Collection Period immediately preceding such Distribution Date, in the following order of priority:

         (a) an amount equal to the aggregate amount of Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of the Series 1999-1 Investor Allocation Percentage of Miscellaneous Payments with respect to such Distribution Date) will be included in Available Investor Principal Collections for such Distribution Date;

         (b) an amount equal to the aggregate outstanding amounts of the Monthly Servicing Fee which have been previously waived as described below under "Servicing Compensation and Payment of Expenses" will be distributed to the Servicer; and

         (c) the balance, if any, shall be distributed (or made available) to the holder of the BCRC Certificate and shall also increase the Available Subordinated Amount to the extent described in the definition thereof.

         Principal Account. An Eligible Deposit Account will be established and maintained in the name of the Trustee for the benefit of the Series 1999-1 Certificateholders (the "PRINCIPAL ACCOUNT"). Funds on deposit in the Principal Account will be invested at the direction of the Servicer in Eligible Investments. On each Distribution Date, the Servicer will credit to the Collection Account any investment earnings (net of losses and investment expenses) with respect to the Principal Account. After the payment in full of the aggregate principal balance of the Certificates, any funds remaining on deposit in the Principal Account will be paid to the holder of the BCRC Certificate.


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


         Principal Collections. The Trustee will apply Available Investor Principal Collections as follows:

         (a) on each business day, with respect to the Revolving Period, first, to make a deposit to the Excess Funding Account if the Pool Balance at the end of the preceding business day was less than the Required Pool Balance for such day (calculated as provided above under "Excess Funding Account") and, second, to Excess Principal Collections as described above under "Allocation Percentages--Principal Collections for all Series";

         (b) for each Distribution Date with respect to the Controlled Accumulation Period:

               (A) if such Distribution Date is not the Scheduled Payment Date;

                   (i) an amount equal to the Controlled Deposit Amount will be deposited into the Principal Account; and

                   (ii) an amount, if any, equal to the difference between the Excess Funding Amount and the amount then on deposit in the Excess Funding Account shall be deposited into the Excess Funding Account; and

                   (iii) the balance, if any, will be allocated to Excess Principal Collections; and

               (B) if such Distribution Date is the Scheduled Payment Date,

                   (i) then first to the holders of Class A Certificates until the principal amount thereof is reduced to zero and then to holders of the Class B Certificates until the principal amount thereof is reduced to zero; and

                    (ii) the balance, if any, will be allocated to Excess Principal Collections;

and

         (c) for each Distribution Date with respect to any Initial Amortization Period or Early Amortization Period:

             (i) an amount equal to Monthly Principal for such Distribution Date will be distributed first to the holders of Class A Certificates until the principal amount thereof is reduced to zero and then to holders of the Class B Certificates until the principal amount thereof is reduced to zero; and

             (ii) the balance, if any, will be allocated to Excess Principal Collections.

         In the event that the Invested Amount is greater than zero on the Series 1999-1 Termination Date, any funds remaining in the Reserve Fund (after the application of funds in the Reserve Fund as described above under "Non-Principal Collections") will be treated as a portion of Available Investor Principal Collections for the Distribution Date occurring on the Series 1999-1 Termination Date.

         "PRINCIPAL COLLECTIONS" means collections of principal on the Receivables.

         "AVAILABLE INVESTOR PRINCIPAL COLLECTIONS" for any Distribution Date means the sum of (a) the product of (i) the Floating Allocation Percentage, with respect to the Revolving Period, or the Principal Allocation Percentage, with respect to the Controlled Accumulation Period, any Initial Amortization Period or any Early Amortization Period, for the related Collection Period and (ii) Principal Collections for the related Collection Period, (b) the amount, if any, of Investor Non-Principal Collections, funds in the Reserve Fund and Series 1999-1 Available Retained Collections allocated to cover any Investor Default Amount or any unpaid Adjustment Payments allocated to the Certificates or to reimburse Investor Charge-Offs, (c) the Series 1999-1 Investor Allocation Percentage of Miscellaneous Payments for such Distribution Date, (d) Excess Principal Collections, if any, from other Series allocated to the Certificates,
(e) if an Initial Amortization Period or an Early Amortization Period began during the related Collection Period, any amounts on deposit in the Excess Funding Account, (f) on the Series 1999-1 Termination Date, any funds remaining in the Reserve Fund (after the application of funds in the Reserve Fund as described above under "Non-Principal Collections"), and (g) with respect to the Scheduled Payment Date, any Initial Amortization Period or any Early Amortization Period, any funds on deposit in the Principal Account..

         If the sum of the Floating Allocation Percentage (during the Revolving Period) or the Principal Allocation Percentage (during the Early Amortization Period, Initial Amortization Period or Controlled Accumulation Period), the floating allocation percentages for all other outstanding Series of investor certificates in their revolving periods and the principal allocation percentages for all other outstanding Series in their amortization or early amortization periods exceeds 100%, then the Principal Collections shall be allocated among all Series pro rata on the basis of such floating allocation percentages and principal allocation percentages.

         "MONTHLY PRINCIPAL" with respect to any Distribution Date relating to any Initial Amortization Period or Early Amortization Period will equal Available Investor Principal Collections for such Distribution Date; provided, however, that Monthly Principal will not exceed the applicable outstanding principal balances of the Class A and Class B Certificates, respectively.

         "ACCUMULATION PERIOD LENGTH" means the one, two, three, four, five or six month(s) period, determined on __________, and shall be calculated as the product, rounded upwards to the nearest integer, of (a) four and (b) a fraction, the numerator of which is the Invested Amount as of _____________ (after giving effect to all changes therein on such date) and the


                                       86



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


denominator of which is the sum of such Invested Amount and the invested amounts as of _____________ (after giving effect to all changes therein on such date) of all other outstanding Series whose respective revolving periods are not scheduled to end before the last day of the ___________ Collection Period.

         "ACCUMULATION SHORTFALL" means, for the succeeding Monthly Period, the amount by which the Controlled Deposit Amount exceeds the amount deposited in the Principal Account for any Monthly Period.

         "CONTROLLED ACCUMULATION AMOUNT" means an amount sufficient to amortize the Invested Amount given the Accumulation Period Length.

         "CONTROLLED ACCUMULATION PERIOD" means, unless an Early Amortization Event has occurred, the period commencing on the Accumulation Period Commencement Date and ending upon the earliest to occur of (i) the commencement of the Early Amortization Period or any Initial Amortization Period, (ii) payment to the Investor Certificateholders of the full Invested Amount, and
(iii) the Series 1999-1 Termination Date.

         "CONTROLLED DEPOSIT AMOUNT" means, for any Monthly Period, the sum of the (i) Controlled Accumulation Amount for such Monthly Period plus (ii) the Accumulation Shortfall for the related Monthly Period.

         "CLASS A EXPECTED FINAL PAYMENT DATE" means the __________ Distribution Date.

         "CLASS B EXPECTED PAYMENT DATE" means the __________ Distribution Date.

         "SCHEDULED PAYMENT DATE" means the ____________ Distribution Date.

DISCOUNT OPTION

         The Pooling and Servicing Agreement provides that BCRC may at any time designate a fixed percentage of the amount of collections in respect of Receivables arising in the Accounts on and after the date of such designation that otherwise would be treated as Principal Collections to be treated as Non-Principal Collections. BCRC must provide 10 days' prior written notice to the Servicer, the Trustee and each Rating Agency of any such designation, and such designation will become effective on the date specified therein only if (i) an officer's certificate is delivered to the Trustee to the effect that in the reasonable belief of BCRC such designation would not result in an Early Amortization Event or have a materially adverse effect on the certificateholders and (ii) the Rating Agency Condition shall have been satisfied.

DEFAULTED RECEIVABLES AND RECOVERIES


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         "DEFAULTED RECEIVABLES" on any Distribution Date are (i) all
Receivables (other than Receivables that were designated as Ineligible Receivables at the time of transfer to the Trust and Receivables which became Ineligible Receivables because they were not paid in full within 491 days after the origination thereof) which were charged off by the Servicer as uncollectible in respect of the immediately preceding Collection Period, (ii) all Receivables that have been SAU for more than 60 days, [(iii) all Receivables in an Account in which interest in the amount of $150 or more has been delinquent for 90 days or more, and (iv)] all Receivables which were Eligible Receivables when transferred to the Trust, which arose in an Account which became an Ineligible Account and which were not Eligible Receivables for any six consecutive Distribution Dates after such Account became an Ineligible Account. (Receivables are not Defaulted Receivables merely because they become Ineligible Receivables.)

         The "DEFAULTED AMOUNT" for any Collection Period will be an amount (which shall not be less than zero) equal to (a) the aggregate principal amount of Receivables that became Defaulted Receivables during the preceding Collection Period less (b) the full amount of any Defaulted Receivables subject to retransfer from the Trust to BCRC or purchase by the Servicer for such Collection Period unless certain events of bankruptcy, insolvency, or receivership have occurred with respect to either of BCRC or the Servicer (or unless a Liquidation Event has occurred), in which event the Defaulted Amount will not be reduced for those Defaulted Receivables. Receivables will be charged off as uncollectible in accordance with the written policies of BCI and its affiliates and otherwise in accordance with procedures that are customary and usual in the industry. A portion of the Defaulted Amount equal to the product of
(x) the Defaulted Amount for such Collection Period and (y) the Floating Allocation Percentage for such Collection Period will be allocated to the Certificates. The portion of the Defaulted Amount allocated to the Certificates is referred to as the "INVESTOR DEFAULT AMOUNT."

         "SAU" means, with respect to a Receivable, that if such Receivable was originally secured by a security interest in an Eligible Product, such Eligible Product has been sold and such Receivable has not been paid in full.

         If the Servicer adjusts downward the outstanding principal balance of any Eligible Receivable because of a rebate, billing error, refund, credit adjustment or billing error to an Obligor, or because such Receivable was created in respect of a product which was refused or returned by an Obligor, the amount of such adjustment will be deducted from the Pool Balance. Furthermore, to the extent that the reduction in the Pool Balance would reduce the Pool Balance below the Required Pool Balance on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the related Distribution Date), then unless a Liquidation Event has occurred, the Depositor will be required to deposit a cash amount equal to such deficiency (up to the amount of such adjustment) into the Collection Account in immediately available funds (an "ADJUSTMENT PAYMENT") on the day on which such adjustment occurs.

INVESTOR CHARGE-OFFS


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


         If the Available Subordinated Amount is reduced to zero, and on any Distribution Date the Deficiency Amount is greater than zero, the Invested Amount will be reduced by the excess of such Deficiency Amount over any remaining Available Subordinated Amount on the related Determination Date, but not by more than the Investor Default Amount for such Distribution Date (an "INVESTOR CHARGE-OFF"). Any reduction in the Invested Amount may have the effect of slowing or reducing the return of principal on the Certificates. If the Invested Amount has been reduced by any Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Investor Charge-Offs) by the sum of (a) the Series 1999-1 Investor Allocation Percentage of Miscellaneous Payments for such Distribution Date and
(b) the amount of Excess Servicing allocated and available for such purpose as described above.

OPTIONAL REPURCHASE

         On any Distribution Date occurring on or after the date on which the Invested Amount is reduced to 10% or less of the initial aggregate principal balance of the Certificates, BCRC will have the option, subject to certain conditions, to repurchase the entire amount of the Certificates. The purchase price will be equal to the sum of the aggregate principal balance of the Certificates on such Distribution Date, accrued and unpaid interest due on the Certificates (together with interest on overdue Monthly Interest to the extent lawfully payable) on the date of such repurchase and any Class A Carry-Over Amount or Class B Carry-Over Amount for such Distribution Date or previously due but not distributed on a prior Distribution Date. The purchase price will be deposited in the Collection Account in immediately available funds on the Distribution Date on which BCRC exercises such option. Following any such deposit, the Certificateholders will have no further rights with respect to the Certificates, other than the right to receive the final distribution on the Certificates. In the event that BCRC fails for any reason to deposit such purchase price, payments will continue to be allocated to the Certificates as described above under "Distributions from the Collection Account; Reserve Fund; Principal Account."

EARLY AMORTIZATION EVENTS

         Commencing on the first Distribution Date following the Collection Period in which an Early Amortization Event has occurred, Principal Collections allocable to the Certificates will no longer be allocated to any other Series or the BCRC Certificate but instead will be allocated to the Certificates monthly on each Distribution Date, except as described below. An "EARLY AMORTIZATION EVENT" refers to any of the following events:

         (a) a failure by BCRC to convey Receivables in Additional Accounts to the Trust within five business days after the day on which it is required to convey such Receivables pursuant to the Pooling and Servicing Agreement;


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         (b) failure on the part of BCRC, the Servicer or BCI, as applicable,
(i) to make any payment or deposit required by the terms of the Pooling and Servicing Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring five (5) business days after the date such payment or deposit is required to be made, which failure is not cured within five business days after notice from the Trustee of such failure;
(ii) with respect to any Series, to deliver a Distribution Date Statement within ten business days after notice from the Trustee of such failure; (iii) to duly comply with, observe or perform in any material respect the covenant of the Depositor not to create any lien (other than tax and certain other statutory liens (including liens in favor of the Pension Benefit Guaranty Corporation) and certain other liens and interests permitted by the Pooling and Servicing Agreement on any Receivable which failure has a material adverse effect on the holders of the investor certificates or the holder of the Variable Funding Certificate and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, has been given to the Depositor by the Trustee or any Enhancement Provider; provided, however, that an Early Amortization Event shall not be deemed to have occurred if the Depositor shall have repurchased the related Receivables or, if applicable, all the Receivables during such period in accordance with the provisions of the Pooling and Servicing Agreement; or (iv) to duly observe or perform in any material respect any other of its covenants or agreements set forth in the Pooling and Servicing Agreement, which failure has a materially adverse effect on the holders of the investor certificates or the holder of the Variable Funding Certificate and which continues unremedied for a period of 45 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Depositor by the Trustee or any Enhancement Provider;

         (c) any representation or warranty made by BCRC in the Pooling and Servicing Agreement or any information required to be given by BCRC to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made or when delivered and continues to be incorrect in any material respect for a period of 60 days after written notice (or within such longer period as may be specified in such notice) of such failure, requiring the same to be remedied, shall have been given to BCRC by the Trustee, and as a result the interests of the holders of the investor certificates or the holder of the Variable Funding Certificate are materially and adversely affected (excluding, however, any representation or warranty made by BCRC that the Pooling and Servicing Agreement constitutes, or the transfer of the Receivables to the Trust is, a valid sale, transfer and assignment to the Trust of all right, title and interest of BCRC in the Receivables and the Collateral Security if the Pooling and Servicing Agreement constitutes the grant of a security interest in the Receivables and Collateral Security); provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if BCRC has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

         (d) the occurrence of certain events of bankruptcy, insolvency or receivership relating to any of Bombardier Corporation, the Depositor or the Servicer (or BCI if it is not the Servicer);


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


         (e) BCRC or the Trust becomes an investment company within the meaning of the Investment Company Act of 1940, as amended;

         (f) on any Distribution Date, the Available Subordinated Amount is less than the Required Subordinated Amount after giving effect to the distributions to be made on such Distribution Date;

         (g) on any Distribution Date, the balance of the Reserve Fund is less than the Reserve Fund Required Amount, in each case after giving effect to all deposits and distributions on such Distribution Date;

         (h) any Servicer Default occurs;

         (i) any Class A Carry-Over Amount or Class B Carry-Over Amount, as applicable, is outstanding on six consecutive Distribution Dates, where the "CLASS A CARRY-OVER AMOUNT" for any Distribution Date on which the Class A Certificate Rate is calculated on the basis of the Net Receivables Rate, is the excess of (x) Class A Monthly Interest for such Distribution Date determined as if the Class A Certificate Rate were based on the LIBOR formula set forth in the definition of "Class A Certificate Rate" over (y) the actual Class A Monthly Interest for such Distribution Date and the "CLASS B CARRY-OVER AMOUNT" for any Distribution Date on which the Class B Certificate Rate is calculated on the basis of the Net Receivables Rate, is the excess of (x) Class B Monthly Interest for such Distribution Date determined as if the Class B Certificate Rate were based on the LIBOR formula set forth in the definition of "Class B Certificate Rate" over (y) the actual Class B Monthly Interest for such Distribution Date;

         (j) the ratio (expressed as a percentage) of (x) the average for each month of the net losses on the Receivables in the Pool (i.e., gross losses less recoveries on any Receivables (including, without limitation, recoveries from Collateral Security in addition to the products financed by the Receivables, recoveries from manufacturers, distributors or importers and insurance proceeds)) during any three consecutive calendar months to (y) the average of the month-end Pool Balances for such three-month period, exceeds 5% on an annualized basis; provided, that this clause (j) may be revised or waived without the consent of the Certificateholders if the Rating Agency Condition is satisfied;

         (k) the average Monthly Payment Rate (x) with respect to the three Collection Periods included in the period from January through March of any calendar year is less than 12% and (y) with respect to any other three consecutive Collection Periods is less than 14%, where the "MONTHLY PAYMENT RATE" for a Collection Period is the percentage obtained by dividing the aggregate Principal Collections for such Collection Period by the average daily Pool Balance for such Collection Period; provided, that this clause (k) may be revised or waived without the consent of the Certificateholders if the Rating Agency Condition is satisfied;


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         (l) the failure to pay the outstanding principal amount of the Class A
Certificates on the Class A Expected Final Payment Date or the failure to pay the outstanding principal amount of the Class B Certificates on the Class B Expected Payment Date;

         (m) a Liquidation Event occurs; at all times the term "LIQUIDATION EVENT" will refer to certain events of bankruptcy, insolvency or receivership relating to BCI or BCRC;

         (n) the sum of all Eligible Investments and amounts on deposit in the Excess Funding Account and excess funding accounts for all other Series represents more than 50% of the total assets of the Trust on each of six or more consecutive Distribution Dates, after giving effect to all payments made or to be made on such Distribution Date: or

         (o) [more than 10% of the aggregate principal amount of Domestic Inventory Receivables originated and transferred to the Trust during the four month period commencing 16 months prior to such Origination Period and are then owned by the Trust have not been paid in full within 491 days following the date of origination thereof.]

         Upon the occurrence of any event described above, an Early Amortization Event will be deemed to have occurred without any notice or other action on the part of any other party immediately upon the occurrence of such event. The "EARLY AMORTIZATION PERIOD" will commence as of the day on which the Early Amortization Event occurs. Monthly distributions of principal on the Certificates will begin on the first Distribution Date following the Collection Period in which an Early Amortization Period has commenced.

         If an Early Amortization Period results from the failure by BCRC to convey Receivables in Additional Accounts to the Trust as described in clause
(a) above during the Revolving Period and no other Early Amortization Event has occurred, the Early Amortization Period resulting from such failure will terminate and the Revolving Period will recommence (unless the scheduled termination date of the Revolving Period has occurred) as of the end of the first Collection Period during which an Early Amortization Event would no longer be deemed to exist as described in clause (a) above. An Early Amortization Event would no longer be deemed to exist as described in clause (a) above as a result of a reduction in the Invested Amount or the invested amounts of other Series occurring due to principal payments distributed on the Certificates and the certificates at other outstanding Series during the Early Amortization Period or as a result of the subsequent addition of Receivables to the Trust.

         In addition to the consequences of an Early Amortization Event discussed above, if a Liquidation Event occurs, or BCRC violates its covenant set forth in clause (b)(iii) above (and such violation of such covenant becomes an "Early Amortization Event" as described in clause (b)(iii) above), on the day of such Liquidation Event or such Early Amortization Event occurring because of such violation, as applicable, BCRC will immediately cease to transfer Receivables to the Trust and promptly give notice to the Trustee of such Liquidation Event or Early Amortization Event occurring because of such violation, as applicable. Furthermore, under the



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terms of the Pooling and Servicing Agreement, within 15 days following an insolvency event with respect to BCRC or an Early Amortization Event as described in the preceding sentence as a result of the occurrence of a violation set forth in (b)(iii) above, the Trustee will publish a notice of such insolvency event or Early Amortization Event occurring because of such violation stating that the Trustee intends to sell, liquidate or otherwise dispose of all Receivables in the Trust in a commercially reasonable manner and on commercially reasonable terms and, unless within a specified period of time holders of Certificates and certificates of each other outstanding Series representing more than 50% of the aggregate outstanding principal balance of the certificates of each such Series (or, with respect to any Series with two or more classes, the certificates of each such class) and the holder of the Variable Funding Certificate, instruct the Trustee not to sell, liquidate or dispose of the Receivables in the Trust, the Trustee will proceed to dispose of the Receivables.

         In the event of any such sale, liquidation or disposition, the related proceeds will be allocated pro rata (based on the applicable allocation percentages for each Series and the Variable Funding Percentage) among the Certificates, any other outstanding Series and the interest represented by the Variable Funding Certificate. If the portion of such proceeds allocated to the Certificates and the proceeds of any collections on the Receivables in the Collection Account allocable to the Certificates are not sufficient to pay the aggregate unpaid principal balance of the Certificates in full plus accrued and unpaid interest thereon, Certificateholders will incur a loss. Notwithstanding the above, in the case of the violation of the covenant described in clause
(b)(iii) above, the Trustee will not sell the Receivables upon an Early Amortization Event occurring because of such violation unless the proceeds allocable to the Certificates are sufficient to pay the aggregate unpaid principal balance of each Series of certificates in full plus accrued and unpaid interest thereon.

TERMINATION

         The Trust and the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created by the Pooling and Servicing Agreement will terminate on the earlier to occur of (a) the day following the Distribution Date on which the aggregate of the invested amounts for all Series is zero and (b) _________ (the "TERMINATION DATE"). Upon termination of the Trust, all right, title and interest in the Receivables and the Collateral Security and other funds related thereto (other than amounts in the Collection Account for the final distribution of principal and interest to certificateholders) will be conveyed and transferred to the Depositor.

         In any event, the last payment of principal and interest on the Certificates will be due and payable no later than the Series 1999-1 Termination Date. In the event that the Invested Amount is greater than zero on the Series 1999-1 Termination Date, the Trustee will use its best efforts to sell or cause to be sold an interest in the Pool Balance then represented by the Certificates. The net proceeds of such sale will be paid pro rata to Certificateholders as of the Series 1999-1


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Termination Date, up to the amount necessary to pay principal of and accrued and unpaid interest on outstanding Certificates, as the final payment of the Certificates.

INDEMNIFICATION

         The Pooling and Servicing Agreement provides that (x) the Depositor will indemnify the Trust and the Trustee from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions arising out of or based upon the arrangement created by the Pooling and Servicing Agreement, including any judgment, general settlement, reasonable attorneys' fees and other costs and expenses incurred by the Trustee in connection with the defense of any actual or threatened action, proceeding or claim (other than any losses on Receivables and amounts due with respect thereto) and (y) the Servicer will indemnify (i) the Trust and the Trustee from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by the Trust or the Trustee arising out of or based upon the arrangement created by the Pooling and Servicing Agreement, including any judgment, general settlement, reasonable attorney fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (other than losses on Receivables and amounts due with respect thereto) and (ii) the Trustee and its officers, directors, employees and agents from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by reason of the acceptance of the Trust by the Trustee, the issuance by the Trust of the Certificates or any of the other matters contemplated in the Pooling and Servicing Agreement or in any Supplement thereto (other than losses on Receivables and amounts due with respect thereto); provided that, in any such case, the Trust, the Trustee, and its officers, directors, employees and agents will not be so indemnified if such acts or omissions constitute, or such actual or threatened action, proceeding or claim arises out of, or such loss, liability, expense, damage or injury is caused by, fraud, gross negligence, breach of fiduciary duty or willful misconduct by the Trustee and provided further that neither BCRC nor the Servicer shall be liable, directly or indirectly, for or in respect of any indebtedness or obligation evidenced or created by any certificate, recourse as to which is limited solely to the assets of the Trust allocated for the payment thereof as provided in the Pooling and Servicing Agreement and any applicable Supplement.

         In addition, neither the Servicer nor the Depositor will indemnify the Trust, the Trustee or the certificateholders or any other beneficiaries of the Trust for any action taken by the Trustee at the request of the certificateholders to the extent, in the case of the Servicer, the Trustee is fully indemnified by such certificateholders or other beneficiaries with respect to such action or for any federal, state or local income or franchise tax (or any interest or penalties with respect thereto) required to be paid by the Trust or the certificateholders or any other beneficiaries. Furthermore, any such indemnification by the Depositor will only be from assets of the Depositor not pledged to third parties or otherwise encumbered as permitted under the Depositor's certificate of incorporation and will be made only after the deposit by the Depositor of any amounts required to be made in the Collection Account. Any indemnification by the Servicer shall not be payable from the assets of the Trust.


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         The Pooling and Servicing Agreement provides that, except as described above and with certain other specified exceptions, neither the Servicer nor BCRC nor any of their affiliates, directors, officers, employees, stockholders, agents, representatives or advisors will be under any liability to the Trustee or any other person for taking any action, or for refraining from taking any action, pursuant to the Pooling and Servicing Agreement or otherwise. However, neither the Servicer nor BCRC will be protected against any liability which would otherwise be imposed by reason of their willful misfeasance, bad faith or gross negligence.

         In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action other than as part of the good faith performance of its servicing obligations. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Trust.

COLLECTION AND OTHER SERVICING PROCEDURES

         Pursuant to the Pooling and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with procedures that are customary and usual in the industry for servicing receivables comparable to such Receivables, except where the failure to so act would not materially and adversely affect the rights of the Trust or any beneficiaries thereof. BCI has delegated certain of its servicing, collection, enforcement and administrative duties to third parties and BCI may from time to time in the future delegate all or a portion of such duties to third parties in accordance with the terms of the Pooling and Servicing Agreement, provided that no such delegation will relieve BCI of its responsibilities as Servicer with respect to such duties.

         Subject to compliance with all requirements of law, the Servicer (or
BCI) and any affiliate of BCI may change the terms and provisions of the Accounts, including the inventory security agreements and other floorplan financing agreements and the financing guidelines, in any respect (including the calculation of the amount or the timing of charge-offs and the rate of the finance charge) only if, in the Servicer's reasonable judgment, no Early Amortization Event will occur as a result of the change.

         Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, evaluating the increase of credit limits, and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by BCRC or the Trustee (on behalf of the Certificateholders), maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian and providing related data processing and reporting services for holders of certificates and on behalf of the Trustee.

SERVICER COVENANTS


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         In the Pooling and Servicing Agreement the Servicer covenants that: (a)
it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and Accounts, will maintain in effect all qualifications required in order to service properly the Receivables and the Accounts and will comply in all material respects with all requirements of law in connection with servicing the Receivables and the Accounts, except where the failure to do any of the foregoing would not have a material adverse effect on the beneficiaries of the Trust; (b) it will do nothing to impair the rights of the beneficiaries of the Trust in the Receivables or in the certificates; and
(c) it will not reschedule, revise, defer, cancel or settle payments due on any Receivable except in accordance with sound industry practices for servicing receivables comparable to the Receivables.

         Under the terms of the Pooling and Servicing Agreement, if the Depositor or the Servicer receives written notice from the Trustee or any Enhancement Provider that any covenant of the Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 30 days thereafter (or such longer period as the Trustee may agree to) and has a materially adverse effect on the interests of all certificateholders or the Variable Funding Interest in any Receivable or Account, then, unless a Liquidation Event has occurred, the Servicer will purchase such Receivable or all Receivables in such Account, as applicable. Such purchase will be made on the Determination Date following the expiration of the 30-day cure period by deposit into the Collection Account of an amount equal to the amount of such Receivable or Receivables plus accrued and unpaid interest thereon. The amount of such deposit shall be deemed a Transfer Deposit Amount. The purchase by the Servicer constitutes the sole remedy available to certificateholders if such covenant or warranty of the Servicer is not satisfied and such purchased Receivables shall be automatically assigned to the Servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Servicer's compensation for its servicing activities under the Pooling and Servicing Agreement and reimbursement for its expenses will be a monthly servicing fee (the "SERVICING FEE") in an amount payable in arrears on each Distribution Date on or prior to the Termination Date equal to the aggregate of the monthly servicing fees specified in the Supplements. The share of the Servicing Fee allocable to the Certificates with respect to any Distribution Date (the "MONTHLY SERVICING FEE") will generally be equal to one-twelfth of the product of (a) 2% or, for any Distribution Date in respect of which the Monthly Servicing Fee has been waived, 0% (the "SERVICING FEE RATE") and (b) the Invested Amount as of the last day of the second preceding Collection Period, provided that the Monthly Servicing Fee for the first Distribution Date will be equal to $_________. A portion of the Monthly Servicing Fee (the "NET SERVICING FEE") will be payable in the priority set forth above in "Description of the Certificates--Distribution from the Collection Account; Reserve Fund; Principal Account" and will generally be equal to one-twelfth of the product of (a) 1%, if BCI is the Servicer, or 2%, if BCI is not the Servicer, or for any Distribution Date in respect of which the Monthly Servicing Fee has been waived, 0% (the "NET SERVICING FEE RATE") and (b) the Invested Amount as of the last day of the second preceding


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


Collection Period, provided that the Net Servicing Fee for the first Distribution Date will be equal to $_________.

         The portion of the Monthly Servicing Fee in excess of the Net Servicing Fee will be payable at a lower priority level after provision is made for any required deposit to the Reserve Fund and for allocations with respect to any Investor Default Amount as set forth above in "Description of the Certificates--Distribution from the Collection Account; Reserve Fund; Principal Account." The remainder of the Servicing Fee not allocable to the Certificates shall be paid by the holders of the Variable Funding Certificate and the BCRC Certificate and the holders of the certificates of other outstanding Series. The Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution therefor in accordance with the terms of the Series 1999-1 Supplement.

         The Servicer will be permitted to waive its right to receive the Monthly Servicing Fee on any Distribution Date, so long as it believes that sufficient Non-Principal Collections will be available on a future Distribution Date to pay the Monthly Servicing Fee relating to the amount thereof so waived, in which case the Monthly Servicing Fee (including the Net Servicing Fee) for such Distribution Date shall be deemed to be zero.

         The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, payment of fees and disbursements of the Trustee and independent accountants and all other fees and expenses which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust or the certificateholders.

CERTAIN MATTERS REGARDING THE SERVICER

         The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

         Any person into which, in accordance with the Pooling and Servicing Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Pooling and Servicing Agreement.

SERVICER DEFAULT

         In the event and during the continuance of any Servicer Default, the Trustee by written notice to the Servicer, may terminate all of the rights and obligations of the Servicer, as servicer,


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under the Pooling and Servicing Agreement and in and to the Receivables and the
proceeds thereof and appoint a new Servicer (a "SERVICE TRANSFER"). The Trustee shall as promptly as possible appoint a successor Servicer and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling and Servicing Agreement shall pass to and be vested in the Trustee. Prior to any Service Transfer, the Trustee will review any bids obtained from potential servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as successor Servicer for servicing compensation not in excess of the Servicing Fee (provided that if all such bids exceed the Servicing Fee, the Depositor at its own expense will pay when due the amount of any compensation in excess of the Servicing Fee).

         A "SERVICER DEFAULT" refers to any of the following events:

         (a) failure by the Servicer to make any payment, transfer or deposit into the Trust (or into any Series Account), on or before the date the Servicer is required to do so under the Pooling and Servicing Agreement, which failure is not cured within a five business day grace period after notice from the Trustee of such failure;

         (b) failure on the part of the Servicer duly to observe or perform (x) its covenant not to create any lien on any Receivable which failure has a material adverse effect on the certificateholders and which continues unremedied for a period of 60 days after written notice to it; provided, however, that a Servicer Default shall not be deemed to have occurred if BCRC or the Servicer shall have repurchased the related Receivables or, if applicable, all the Receivables during such period in accordance with the terms and provisions of the Pooling and Servicing Agreement or (y) any other covenants or agreements of the Servicer in the Pooling and Servicing Agreement (exclusive of breaches of covenants in respect of which the Servicer repurchases the related Receivables, as described above under "--Servicer Covenants") which failure has a materially adverse effect on the certificateholders or the holder of the Variable Funding Certificate and which continues unremedied for a period of 30 days after written notice thereof to the Servicer;

         (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement proves to have been incorrect when made and continues to be incorrect in any material respect for a period of 60 days after written notice thereof has been given to the Servicer by the Trustee and as a result the interests of the certificateholders or the holder of the Variable Funding Certificate are materially and adversely affected; provided, however, that a Servicer Default shall not be deemed to have occurred if BCRC shall have repurchased the related Receivables or, if applicable, all the Receivables during such period in accordance with the provisions of the Pooling and Servicing Agreement; or


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         (d) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of up to ten business days after the applicable grace period or a delay in or failure of performance (or the continuance of any such delay or failure) referred to under clauses (b) or (c) for a period of up to 60 business days, shall not constitute a Servicer Default if such delay or failure or continuance was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Servicer shall provide the Trustee, any Enhancement Provider and BCRC prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. In addition, the Servicer shall immediately notify the Trustee in writing of any Servicer Default.

REPORTS

         On each Distribution Date, the Trustee will forward (or cause to be forwarded) to each Certificateholder of record (which is expected to be Cede, as nominee for DTC, unless Definitive Certificates are issued) a statement (the "DISTRIBUTION DATE STATEMENT") prepared by the Servicer setting forth the following information (which, where appropriate, will be stated on the basis of an original principal amount of $1,000 per Certificate if the Controlled Accumulation Period, an Initial Amortization Period or an Early Amortization Period has commenced): (a) the aggregate amount of principal paid or distributed on the Certificates and the aggregate amount of interest paid or distributed on the Certificates on such Distribution Date; (b) the average for the Deposit Dates in such Collection Period of Floating Allocation Percentage and the Principal Allocation Percentage; (c) the Investor Default Amount for such Distribution Date; (d) the Required Subordination Draw Amount, if any, for such Distribution Date); (e) the amount of the Investor Charge-Offs and the amounts of reimbursements thereof for the preceding Collection Period; (f) the amount of Class A Carry-Over Amount, if any, and the amount of Class B CarryOver Amount, if any, being paid and the amount remaining unpaid; (g) the Pool Balance; (h) the outstanding principal amount of Class A Certificates and Class B Certificates after giving effect to distributions on such date; (i) the applicable Class A Certificate Rate and Class B Certificate Rate; (j) the amount of the Monthly Servicing Fee for the preceding Collection Period; (k) the "POOL FACTOR" for the Certificates as of such Distribution Date (consisting of an eleven-digit decimal expressing the Invested Amount as of such Distribution Date (determined after taking into account any reduction in the Invested Amount which will occur on such Distribution Date) as a percentage of the Adjusted Invested Amount); (l) the Available Subordinated Amount for such Distribution Date; (m) the Reserve Fund balance for such Distribution Date; (n) the Excess Funding Account balance; (o) the Collection Account balance with respect to such Distribution Date; (p) the Principal Account balance and (q) whether an Early Amortization Event has occurred or whether BCI has elected to not extend the Initial Principal Payment Date.


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         On or before January 31 of each calendar year, beginning with
___________, the Trustee will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Certificateholder of record (which is expected to be Cede, as nominee for DTC, unless Definitive Certificates are issued) a statement prepared by the Servicer containing the information that is required to be contained in the Distribution Date Statement, aggregated for such calendar year, together with information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as is necessary to enable the Certificateholders to prepare their tax returns. In addition, the Trustee from time to time will furnish to each Certificateholder of record information furnished by the Servicer regarding material changes in the servicing or crediting procedures required under the Pooling and Servicing Agreement. As long as the Certificateholder of record is Cede, as nominee for DTC, Certificate Owners will receive tax and other information from Participants and Indirect Participants rather than from the Trustee. See "Certain Federal Income Tax Consequences."

EVIDENCE AS TO COMPLIANCE

         The Pooling and Servicing Agreement provides that on or before April 30 of each calendar year the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or BCRC) to furnish a report relating to certain matters in connection with the servicing of BCI's portfolio of Receivables.

         The Pooling and Servicing Agreement provides for delivery to the Trustee on or before April 30 of each calendar year of a statement signed by an officer of the Servicer to the effect that the Servicer has fully performed, or caused to be fully performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

         Copies of all statements, certificates and reports furnished to the Trustee may be obtained by any Certificateholder (which is expected to be Cede, as nominee for DTC, unless Definitive Certificates are issued), upon request in writing delivered to the Trustee.

AMENDMENTS

         The Pooling and Servicing Agreement may be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by BCRC, the Servicer, the Trustee and BCI (if BCI is not then the Servicer), without additional consent, so long as any such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the certificateholders or the holder of the Variable Funding Certificate. In addition, the Pooling and Servicing Agreement may be amended by BCRC, the Servicer, the Trustee and BCI (if BCI is not then the Servicer) to conform the provisions regarding removal of Accounts


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with those in effect prior to the Closing Date to allow for the removal of existing Receivables in Removed Accounts (including all amounts then held or thereafter received in respect of such Receivables) if, at the time of such amendment, such provisions will be consistent with sale treatment of the Receivables by BCRC under generally accepted accounting principles. Notwithstanding the above, the Trustee, with the consent on any Enhancement Providers, may at any time and from time to time amend, modify or supplement the form of Distribution Date Statement.

         The Pooling and Servicing Agreement may also be amended by BCRC, the Servicer, the Trustee and BCI (if not the Servicer) with the consent of the holder of the Variable Funding Certificate, if it would be adversely affected by such amendment, and holders of certificates evidencing not less than a majority of the aggregate unpaid principal amount of the certificates of all adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any certificate (including the Variable Funding Certificate) or the deposits to be made therefor, (b) change the definition or the manner of calculating interest on any certificate,
(c) reduce the amount available under any Enhancement, (d) adversely affect the rating of any Series or class by any Rating Agency which rated such Series or class or (e) reduce the percentage of the unpaid principal balance of certificates the holders of which are required to consent to any such amendment, without, in the case of (a), (b), (c) or (e) the consent of each affected certificateholder or the Variable Funding Certificate, as applicable and, in the case of (d), the consent of the holders of certificates of such Series or class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the certificates of such Series or class. Promptly following the execution of any amendment to the Pooling and Servicing Agreement (other than an amendment described in the preceding paragraph), the Trustee will furnish notice of the substance of such amendment to each certificateholder.

         The Pooling and Servicing Agreement may not be amended in any manner which materially adversely affects the interests of any Enhancement Provider without its prior consent.

LIST OF CERTIFICATEHOLDERS

         Upon written request of any three or more certificateholders of record, the Trustee will afford such certificateholders access during business hours to the current list of registered certificateholders of a Series or of all Series, as applicable, for purposes of communicating with other certificateholders with respect to their rights under the Pooling and Servicing Agreement. It is anticipated that the only Certificateholder will be Cede, as nominee of DTC, and that Certificate Owners will not be recognized by the Trustee as Certificateholders for this purpose. See "Book-Entry Registration" and "Definitive Certificates" above.


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         The Pooling and Servicing Agreement does not provide for any annual or other meetings of Certificateholders.

THE TRUSTEE

         Bankers Trust Company, a New York banking corporation, is Trustee under the Pooling and Servicing Agreement. The Trustee is located at Four Albany Street, New York, New York 10006. BCI and BCRC and their respective affiliates may from time to time enter into other banking and trustee relationships with the Trustee and its affiliates. The Trustee may hold Certificates in its own name and may deal with BCRC, the Servicer or any Enhancement Provider with the same rights it would have if it were not the Trustee. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or a part of the Trust. In the event of such appointments, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee may resign at any time, in which event BCRC will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer may appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until the acceptance of the appointment by the successor Trustee. See "Description of the Certificates--Indemnification."

         The fees and expenses of the Trustee will be paid by the Servicer out of its servicing compensation. See "Description of the Certificates--Servicing Compensation and Payment of Expenses."

                DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

         The Receivables transferred and to be transferred to the Trust have been and will be acquired by BCRC from BCI pursuant to the Receivables Purchase Agreement, dated as of January 1, 1994, between BCI, as seller, and BCRC, as purchaser, filed as an exhibit to the Registration Statement of which this Prospectus is a part (as amended by Amendment Number 1 dated as of January 1, 1997 to the Receivables Purchase Agreement ("RPA AMENDMENT NUMBER 1") and as otherwise supplemented or amended from time to time, the "Receivables Purchase Agreement"). The Receivables Purchase Agreement provides that it is governed by New York law. The following discussion represents a summary of certain terms of the Receivables Purchase Agreement relating to the sale or contribution of the Receivables to BCRC and does not purport to provide a complete description. For further information, owners and


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prospective owners of Certificates are advised to examine the Receivables
Purchase Agreement, a copy of which (without certain exhibits or schedules) including RPA Amendment Number 1, will be made available by the Trustee upon written request.

SALE AND TRANSFER OF RECEIVABLES

         Pursuant to the Receivables Purchase Agreement, BCI has sold and transferred to BCRC all of its right, title and interest in and to all of the Domestic Inventory Receivables and the Collateral Security (and the related repurchase agreements and other agreements with manufacturers, importers or distributors) relating to the Accounts as of the Initial Cut-Off Date and from time to time has sold and transferred and will sell or contribute and transfer to BCRC Domestic Inventory Receivables created thereafter (and the related Collateral Security) with respect to the Accounts and Additional Accounts and subject to satisfaction of the Rating Agency Condition, may sell or contribute and transfer Asset-Based Receivables in Accounts designated for the Trust.

         Under the Receivables Purchase Agreement, BCI has transferred and will continue to transfer the Receivables to BCRC in exchange for (i) the net cash proceeds received by BCRC from the sale of the investor certificates (which proceeds equals the proceeds, after expenses, raised from the sale of the investor certificates), less any amounts deposited by BCRC in the Reserve Fund and (ii) a promissory note (the "NOTE") issued by BCRC in favor of BCI. The value of and the purchase price in the case of sales of Eligible Receivables transferred will be deemed to equal the principal amount of such Receivables plus accrued and unpaid interest thereon on the date of transfer (less, if applicable, the amount of principal and interest allocable to any Participation Interest). The value of and the purchase price in the case of sales with respect to Ineligible Receivables transferred will equal the net book value of such Receivables (less, if applicable, the amount of principal and interest allocable to any Participation Interest). With respect to Receivables which are sold to BCRC, the principal amount of the Note will be increased from time to time in connection with the sale of additional Receivables by BCI to BCRC for inclusion in the Trust pursuant to the Receivables Purchase Agreement to the extent the purchase price for such Receivables is not paid in cash by BCRC.

         As security for the Note, BCRC has pledged to BCI the Variable Funding Certificate held by BCRC. Principal and interest payable on the Note may be paid by BCRC from time to time out of monies available to BCRC from any source (including through BCRC's interest in the BCRC Certificate and Variable Funding Certificate). Interest on the Note will accrue at a rate per annum equal to 15%. [In the event of a bankruptcy where BCRC and the Trust are substantively consolidated or in any other instance where the holder of the Note and the holders of the investor certificates will be claiming against a common fund, the portion of the aggregate amounts then due under the Note in excess of the amount by which (x) the Variable Funding Amount plus the Retained Participation Amount exceeds (y) the Available Subordinated Amount will be subordinate to the prior indefeasible payment in full of the investor certificates. In addition to the sale of Receivables by BCI to BCRC, BCI may transfer the Receivables to BCRC as a capital


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contribution. When Receivables are transferred by contribution, BCRC will not be required to pay cash to BCI or to increase the amount of the Note as consideration for such Receivables.

         In connection with the sale or contribution of the Receivables to BCRC, BCI will indicate in its computer files that the Receivables have been transferred to BCRC, and that BCRC has transferred its interest therein to the Trust. In addition, BCI will provide to BCRC and the Trustee a computer file or microfiche or written list containing a true and complete list of all Accounts, identifying the balances of the Receivables as of the Initial Cut-Off Date and Receivables in the Additional Account as of the applicable Additional Cut-Off Date. The records and agreements relating to the Accounts and Receivables have not been, and will not be, segregated by BCI from other documents and agreements relating to other accounts and receivables and will not be stamped or marked to reflect the sale of the Receivables, but the computer records of BCI have been marked to evidence such transfer. BCI has filed and will file UCC financing statements with respect to the sale or contribution of the Receivables meeting the requirements of Vermont state law. See "Risk Factors--State and Federal Law May Limit the Abilities of the Servicer to Realize on Receivables" and "Certain Legal Aspects of the Receivables--Transfer of Receivables and Certificates."

REPRESENTATIONS AND WARRANTIES

         BCI makes certain representations and warranties to BCRC to the effect that, among other things, as of the Closing Date and each Series Issuance Date, it was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Receivables Purchase Agreement.

         BCI also makes representations and warranties to BCRC relating to the Receivables to the effect that, among other things, as of the Initial Cut-Off Date, the Closing Date and each Series Issuance Date each Account is an Eligible Account and, in the case of Additional Accounts, as of the Additional Cut-Off Date and each Addition Date, each such Additional Account is an Eligible Account. In the event of a breach of any representation and warranty set forth in this paragraph which results in the requirement that BCRC accept retransfer of Receivables from the Trust pursuant to the Pooling and Servicing Agreement, then BCI shall, unless a Liquidation Event has occurred, repurchase such Receivables from BCRC. The purchase price for such Receivables shall be the principal balance thereof (together with accrued interest), which amount shall be paid by BCI in immediately available funds on the business day preceding the date of such retransfer.

         BCI also makes representations and warranties to BCRC to the effect, among other things, that as of the Initial Closing Date, the Closing Date and each Series Issuance Date (a) the Receivables Purchase Agreement constitutes a legal, valid and binding obligation of BCI and (b) the Receivables Purchase Agreement constitutes a valid sale to BCRC of all right, title and interest of BCI in and to the Receivables, whether then existing or thereafter created in the Accounts, the Collateral Security and, with certain exceptions, the proceeds thereof which is


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effective as to each Receivable upon the creation thereof. If the breach of any of the representations and warranties described in this paragraph results in the obligation of BCRC under the Pooling and Servicing Agreement to repurchase an interest in Receivables from the Trust, BCI will be obligated to repurchase such interest retransferred to BCRC for the amount which BCRC was required to pay to the Trust in connection with such retransfer.

CERTAIN COVENANTS

         BCI has covenanted that, except for the sale or contribution and conveyances under the Receivables Purchase Agreement, BCI will not sell, pledge, assign or transfer any interest in the Receivables (except for certain tax and governmental and other statutory liens) being transferred to BCRC to any other person; provided that, BCRC may remove Receivables from the Trust for the purpose of assigning or selling such Receivables to a third party and may grant Participation Interests in the Receivables. See "The Floorplan and Asset-Based Financing Business -- Participation Arrangements" and "Description of the Certificates--Removal of Accounts and Assignment of Receivables." BCI also has covenanted to defend and indemnify BCRC for any loss, liability or expense incurred by BCRC in connection with a breach by BCI of certain of its representations, warranties or covenants contained in the Receivables Purchase Agreement.

         In addition, BCI has expressly acknowledged and consented to BCRC's assignment of its rights relating to the Receivables under the Pooling and Servicing Agreement to the Trustee.

TERMINATION

         The Receivables Purchase Agreement will terminate immediately after the Trust terminates. In addition, if BCI becomes party to any bankruptcy or similar proceeding (other than as a claimant) and, if such proceeding either is voluntary or is involuntary and, in the case of an involuntary proceeding, such involuntary proceeding is not dismissed within 60 days of its institution, BCI will immediately cease to sell or transfer Receivables to BCRC and will promptly give notice of such event to BCRC and the Trustee.

                    MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES AND CERTIFICATES

         In connection with any Receivables sold or contributed and assigned by BCI to BCRC, BCI represents and warrants that such transfer constitutes a valid transfer and assignment to BCRC of all right, title and interest in and to the Receivables and that, under the UCC (as in effect in Vermont), there exists in favor of BCRC a valid, subsisting and enforceable first priority perfected ownership interest in the Pool of Receivables transferred to BCRC. BCI also represents and warrants with respect to any Receivables subsequently created in the Accounts or Additional Accounts transferred to BCRC that there exists in favor of BCRC a valid, subsisting and enforceable first priority perfected ownership interest in all such Receivables subsequently


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created in such Accounts or Additional Accounts on and after their creation. For a discussion of BCRC's rights arising from these representations and warranties not being satisfied, see "Description of the Certificates--Representations and Warranties."

         Each of BCI and BCRC have represented that the Receivables are either "accounts" or "chattel paper" for purposes of the UCC as in effect in Vermont. If the Receivables are deemed to be either accounts or chattel paper, the UCC as in effect in Vermont applies and the transferee must (i) in the case of Receivables that are deemed to be accounts, file an appropriate financing statement or statements and (ii) in the case of Receivables that are deemed to be chattel paper, either take possession of the chattel paper or file an appropriate financing statement or statements, in order to perfect its interest therein. Financing statements relating to the transfer of the Receivables have been filed under the UCC as in effect in Vermont by BCI and BCRC to perfect the interests of BCRC and the Trust, respectively, in the Receivables. Continuation statements will be filed as required to continue the perfection of such interests. The Receivables will not be stamped to indicate the interest of BCRC or the Trust.

         In addition, in connection with any Domestic Inventory Receivables conveyed to the Trust BCI represents and warrants in the Receivables Purchase Agreement, and BCRC represents and warrants in the Pooling and Servicing Agreement, that except for certain liens permitted by the Pooling and Servicing Agreement each such Domestic Inventory Receivable included in the Pool Balance is and will be secured by a first priority perfected security interest in the related Eligible Product and if Asset-Based Receivables are included in the Trust, the obligations with respect thereto will be secured by a first priority perfected security interest in goods, accounts, work in process, raw materials, component parts or other assets of the Obligor. However, when an Eligible Product is sold by an Obligor, BCI's security interest in the Eligible Product will terminate in most instances. Therefore, if an Obligor fails to remit to BCI amounts owed with respect to Eligible Products that have been sold, the related Domestic Inventory Receivables may no longer be secured by Eligible Products, although they may, in certain circumstances, still be secured by the proceeds of such Eligible Products. In the event that Asset-Based Receivables are included in the Trust, the same issues discussed above with respect to Domestic Inventory Receivables may exist with respect to Asset-Based Receivables.

         There are certain limited circumstances under the UCC and applicable federal law in which prior or subsequent transferees of Receivables could have an interest in such Receivables with priority over the Trust's interest. A purchaser of the Receivables who gives new value and takes possession of the instruments which evidence the Receivables (i.e., the chattel paper) in the ordinary course of such purchaser's business may, under certain circumstances (e.g., where the purchaser is without notice of any adverse claim), have priority over the interest of the Trust in the Receivables. The failure to stamp the Receivables to indicate the interest of BCRC and the Trust therein, as described above, could support a claim by a subsequent purchaser of the Receivables that such purchaser acted without notice of any claim by BCRC or the Trust with respect to the Receivables. A tax or other government lien or non-consensual lien on property of


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BCI or BCRC arising prior to the time a Receivable is conveyed to the Trust may also have priority over the interest of the Trust in such Receivable.

         Under the Receivables Purchase Agreement, in connection with any Receivables sold or contributed and assigned by BCI to BCRC, BCI warrants to BCRC that the Receivables have been transferred free and clear of the lien of any third party except for tax and other statutory liens (including liens in favor of the Pension Benefit Guaranty Corporation) and any Participation Interests. Under the Pooling and Servicing Agreement, BCRC warrants to the Trust that, except for the conveyances contemplated by the Pooling and Servicing Agreement, the Receivables have been transferred to the Trust free and clear of the lien of any third party, except for tax and other statutory liens (including liens in favor of the Pension Benefit Guaranty Corporation) and any Participation Interests. Each of BCI and BCRC also has covenanted that it will not sell, pledge, assign, transfer or grant any lien on any Receivable included in the Trust other than to BCRC and the Trust and except (i) for tax and other statutory liens (including liens in favor of the Pension Benefit Guaranty Corporation) and (ii) that BCRC and BCI may assign or participate out a portion of the Receivables. See "Floorplan and Asset-Based Financing Business-- Participation Arrangements" and "Description of the Certificates--Removal of Accounts and Assignment of Receivables." In addition, while BCI is the Servicer, cash collections on the Receivables may be commingled with the funds of BCI prior to each Distribution Date and, in the event of the bankruptcy of BCI, the Trust may not have a perfected interest in such collections. In the event of such commingling, the amount so commingled at any given time (and to which the Certificateholders would otherwise be entitled) may exceed the amount distributable to Certificateholders on the following Distribution Date.

         BCRC has represented and warranted to the Trustee that the transfer of the Receivables on the Initial Closing Date constitutes, and the transfer of BCRC's right to any subsequent Receivables in the Accounts (and in any Additional Accounts) will constitute, a valid transfer and assignment to the Trust of all right, title and interest of BCRC in and to the Receivables, including any additional Receivables thereafter created in the Accounts (and in any Additional Accounts) (except for certain tax and governmental liens and claims), all monies due or to become due thereon and, with certain exceptions, the proceeds thereof which is effective as to each Receivable upon the transfer thereof to the Trust.

         Tax and certain other statutory liabilities, such as liabilities to the Pension Benefit Guaranty Corporation relating to the underfunding of pension plans of Bombardier Inc. or any of its subsidiaries including Bombardier Corporation and BCI, can be asserted against the Depositor. To the extent that any such liabilities arise after the transfer of Receivables to the Trust, the Trust's interest in the Receivables would be prior to the interest of the claimant with respect to any such liabilities. However, the existence of a claim against the Depositor could permit the claimant to subject the Depositor to an involuntary proceeding under the Bankruptcy Code or other Insolvency Law.


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         A case decided in 1993 by the United States Court of Appeals for the
Tenth Circuit concluded that accounts receivable sold by a debtor prior to a filing for bankruptcy remain property of the debtor's bankruptcy estate. If, following a bankruptcy of BCI or BCRC, a court were to follow the reasoning of the Tenth Circuit, delays in distributions of collections on or in respect of the Receivables could occur, and reductions (which, in certain circumstances, could be substantial) in the amount of payments to Certificateholders could result.

MATERIAL MATTERS RELATING TO BANKRUPTCY

         In connection with any Receivables sold or contributed and assigned by BCI to BCRC under the Receivables Purchase Agreement, BCI warrants to BCRC in the Receivables Purchase Agreement that the sale of such Receivables by it to BCRC is a valid sale of such Receivables. In addition, BCI and BCRC have agreed to treat the transfer of Receivables by BCI to BCRC under the Receivables Purchase Agreement as a sale of the Receivables to BCRC, and BCI has or will take all actions that are required under Vermont law to perfect BCRC's ownership interest in the Receivables. Notwithstanding the foregoing, if BCI were to become a debtor in a bankruptcy case and a bankruptcy trustee for BCI as debtor-in-possession or a creditor of BCI were to take the position that the sale of Receivables from BCI to BCRC under the Receivables Purchase Agreement should be recharacterized as a pledge of such Receivables to secure a borrowing by BCI, then delays in payments of collections of Receivables to BCRC could occur or (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions (which, in certain circumstances, could be substantial) in the amount of such payments could result.

         In addition, if BCI were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of such debtor or such debtor itself were to request a court to order that BCI should be substantively consolidated with BCRC, delays in payments on the Receivables and, accordingly, the Certificates could result. Should the bankruptcy court rule in favor of any such creditor, bankruptcy trustee or such debtor, reductions (which, in certain circumstances could be substantial) in the amount of such payments could result.

         BCRC represents and warrants to the Trustee in connection with the transfer of any Receivables to the Trust that the transfer of such Receivables to the Trust and of BCRC's right to additional Receivables will constitute a valid transfer and assignment to the Trust of all right, title and interest of BCRC in and to the Receivables, including any additional Receivables thereafter created (except for certain tax and government liens and claims), all monies due or to become due thereon and, with certain exceptions, the proceeds thereof which is effective as to each Receivable upon the transfer thereof to the Trust.

         BCRC's certificate of incorporation provides that BCRC is required to have two independent directors and that it shall not file a voluntary application for relief under Title 11 of the United States Code (the "BANKRUPTCY CODE") without the affirmative vote of its two independent directors. Pursuant to the Pooling and Servicing Agreement, BCI, the Servicer and any Enhancement Provider covenant that they will not at any time institute against BCRC any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, certain other steps have been taken to avoid BCRC's becoming a debtor in a bankruptcy case. Notwithstanding such steps, if BCRC were to become a debtor in a bankruptcy case, and a bankruptcy trustee for BCRC or BCRC as debtor in possession or a creditor of BCRC were to take the position that the transfer of the Receivables from BCRC to the Trust should be recharacterized as a pledge of the Receivables, then delays in payments on the Certificates or (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions (which, in certain circumstances, could be substantial) in the amount of such payments could result.

         BCRC does not intend to file, and BCI has agreed that it will not cause BCRC to file, a voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law with respect to BCRC so long as BCRC is solvent and does not foresee becoming insolvent. If BCI were to become a debtor under the Bankruptcy Code, the applicable bankruptcy court might hold unenforceable or invalid BCI's agreement not to cause BCRC to file any such petition and permit BCI as creditor of BCRC (on account of the Note issued by BCRC to BCI as partial consideration for the transfer of the Receivables to BCRC and on account of the related pledge of the Variable Funding Certificate as security for the Note) to commence an involuntary petition against BCRC.

         If BCI or BCRC were to become a debtor in a bankruptcy case causing an Early Amortization Event to occur, then, pursuant to the Pooling and Servicing Agreement and the Receivables Purchase Agreement, new Receivables would no longer be transferred to BCRC by BCI and, pursuant to the Pooling and Servicing Agreement, only collections on Receivables theretofore sold to BCRC and transferred to the Trust would be available to be applied to pay interest accruing on the Certificates and to pay the principal amount of the Certificates. Under such circumstances, the Servicer is obligated to allocate all principal collections on Receivables to the oldest principal balance first. If such allocation method were to be altered by the bankruptcy court, the rate of payment on the Certificates might be adversely affected.

         The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer will result in a Servicer Default, which Servicer Default, in turn, will result in an Early Amortization Event. If no other Servicer Default other than the commencement of such bankruptcy or similar event exists, a bankruptcy trustee of the Servicer may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of material United States federal income tax consequences relating to the purchase, ownership and disposition of the Certificates. This discussion is based on current law, which is subject to retroactive or prospective change, either of which could adversely affect the tax consequences described herein. The discussion does not address all of the tax consequences that may be relevant to a particular Certificateholder in light of its own circumstances (for example, banks, insurance companies, tax-exempt organizations and persons whose functional currency is not the U.S. dollar), and some Certificateholders may be subject to special tax rules and limitations not discussed herein. Prospective purchasers are urged to consult their own tax advisors as to the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the Certificates.

CHARACTERIZATION OF THE CERTIFICATES AND THE TRUST

         Although no transaction closely comparable to the issuance of the Certificates has been the subject of any Treasury regulation, public ruling or judicial decision, Morgan, Lewis & Bockius LLP, special U.S. tax counsel to BCRC and the Trust ("SPECIAL U.S. TAX COUNSEL") is of the opinion that, for federal income tax purposes, the Certificates will be characterized as indebtedness of BCRC secured by the Receivables, and the Trust will be treated as a mere security device. The Internal Revenue Service ("IRS") could assert that the Certificates are not indebtedness but rather are an interest in the nature of an equity interest and that the Trust is not a mere component of a security device but rather is either a partnership (between BCRC and some or all classes of Certificateholders) or a publicly traded partnership taxable as a corporation (in which BCRC owns common stock and some or all classes of Certificateholders own preferred stock).

         Because BCRC will retain the benefits of ownership and most of the risk of loss with respect to the Receivables, and the Certificateholders will be entitled only to the payment of a fixed return on their investments and the repayment of those investments (which payments and repayments will be adequately secured by the Receivables, and other collateral to be held by the Trust), Special U.S. Tax Counsel is of the opinion that the IRS would not prevail in any attempt to characterize the Certificates as other than indebtedness. Accordingly, notwithstanding that the transaction will be treated as a sale of the Receivables for regulatory and financial accounting purposes, Special U.S. Tax Counsel is of the opinion that such treatment will not apply for U.S. federal income tax purposes.

POSSIBLE CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

         If (contrary to the views expressed above) some or all classes of Certificates were characterized as interests in the nature of equity interests, then the Trust could be characterized as a partnership or a publicly traded partnership ("PTP"). If the Trust were treated as a partnership (other than a PTP taxable as a corporation), such partnership would not be subject to federal income tax. Instead, each item of income, gain, deduction and loss generated through the partnership's ownership and servicing of the Receivables would be taken into account directly in computing the taxable income of BCRC and the Certificateholders treated as partners, in accordance with their respective ownership of the interests of such partnership. The amount and timing of the items of income and deductions of the Certificateholders could differ if the Certificates were held to constitute partnership interests, rather than indebtedness of BCRC. In addition, if the Trust were treated as a partnership, income derived from the partnership by a

Certificateholder that is a pension fund or other tax-exempt entity treated as a partner may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificateholder.

POSSIBLE CHARACTERIZATION OF THE TRUST AS A CORPORATION

         If the Trust were treated in whole or in part as a partnership in which some or all of the Certificateholders were treated as partners rather than holders of indebtedness, that deemed partnership could be classified as a PTP taxable as a corporation. In that event the Trust would be subject to federal income tax at corporate rates on the taxable income that the Trust derives from the Receivables. Such tax would reduce the amounts available for distribution to the Certificateholders. Cash distributions to the Certificateholders would be treated as dividends for tax purposes to the extent of the Trust's earnings and profits (and, for corporate Certificateholders, eligible for the dividends received deduction, subject to limitations). Moreover, the amounts available for distribution to Certificateholders would be substantially diminished by the taxes imposed on the Trust.

         The remainder of this section assumes that, for U.S. federal income tax purposes, the Certificates will be characterized as indebtedness of BCRC secured by the Receivables. BCRC and the Certificateholders have agreed to treat the Certificates as indebtedness for federal income tax purposes and neither the Trustee nor BCRC will comply with the reporting requirements applicable to corporations, PTPs or partnerships.

TAXATION OF INTEREST INCOME TO CERTIFICATEHOLDERS

         General. In general, stated interest, original issue discount and market discount received or accrued on a Certificate will be ordinary income, and principal payments on a Certificate will be a return of capital to the extent of the Certificateholder's basis in the Certificate allocable to those payments. A holder of a Certificate issued with original issue discount must use the accrual method of accounting with respect to original issue discount accruing on such Certificate regardless of its regular method of accounting.

         Original Issue Discount. It is not anticipated that the Certificates will be issued with original issue discount ("OID"). However, because the failure to pay interest currently on the Certificates does not give rise to any remedy to compel payment, the IRS may take the position on the basis of Treasury regulations that all of the interest payments on the Certificates should be treated as payments of principal and the Certificates should be treated as having OID. A holder of a Certificate having OID generally must include OID in ordinary income as it accrues in advance of receipt of the cash attributable to the discount, regardless of the holder's regular method of accounting.

         The amount of OID on a Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a Certificate in a particular class is the price at which a substantial amount of the Certificates of that class are first sold to the public. The stated redemption price at maturity of a Certificate is the total of all payments on the Certificate other than "qualified stated interest" payments. A qualified stated interest payment generally is stated interest that is unconditionally payable in cash or in property at least annually at a single fixed rate, a single objective rate or one or more qualified floating rates.

         A Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions" of the OID that occur on the Certificate for each day during the Certificateholder's taxable year on which the Certificate is held. A calculation will be made of the portion of the OID that accrues on each Certificate during each "accrual period," which in general is the period corresponding to the period between Distribution Dates. The OID accruing during any accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the period. The amount of OID that accrues in each year will be computed under a constant yield method, with the consequence that a United States holder will include in gross income progressively larger amounts of OID over time.

         Market Discount. A Certificateholder who purchases a Certificate at more than a de minimis discount may be subject to the "market discount" rules of
Section 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Certificate and partial principal payments on a Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of a portion of interest deductions with respect to debt incurred to purchase or carry a Certificate that has market discount. Alternatively, a Certificateholder may elect to include market discount in income as it accrues in lieu of the tax treatment described in the two preceding sentences.

         Market Premium. A Certificateholder who purchases a Certificate at a premium price may elect to offset the premium against interest income over the remaining term of the Certificate in accordance with the provisions of Section 171 of the Code.

SALE OR EXCHANGE OF CERTIFICATES

         Upon a sale of a Certificate, a Certificateholder generally will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the Certificateholder's adjusted basis in the Certificate. The adjusted basis in the Certificate will equal its cost, increased by any OID or market discount includible in income with respect to the Certificate prior to its sale, and reduced by any principal payments previously received with respect to the Certificate and any amortized premium. Generally, gain or loss will be capital gain or loss if the Certificate was held as a capital asset, and will be long-term gain or loss if held for more than one year. Generally, capital losses may be used only to offset capital gains.

FOREIGN INVESTORS


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

         In general, a Certificateholder that is not (A) a citizen or resident of the United States, (B) a domestic partnership, (C) a domestic corporation,
(D) a domestic estate or domestic trust or (E) any other person or entity whose income in respect of a Certificate is "effectively connected" with a United States trade or business (a "NON-U.S. CERTIFICATEHOLDER") will not be subject to U.S. federal income tax on interest (including original issue discount) on a Certificate unless the non-U.S. Certificateholder is a direct or indirect 10 percent or greater shareholder of, or a controlled foreign corporation related to, BCRC. To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificateholder (the "WITHHOLDING AGENT") must have received (in the year in which a payment of interest or principal occurs, or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Certificateholder under penalties of perjury, (ii) certifies that the non-U.S. Certificateholder is not a U.S. Person and (iii) provides the name and address of the non-U.S. Certificateholder. The statement may be made on an IRS Form W-8 or substantially similar substitute form, and the non-U.S. Certificateholder must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by an IRS Form W-8 or substitute form provided by the non-U.S. Certificateholder to the organization or institution holding the Certificate on behalf of the non-U.S. Certificateholder.

         Generally, any gain or income realized by a non-U.S. Certificateholder upon retirement or disposition of a Certificate will not be subject to U.S. federal income tax, provided that (i) in the case of a Certificateholder that is an individual, such Certificateholder is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs (or satisfies a "substantial presence" test for such year) and (ii) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. Certificateholder should consult a tax adviser.

         A Certificate will not be includible in the estate of a non-U.S. Certificateholder unless the non-U.S. Certificateholder is a direct or indirect 10 percent or greater shareholder of BCRC.

         If the Certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificateholder to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificateholder would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If the Certificates were treated as stock in a corporation, distributions to a non-U.S. Certificateholder, to the extent treated as dividends, generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         Under certain circumstances interest (including OID), principal or proceeds of the sale of a Certificate may be subject to information reporting or to "backup withholding" of United States federal income tax at a 31% rate. Information reporting and backup withholding generally do not apply to corporations and certain other exempt recipients, which may be required to establish their exempt status. Backup withholding generally applies if, among other circumstances, a non-exempt United States person holding a Certificate fails to furnish that person's correct social security number or other taxpayer identification number. Information reporting and backup withholding generally do not apply to a non-United States person holding a Certificate who satisfies the applicable identification requirements.

STATE AND LOCAL TAXATION

         The discussion above does not address the tax consequences of purchase, ownership or disposition of the Certificates under any state or local tax law. Investors should consult their own tax advisers regarding state and local tax consequences.

               ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS
              REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR ESTATE TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP
                      AND DISPOSITION OF THE CERTIFICATES.

         Offered Certificates may not be acquired by or for the account of any employee benefit plan, trust or account (including an individual retirement account) that is subject to the requirements of Title I of the Employee Retirement Income Security Act of 1974 or that is described in Section 497(e)(1) of the Internal Revenue Code of 1986 (each a "Benefit Plan"), or by or for the account of any entity whose underlying assets include any Benefit Plan assets by reason of a Benefit Plan's investment in such entity. By accepting and holding any Offered Certificate, the holder thereof will be deemed to have represented and warranted that it is not a Benefit Plan, and that its acquisition and holding thereof is in compliance with the foregoing restrictions on Benefit Plan assets.

                                  UNDERWRITING

         Subject to the terms and conditions of the Underwriting Agreement among the Depositor, BCI and the underwriters named below (the "UNDERWRITERS") relating to the Certificates (the "UNDERWRITING AGREEMENT"), the Depositor has agreed to sell to the Underwriters, and each Underwriter has agreed to purchase the principal amount of Class A and Class B Certificates set forth opposite its name below.

                                              Principal Amount        Principal Amount
                                                 of Class A              of Class B
               Underwriter                      Certificates            Certificates
-------------------------------------------  -------------------    ----------------------
J.P. Morgan Securities Inc.................
[Underwriter]..............................

                                             --------------------   ----------------------

Total......................................

                                             ====================   ======================

         The Depositor has been advised that the Underwriters propose initially to offer the Certificates to the public at the offering prices set forth below. The Depositor has been advised that the Underwriters propose initially to offer the Certificates to certain dealers at such offering prices less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that the Underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:

                                              UNDERWRITING       SELLING        REALLOWANCE
CLASS OF CERTIFICATE      PRICE TO PUBLIC       DISCOUNT        CONCESSION       DISCOUNT
--------------------      ---------------       --------        ----------       --------
Class A Certificates....    %                 %                   %              %
Class B Certificates....    %                 %                   %              %

         After the initial public offering, the public offering price, such concessions and such discount may be changed.

         The Depositor has been advised by each Underwriter that it intends to make a market in the Certificates, but no Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Certificates (or any particular Class thereof) will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Certificateholders.

         Until the distribution of the Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Depositor not any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Depositor and the Trust by Morgan, Lewis & Bockius LLP, New York, New York and for the Underwriters by Orrick, Herrington & Sutcliffe LLP, Washington, D.C. Certain federal income tax matters will be passed upon for the Depositor and the Trust by Morgan, Lewis & Bockius LLP, New York, New York.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the certificates offered pursuant to this prospectus. This Prospectus, which forms part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits thereto. For further information, reference is made to the registration statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the Public Reference Facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Securities and Exchange Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the registration statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a public access site on the Internet through the World Wide Web at which site reports, proxy and information statements and other information regarding registrants, including all electronic filings, may be viewed. The Internet address of the Securities and Exchange Commission's World Wide Web site is http://www.sec.gov.

                          REPORTS TO CERTIFICATEHOLDERS

         Unless and until definitive certificates are issued, monthly and annual unaudited reports, containing information concerning the trust, which reports will be substantially based upon information provided by the Servicer, will be sent on behalf of the trust to Cede & Co., as nominee of The Depository Trust Company and registered holder of the certificates. Such reports may be available to beneficial owners of certificates in accordance with the regulations and procedures of The Depository Trust Company. See "Description of the Certificates--Reports" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The trust will file with the Securities and Exchange Commission such periodic reports with respect to the trust as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                             INDEX OF DEFINED TERMS


                                      INDEX

                                                                            Page
                                                                            ----
Accounts .................................................................... 65
Accumulation Period Commencement Date.........................................48
Accumulation Period Length....................................................86
Accumulation Shortfall........................................................87
Addition Date.................................................................59
Additional Accounts...........................................................65
Additional Cut-Off Date.......................................................59
Adjusted Invested Amount......................................................73
Adjustment Date...............................................................47
Adjustment Payment............................................................88
Amendment Number 1............................................................45
Appointment Date..............................................................60
Asset-Based Receivables.......................................................22
Automatic Addition Condition..................................................66
Available Investor Principal Collections......................................86
Available Retained Collections................................................76
Available Retained Non-Principal Collections..................................76
Available Retained Principal Collections......................................76
Available Subordinated Amount.................................................78
Bankruptcy Code..............................................................108
BCHI..........................................................................42
BCI...........................................................................19
BCI Domestic Inventory Portfolio..............................................22
BCRC..........................................................................19
Calculation Agent.............................................................47
Cede..........................................................................46
Certificate Rate..............................................................46
Certificates..................................................................21
Citibank......................................................................53
Class A Carry-Over Amount.....................................................91
Class A Certificate Rate......................................................46
Class A Certificates..........................................................21
Class A Expected Final Payment Date...........................................87
Class A Monthly Interest......................................................78
Class B Carry-Over Amount.....................................................91
Class B Certificate Rate......................................................46

Class B Certificates..........................................................21
Class B Expected Payment Date.................................................87
Class B Monthly Interest......................................................78
Closing Date..................................................................46
Collateral Security...........................................................20
Collection Account............................................................70
Controlled Accumulation Amount................................................87
Controlled Accumulation Period................................................87
Controlled Deposit Amount.....................................................87
Cooperative...................................................................52
Daily Allocation..............................................................75
Defaulted Amount..............................................................88
Defaulted Receivables.........................................................88
Deficiency Amount.............................................................77
Definitive Certificates.......................................................54
Deposit Date..................................................................76
Depositor ....................................................................19
Depository ...................................................................46
Designated Balance............................................................68
Designated Manufacturer Overconcentrations....................................80
Determination Date............................................................62
Distribution Date ............................................................81
Distribution Date Statement...................................................99
Domestic Inventory Receivables................................................22
DTC ..........................................................................46
Early Amortization Event......................................................89
Early Amortization Period.....................................................92
Eligible Account .............................................................62
Eligible Accounts ............................................................22
Eligible Deposit Account......................................................70
Eligible Institution..........................................................70
Eligible Obligor .............................................................63
Eligible Product .............................................................62
Eligible Products ............................................................44
Eligible Receivable...........................................................63
Enhancement ..................................................................20
Enhancement Provider..........................................................61
Euroclear ....................................................................52
Euroclear Operator............................................................52
Euroclear Participants........................................................52
Excess Funded Amount..........................................................71
Excess Funding Account........................................................71
Excess Principal Collections..................................................74

Excess Reserve Fund Required Amount..........................................84
Excess Retained Percentage...................................................76
Excess Servicing ............................................................83
Exchange Act ................................................................50
Floating Allocation Percentage...............................................72
Holders .....................................................................54
Incremental Subordinated Amount..............................................79
Index Maturity ..............................................................47
Indirect Participants........................................................50
Industry Overconcentrations..................................................80
Ineligible Receivable........................................................64
Initial Amorization Period...................................................50
Initial Closing Date.........................................................58
Initial Cut-Off Date.........................................................20
Initial Principal Amount.....................................................73
Initial Principal Payment Date...............................................50
Insolvency Laws .............................................................19
Interest Period .............................................................46
Invested Amount .............................................................73
Investment Proceeds..........................................................83
Investor Charge-Off..........................................................89
Investor Default Amount......................................................88
Investor Non-Principal Collections...........................................83
IRS ........................................................................110
LIBOR .......................................................................47
Liquidation Event ...........................................................92
London Business Day..........................................................47
Manufacturer Overconcentrations..............................................80
Miscellaneous Payments.......................................................73
Monthly Interest ............................................................78
Monthly Payment Rate.........................................................91
Monthly Principal ...........................................................86
Monthly Servicing Fee........................................................96
Morgan ......................................................................53
Net Receivables Rate.........................................................47
Net Servicing Fee ...........................................................96
Net Servicing Fee Rate.......................................................96
New Issuance ................................................................56
Non-Principal Collections....................................................83
non-U.S. Certificateholder..................................................113
Note .......................................................................103
Obligor Overconcentrations...................................................79

OID ..........................................................................111
Overconcentration Amount.......................................................81
Participants ..................................................................50
Participation Interest.........................................................32
Pool ..........................................................................21
Pool Available Subordinated Amount.............................................73
Pool Balance ..................................................................33
pool factor ...................................................................99
Pool Invested Amount...........................................................73
Principal Account .............................................................84
Principal Allocation Percentage................................................73
Principal Collections..........................................................86
Principal Shortfalls...........................................................74
PTP ..........................................................................110
Rating Agency Condition........................................................66
Receivables ...................................................................20
Receivables Purchase Agreement................................................102
Record Date ...................................................................49
Removal Commencement Date..................................................... 68
Removal Notice ................................................................67
Removal Termination Date.......................................................68
Removed Accounts ..............................................................67
Required Investor Percentage...................................................67
Required Pool Balance..........................................................67
Required Subordinated Amount...................................................78
Reserve Fund ..................................................................83
Reserve Fund Deposit Amount....................................................83
Reserve Fund Required Amount...................................................83
Retained Participation Amount..................................................55
Retained Percentage............................................................77
RPA Amendment Number 1........................................................102
SAU ...........................................................................88
Securities Act ................................................................56
Series ........................................................................20
Series 1991-1 Termination Date.................................................49
Series 1999-1 Available Retained Collections...................................76
Series 1999-1 Investor Allocation Percentage...................................73
Series 1999-1 Required Balance.................................................67
Series 1999-1 Supplement.......................................................66
Series Cut-Off Date............................................................66
Series Issuance Date...........................................................57
Service Transfer  .............................................................98
Servicer ......................................................................45

Servicer Default .............................................................98
Servicing Fee ................................................................96
Servicing Fee Rate............................................................96
Special U.S. Tax Counsel.....................................................110
Specified Obligors............................................................80
Subordinated Percentage.......................................................79
Supplement ...................................................................56
Supplemental Certificate......................................................58
Tax Opinion ..................................................................57
Telerate Page 3750............................................................47
Termination Date .............................................................93
Transfer Date ................................................................60
Transfer Deposit Amount.......................................................60
Trust ........................................................................19
Trustee ......................................................................45
Unallocated Principal Collections.............................................74
Underwriters ................................................................114
Underwriting Agreement.......................................................114
Variable Funding Amount.......................................................55
Variable Funding Percentage...................................................77
Withholding Agent ...........................................................113

                                                                         ANNEX I

                                  PRIOR SERIES

         The Certificates will be the fifth Series to be issued by the Trust. The table below summarizes certain of the principal characteristics of the Series 1996-1 Certificates, the Series 1997-1 Certificates and the Series 1997-2 Certificates, issued by the Trust and outstanding. "LIBOR," as used below in connection with the Series 1997-1 Certificates, shall mean the offered rates for deposits in United States dollars having a maturity of one-month determined as set forth in the Supplement relating to the Series 1997-1 Certificates and "Net Receivables Rate," as used below in connection with the Series 1997-1 Certificates shall have the meaning set forth in the Supplement relating to the Series 1997-1 Certificates.

SERIES 1996-1
Initial Principal Amount...............................................................................$100,000,000
Principal Amount as of December 31, 1998...............................................................$120,000,000
Controlled Amortization Commencement Date...............................................................[June 1999]
Class A Certificate Rate......................................................................Commercial Paper Rate
Series 1996-1 Termination Date.....................................................................December 3, 1999
Series 1996-1 Issuance Date............................................................................May 14, 1996
Series Servicing Fee Rate........................................................................................2%
Initial Available Subordinated Amount...................................................................$23,616,900

SERIES 1997-1
Initial Principal Amount...............................................................................$427,125,000
Principal Amount as of December 31, 1998...............................................................$427,125,000
Controlled Amortization Commencement Date.............................................................November 2001
Class A Interest Rate......................................................Lesser of (i) One month LIBOR plus 0.12%
                                                                                      and (ii) Net Receivables Rate
Class B Interest Rate........................Lesser of (i) one month LIBOR plus 0.33% and (ii) Net Receivables Rate
Series 1997-1 Termination Date.......................................................................April 15, 2004
Series Issuance Date...............................................................................January 23, 1997
Series Servicing Fee Rate........................................................................................2%
Initial Available Subordination Amount..................................................................$24,859,127

SERIES 1997-2
Initial Principal Amount................................................................................$50,000,000
Principal Amount as of December 31, 1998...............................................................$100,000,000
Controlled Amortization Commencement Date...........................................................[December 2000]
Class A Certificate Rate......................................................................Commercial Paper Rate
Series 1997-2 Termination Date..........................................................................May 3, 2001
Series 1997-2 Issuance Date.......................................................................December 12, 1997

Series Servicing Fee Rate........................................................................................2%
Initial Available Subordinated Amount...................................................................$__________

                                                                        ANNEX II

        RECEIVABLES IN ADDITIONAL ACCOUNTS CONVEYED TO THE TRUST BY BCRC

                                                                                                   Principal Amount
      Assignment           Date Receivables              Relevant               Number           of Receivables in
        Number           Transferred to Trust          Cut-Off Date          of Accounts        Additional Accounts
       --------          --------------------          ------------          -----------        -------------------

                            [Describe Information with Respect to Additional Accounts]


                                                                      ANNEX III

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Certificates (the "GLOBAL SECURITIES") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlements and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed certificates issues.

         Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

                               INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global

Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                            SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed certificates issues in same-day funds.

         Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last Distribution Date (or if the transfer is prior to the first Distribution Date, the Closing Date) to and excluding the settlement date, on the basis of actual days elapsed and a year of 360 days. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Distribution Date (or if the transfer is prior to the first Distribution Date, the Closing Date) to and excluding the settlement date on the basis of actual days elapsed and a year of 360 days. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original interest discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

         Exemption of U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

  The Internal Revenue Service has recently proposed new regulations that would revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these proposed regulations, interest or original issue discount paid or deemed paid to a nonresident alien would continue to be exempt from United States withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                                  $_____________


                    BOMBARDIER CREDIT RECEIVABLES CORPORATION
                 SENIOR/SUBORDINATED PASS-THROUGH CERTIFICATES,
                                  SERIES 1999-1


                            [Bombardier Capital Logo]


                    BOMBARDIER CREDIT RECEIVABLES CORPORATION
                                    DEPOSITOR

                             BOMBARDIER CAPITAL INC.
                                    SERVICER


                               -------------------

                                   PROSPECTUS

                               -------------------



J.P. MORGAN & CO.                                                  [UNDERWRITER]


         You should rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

         We are not offering these certificates in any state where the offer is not permitted.

         We represent the accuracy of the information in this prospectus only as of the dates stated on their respective covers.

         Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until _________.


                               ____________, 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Expenses in connection with the offering of the Certificates being registered hereunder, other than underwriting discounts and commissions are estimated as follows:

SEC Registration Fee................................................... $   *
Printing and Engraving................................................. $
Legal Fees and Expenses................................................ $
Trustee Fees and Expenses.............................................. $
Blue Sky Fees and Expenses............................................. $
Rating Agency Fees..................................................... $
Accounting Fees and Expenses........................................... $
Miscellaneous.......................................................... $
                                                                        --------
         Total......................................................... $
                                                                        ========

-----------------------
*  Actual

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VII of the Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits and proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent.

         Bombardier Inc. has agreed to guarantee the indemnification obligations of the Registrant with respect to each of its independent directors, subject, however, to any conditions, limitations, or defenses which the Registrant itself might have with respect to such indemnified obligations.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

         The Trust has issued two Series of asset backed certificates in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act. On May 14, 1996, the Registrant sold by private placement to an institutional investor $100,000,000 initial principal amount of Class A Certificates, Series 1996-1. On December 12, 1997, the Registrant sold by private placement to an institutional investor $50,000,000 initial principal amount of Class A Certificates, Series 1997-2.

ITEM 16. EXHIBITS.

         1.1      Form of Underwriting Agreement*
         3.1      Certificate of Incorporation of the Registrant
         3.2      Bylaws of the Registrant
         4.1      Pooling and Servicing Agreement*
         4.2      Amendment No. 1 to Pooling and Servicing Agreement*
         4.3      Form of Series 1999-1 Supplement*
         4.4      Variable Funding Supplement*
         4.5      Receivables Purchase Agreement*
         4.6      Amendment No. 1 to Receivables Purchase Agreement*
         5.1      Opinion of Morgan, Lewis & Bockius LLP as to legality of the Certificates (including consent of such firm)*
         8.1      Opinion of Morgan, Lewis & Bockius LLP as to certain U.S. tax matters (including consent of such firm)*
         23.1     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)*
         23.2     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.1)*
         24.1     Power of Attorney (included on Page II-4)

---------
*  To be filed by amendment.

ITEM 17. UNDERTAKINGS.

         A. Insofar as indemnification for liability arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         B. The undersigned registrant hereby undertakes that:

              (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

              (2) for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time and shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Colchester, State of Vermont, on the 26th day of April, 1999.

                                      BOMBARDIER CREDIT RECEIVABLES CORPORATION

                                      By /s/ George W. Calver
                                         ---------------------------------------
                                          NAME:  GEORGE W. CALVER
                                          TITLE: PRESIDENT

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George W. Calver and Andrew Baranowsky, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her own name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that each said attorney-in-fact and agent or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, on the 26th day of April, 1999.


            Signatures                                     Title
            ----------                                     -----

       /s/ George W. Calver
 -------------------------------------    President  (Principal Executive Officer)
           George W. Calver


      /s/ Andrew Baranowsky
 -------------------------------------    Treasurer (Principal Financial and Accounting
          Andrew Baranowsky               Officer)



 -------------------------------------    Director
           Pierre-Andre Roy


       /s/ R. William Crowe
-------------------------------------     Director
           R. William Crowe


       /s/ Blaine Filthaut
-------------------------------------     Director
           Blaine Filthaut



-------------------------------------     Director
          Frank C. Killackey


    /s/ Margaret L. Montgomery
-------------------------------------     Director
        Margaret L. Montgomery



-------------------------------------     Director
            Helen C. Rowan


      /s/ Donald L. Rushford
-------------------------------------     Director
          Donald L. Rushford

                                  EXHIBIT INDEX

         Exhibit        Description
         -------        -----------
         1.1            Form of Underwriting Agreement*

         3.1            Certificate of Incorporation of the Registrant

         3.2            Bylaws of the Registrant

         4.1            Pooling and Servicing Agreement*

         4.2            Amendment No. 1 to Pooling and Servicing Agreement*

         4.3            Form of Series 1999-1 Supplement*

         4.4            Variable Funding Supplement*

         4.5            Receivables Purchase Agreement*

         4.6            Amendment No. 1 to Receivables Purchase Agreement*

         5.1            Opinion of Morgan, Lewis & Bockius LLP as to legality of the Certificates (including consent of such firm)*

         8.1            Opinion of Morgan, Lewis & Bockius LLP as to certain U.S. tax matters (including consent of such firm)*

         23.1           Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)*

         23.2           Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.1)*

         24.1           Power of Attorney (included on Page II-4)

---------
*  To be filed by amendment.